Filed Pursuant to Rule 424(b)(3)

Registration No. 333-185688

SUPPLEMENT NO. 1 DATED FEBRUARY 19, 2013

To definitive proxy statement/prospectus dated February 11, 2013

To the Stockholders of eDiets.com, Inc.:

The information in this supplement supplements the definitive proxy statement/prospectus of As Seen On TV, Inc. dated February 11, 2013, which is part of the registration statement on Form S-4 concerning the proposed acquisition of eDiets.com by As Seen On TV pursuant to the terms and conditions of that certain Merger Agreement by and among As Seen On TV, eDiets and eDiets Acquisition Company, a wholly owned subsidiary of As Seen On TV. In the proposed merger, eDiets Acquisition Company will be merged with and into eDiets, so that eDiets will become a wholly owned subsidiary of our company, and eDiets stockholders, except those who properly exercise dissenters’ rights under Delaware law, will become stockholders of As Seen On TV.

On February 19, 2013, As Seen On TV restated is unaudited financial statements at September 30, 2012, and for the three and six months then ended September 30, 2012 to correct the date on which a series of common stock purchase warrants ceased to be recognized as a liability, with no further requirement to record related charges of fair value. This revaluation resulted in certain “non cash” accounting adjustments to As Seen On TV’s unaudited financial statements for the period ended September 30, 2012. No other periods were impacted by this change. The effect of the warrant revaluation on the As Seen On TV condensed consolidated balance sheet at September 30, 2012 (unaudited) resulted in a (i) $5,639,957 decrease in warrant liability from $21,227,942 to $15,587,985, (ii) $6,386,307 increase in additional paid-in capital to from $1,396,146 to $7,782,453, (iii) $746,350 increase in accumulated deficit from $15,083,561 to $15,829,911, and (iv) $5,639,957 increase in total stockholders’ equity (deficiency) from ($13,684,178) to ($8,044,221). The effect of the warrant revaluation on the As Seen On TV condensed consolidated statement of operations (unaudited) resulted in a (i) $746,350 reduction in net income from $12,931,025 to $12,184,675 for the three month period ended September 30, 2012 and from $2,185,047 to $1,438,697 for the six month period ended September 30, 2012, (ii) reduction in income per common share of $0.02 per share for basic earnings per share and $0.04 per share for diluted earnings per share in the three month period ended September 30, 2012 from $0.40 per share to $0.38 per share and $0.37 per share to $0.33 per share, respectively, and (iii) reduction in income per common share of $0.03 per share for basic earnings per share and $0.04 per share for diluted earnings per share in six month period ended September 30, 2012 from $0.07 per share to $0.04 per share and $0.06 per share to $0.02 per share, respectively. These restatements also resulted in related changes to the As Seen On TV condensed consolidated statement of stockholders’ equity/(deficiency) (unaudited) for the six month period ended September 30, 2012 reflecting a change in fair value of warrants of $746,350 from ($5,429,786) to ($4,683,436) and consolidated statement of cash flows (unaudited) for the six month ended September 30, 2012 reflecting a reclassification of warrant liability of $6,386,307.

This supplement amends certain historical and proforma financial and other information of As See On TV as it pertains to the three and six month period ended September 30, 2012 in the definitive proxy statement/prospectus including:

•	references to accumulated deficit and working capital on pages 5, 14 and 19,
•	Summary Consolidated Financial Data on page 10,
•	Equivalent and Comparative Per Share Information on page 11,
•

unaudited pro forma condensed combined balance sheet information as of September 30, 2012 and unaudited proforma condensed combined statement of operations for the six months ended September 30, 2012 commencing on page 57,

•	discussion of “Other Income and Expenses” for As Seen On TV on page 85, and
•	initial paragraph under “Liquidity and Capital Resources” for As Seen On TV on page 88.

In addition, the unaudited interim financial statements and accompanying notes of As Seen On TV and related management discussion and analysis for the period ended September 30, 2012 have been restated in their entirety as provided under the Quarterly Report on Form 10-Q/A for the period ended September 30, 2012 included with this supplement. This supplement also includes the unaudited interim financial statements and accompanying notes of As Seen On TV for the period ended December 31, 2012 as provided under the Quarterly Report on Form 10-Q for the period ended December 31, 2012 included with this supplement. This supplement should be read in conjunction with the definitive proxy statement/prospectus. To the extent information in this supplement differs from, updates or conflicts with information contained in the definitive proxy statement/prospectus, the information in this supplement is more current information. All terms not otherwise defined herein shall have the same meaning as in the definitive proxy statement/prospectus. This supplement and the information contained herein are available electronically by accessing the SEC’s home page on the Internet at http://www.sec.gov.

If you have already returned a validly executed proxy card, your votes will be recorded unless you submit a subsequent proxy or otherwise revoke your prior proxy prior to the special meeting. If your shares are held in “street name” you may revoke any prior vote or proxy by following the voting procedures provided to you by your bank or broker.

NEITHER THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE AS SEEN ON TV COMMON STOCK TO BE ISSUED IN THE MERGER OR DETERMINED IF THIS SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of the definitive proxy statement/prospectus was February 11, 2013

The date of this supplement is February 19, 2013

TABLE OF CONTENTS

Supplements and Revisions to Prospectus/Proxy Statement	1
Form 10Q Quarterly Report for the quarterly period ended December 31, 2012	12
Form 10-Q/A Quarterly Report for the quarterly period ended September 30, 2012	54

Accumulated deficit and working capital (pages 5, 14 and 19)

As set forth in the revised 10-Q/A which is attached to this supplement, a result of the restatement, disclosure of As Seen On TV’s accumulated deficit and working capital at September 30, 2012 was revised as follows:

The following sentence replaces the seventh sentence in the second paragraph on page 5 under Summary – The Companies – As Seen On TV, Inc.

At September 30, 2012, it had an accumulated deficit of approximately $15,830,000.

The following sentence replaces the second sentence on page 14 under Risk Factors – Risks Related to the Merger – The combined company will not be able to continue operating without additional financings.

As Seen On TV has been operating at a loss since inception and for the nine months ended September 30, 2012, it avoided a net loss due to the revaluation of its outstanding warrants, had an accumulated deficit of approximately $15,830,000 and a cash balance of $992,000.

The following sentence replaces the second sentence on page 19 under Risk Factors - Risks Related to As Seen On TV’s Business – As Seen On TV may never achieve or sustain profitability.

From inception, As Seen On TV has operated at a loss and at September 30, 2012, it had an accumulated deficit of approximately $15,830,000.

The following sentence replaces the first sentence on page 19 under Risk Factors – Risks Related to As Seen On TV’s Business - As Seen On TV has operated at a loss since inception and it cannot anticipate with any degree of certainty what its revenues will be in future periods.

At September 30, 2012, As Seen On TV had a cash balance of approximately $992,000, a working capital deficit of $11,014,108 and an accumulated deficit of approximately $15,830,000.

Summary Consolidated Financial Data of As Seen On TV (page 10)

As set forth in the revised 10-Q/A which is attached to this supplement, As Seen On TV’s Summary Consolidated Financial Data for the six months ended September 30, 2012 was revised as a result of the restatement. The following discussion replaces the discussion which appeared on page 10 of the definitive proxy statement/prospectus. The restatement did not result in any change of the balance sheet data at September 30, 2012 or March 31, 2012 as previously presented.

The following tables set forth summary consolidated financial information of As Seen On TV. The summary statement of operations data for the six month periods ended September 30, 2012 and September 30, 2011, and the selected balance sheet data as of September 30, 2012 have been derived from As Seen On TV’s unaudited consolidated financial statements appearing later in this proxy statement/prospectus. In the opinion of As Seen On TV’s management, all adjustments considered necessary for a fair presentation of the interim financial information have been included. The following information should be read together with As Seen On TV’s consolidated financial statements, the notes related thereto and management’s related reports on As Seen On TVs financial condition and performance appear later in this proxy statement/prospectus. The operating results for the six months ended September 30, 2012 are not necessarily indicative of the results to be expected in any future period.

(In thousands, except per share data)

	Six Months Ended September 30,
	2012 (restated)	2011
	(unaudited)
Statement of operations data
Total revenue	$1,038	$744
Net income (loss)(1)	$1,439	$(12,446)
Basic income(loss) per common share (1)	$0.04	$(1.08)
Diluted income (loss) per common share (1)	$0.02	$(1.08)
Cash dividends declared per common share	$—	$—

————————

(1)

Significant fluctuations in net income or loss were recorded commencing in the year ended March 31, 2011, resulting from the recording of the revaluation of outstanding warrants which are carried as a liability and are marked-to-market each reporting period.

	September 30, 2012	March 31, 2012
	(unaudited)
Balance sheet data
Total assets	$9,743	$9,786
Long term obligations	$40	$—

Equivalent and Comparative Per Share Information (page 11)

As set forth in the revised 10-Q/A which is attached to this supplement, the Equivalent and Comparative Per Share Information as of and for the six months ended September 30, 2012 was revised as a result of the restatement. The following discussion replaces the discussion which appeared on page 11 of the definitive proxy statement/prospectus. The restatement did not result in any change of the Equivalent and Comparative Per Share Information as of and for the year ended March 31, 2012 as previously presented.

The following tables set forth selected per share information on a historical and pro forma combined basis for As Seen On TV common stock for the six months ended September 30, 2012 and for eDiets common stock for the six months ended September 30, 2012. The information in the table is unaudited. You should read the table below together with the historical consolidated financial statements and the related notes of As Seen On TV and eDiets contained elsewhere in this proxy statement/prospectus.

The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions (including preliminary allocations of the eDiets purchase price to the tangible and intangible assets acquired from eDiets), does not reflect the impact of possible revenue enhancements or expense efficiencies, among other factors, that could result as a consequence of the merger, and accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had the companies been combined during these periods.

	As Seen On TV Historical (restated)	eDiets Historical	Pro Forma Combined
As of and for the six month period ended September 30, 2012
Basic net income (loss) per share from continuing operations	$0.04	$(0.13)	$(0.01)
Diluted net income (loss) per share from continuing operations	$0.02	$(0.13)	$(0.01)
Cash dividends declared per common share	$—	$—	$—

As of and for the year ended March 31, 2012
Basic net income (loss) per share from continuing operations	$(0.40)	$(0.34)	$(0.32)
Diluted net income (loss) per share from continuing operations	$(0.40)	$(0.34)	(0.32)
Cash dividends declared per common share	$—	$—	$—

Unaudited Pro Forma Condensed Combined Financial Information (commencing page 57)

The Unaudited Pro Forma Condensed Combined Balance Sheet at September 30, 2012 and the Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended September 30, 2012 was revised as a result of the restatement. The following discussion replaces the discussion which appeared commencing on page 57 of the definitive proxy statement/prospectus. The restatement did not result in any change of the Unaudited Pro forma Condensed Combined Statement of Operations for the twelve months ended March 31, 2012 or the Notes to Unaudited Pro Forma Condensed Combined Financial Statements, both as previously presented.

The accompanying unaudited pro forma condensed combined financial statements present financial information from the As Seen On TV and eDiets unaudited pro forma condensed combined statements of operations for the years ended March 31, 2012 for As Seen On TV and December 31, 2011 for eDiets (giving effect to the discontinued operations) and for the six months ended September 30, 2012 for As Seen On TV and eDiets. For eDiets the six month period data was derived from their unaudited financial records. The unaudited pro forma condensed combined balance sheets as of September 30, 2012, are based on the historical balance sheets of As Seen On TV and eDiets as of that date. The unaudited pro forma condensed combined statements of operations are presented as if the merger had occurred on April 1, 2011. The unaudited pro forma condensed combined balance sheets give effect to the transaction as if it occurred on September 30, 2012.

The unaudited pro forma condensed combined financial information is based on estimates and assumptions, which are preliminary and subject to change, as set forth in the notes to such statements and which are provided for informational purposes only. The unaudited pro forma condensed combined financial information is not necessarily indicative of the financial position or operating results that would have been achieved had the merger been consummated as of the dates indicated, nor is it necessarily indicative of future financial position or operating results. This information should be read in conjunction with the historical financial statements and related notes of As Seen On TV and eDiets included in this proxy statement/prospectus.

We anticipate that the Merger will provide the combined company with financial benefits that may include increased revenues due to departmental synergies, cost savings on business expenses including but not limited to product marketing, insurance expenses, salaries, benefits, professional fees as well as other general and administrative costs. The pro forma information, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the benefits of increased revenues due to departmental synergies, cost savings on business expenses including but not limited to product marketing, insurance expenses, salaries, benefits, professional fees as well as other general and administrative costs and, accordingly, does not attempt to predict or suggest future results. It also does not necessarily reflect what the historical results of the combined company would have been had the companies been combined during these periods.

The actual amounts recorded as of the completion of the merger may differ materially from the information presented in these unaudited pro forma condensed consolidated financial statements as a result of:

•	changes in the trading price for As Seen On TV’s common stock;
•	net cash used or generated in eDiets’ operations between the signing of the Merger Agreement and completion of the merger;

•	other changes in eDiets’ net assets that occur prior to the completion of the merger, which could cause material changes in the information presented below; and
•	changes in the financial results of the combined company.

The unaudited pro forma combined condensed consolidated financial statements are provided for informational purposes only. The unaudited pro forma combined condensed consolidated financial statements are not necessarily, and should not be assumed to be, an indication of the results that would have been achieved had the merger been completed as of the dates indicated or that may be achieved in the future. The preparation of the unaudited pro forma combined condensed consolidated financial statements and related adjustments required management to make certain assumptions and estimates. The unaudited pro forma combined condensed consolidated financial statements should be read together with:

•	the accompanying notes to unaudited pro forma consolidated financial information;
•	the audited consolidated financial statements of As Seen On TV for the year ended March 31, 2012 and the notes relating thereto;
•	the unaudited consolidated financial statements of As Seen On TV as of and for the six months ended September 30, 2012 (restated) and the notes relating thereto;
•	the audited consolidated financial statements of eDiets for the year ended December 31, 2011 and the notes relating thereto;
•	the unaudited consolidated financial statements of eDiets as of and for the nine months ended September 30, 2012 and the notes relating thereto; and
•

other information pertaining to As Seen On TV and eDiets contained in or incorporated by reference into this document. See “Selected Historical Financial Data of As Seen On TV” and “Selected Historical Financial Data of eDiets.”

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

	Historical - September 30, 2012		Pro Forma
	As Seen On TV (restated)	eDiets	Adjustments		Combined
ASSETS
Current Assets:
Cash and cash equivalents	$992,000	$183,000	$(386,000)	(D)	$789,000
Restricted cash – current	—	544,000	—		544,000
Accounts receivable, net	737,000	24,000	—		761,000
Advances on inventory purchases	667,000	—	—		667,000
Inventories	3,081,000	56,000	—		3,137,000
Note receivable	500,000	—	(500,000)	(B)	—
Debt issuance costs	153,000	—	—		153,000
Prepaid expenses and other current assets	603,000	295,000	(93,000)	(B)(D)	805,000
Total current assets	6,733,000	1,102,000	(979,000)		6,856,000

Restricted cash – non current	—	450,000	—		450,000
Certificate of deposit - non current	51,000	—	—		51,000
Property, plant and equipment, net	118,000	164,000	—		282,000
Intangible assets, net and goodwill	2,839,000	2,000	19,190,000	(A)	22,031,000
Other assets	2,000	49,000	—		51,000
Total Assets	$9,743,000	$1,767,000	$18,211,000		$29,721,000

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Current Liabilities:
Accounts payable	$859,000	$2,252,000	—		$3,111,000
Deferred revenue	4,000	203,000	—		207,000
Accrued registration rights penalty	156,000	—	—		156,000
Accrued expenses and other current liabilities	430,000	917,000	(49,000)	(B)(E)	1,298,000
Current portion of capital lease obligations	—	6,000	—		6,000
Related party debt - current portion	—	1,500,000	(1,100,000)	(B)(E)	400,000
Notes Payable - current portion	710,000	148,000	—		858,000
Warrant liability	15,588,000	—	—		15,588,000
Total current liabilities	17,747,000	5,026,000	(1,149,000)		21,624,000

Other liabilities - non current	40,000	204,000	—		244,000
Total liabilities	17,787,000	5,230,000	(1,149,000)		21,868,000

Commitments and contingencies

Stockholders' equity (deficiency):
Preferred stock, $.0001 par value	—	—	—		—
Common stock, $.0001 par value	3,000	14,000	(12,000)	(G)	5,000
Additional paid-in capital	7,783,000	106,796,000	(90,159,000)	(G)	24,420,000
Accumulated deficit	(15,830,000)	(110,283,000)	109,541,000	(G)	(16,572,000)
Accumulated other comprehensive income		10,000	(10,000)	(G)	—
Total stockholders' deficiency	(8,044,000)	(3,463,000)	19,360,000		7,853,000

Total liabilities and stockholders' deficiency	$9,743,000	$1,767,000	$18,211,000		$29,721,000

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	For the Twelve Months Ended March 31, 2012 (1)
	Historical		Pro Forma
	As Seen On TV	eDiets	Adjustments		Combined

Revenues	$8,165,000	$20,969,000	—		$29,134,000
Cost of revenues	6,270,000	10,477,000	—		16,747,000
Gross profit	1,895,000	10,492,000	—		12,387,000

Operating expenses:
Selling and marketing expenses	3,518,000	10,509,000	—		14,027,000
General and administrative expenses	4,970,000	4,679,000	—		9,649,000
Loss from operations	(6,593,000)	(4,696,000)	—		(11,289,000)

Other (income) expense:
Warrant revaluation	(5,452,000)	—	—		(5,452,000)
Loss on extinguishment of debt	2,950,000	—	—		2,950,000
Revaluation of derivative liability	(209,000)	—	—		(209,000)
Other (income) expense	(10,000)	—	—		(10,000)
Interest expense	4,182,000	53,000	(30,000)	(E)	4,205,000
Interest expense - related party	23,000	—	—		23,000
	1,484,000	53,000	(30,000)		1,507,000

Loss from continuing operations before income taxes	(8,077,000)	(4,749,000)	30,000		(12,796,000)
Benefit (provision) for income taxes		4,000	—		4,000

Loss from continuing operations	$(8,077,000)	$(4,745,000)	$30,000		$(12,792,000)

Loss per common share - basic and diluted	$(0.40)	$(0.34)	$0.00		$(0.32)

Weighted-average number of common shares outstanding:
Basic and diluted	20,240,000	12,886,000	19,739,000		39,979,000

————————

(1)	Derived from the As Seen On TV's audited Annual Report on Form 10-K for the year ended March 31, 2012 and from eDiets’ audited Annual Report on Form 10-K for the year ended December 31, 2011.

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

	For the Six Months Ended September 30, 2012 (2)
	Historical		Pro Forma
	As Seen On TV (Restated)	eDiets	Adjustments		Combined

Revenues	$1,038,000	$8,877,000	—		$9,915,000
Cost of revenues	1,033,000	4,519,000	—		5,552,000
Gross profit	5,000	4,358,000	—		4,363,000

Operating expenses:
Selling and marketing expenses	200,000	3,758,000	—		3,958,000
General and administrative expenses	2,266,000	2,371,000	89,000	(D)	4,726,000
Loss from operations	(2,461,000)	(1,771,000)	(89,000)		(4,321,000)

Other (income) expense:
Warrant revaluation	(4,683,000)	—	—		(4,683,000)
Other (income) expense	(4,000)	—	4,000	(B)	—
Interest expense	787,000	30,000	(4,000)	(B)	813,000
	(3,900,000)	30,000	—		(3,870,000)

Income (loss) from continuing operations before income taxes	1,439,000	(1,801,000)	(89,000)		(451,000)
Benefit (provision) for income taxes	—	—	—		—
Income (loss) from continuing operations	$1,439,000	$(1,801,000)	$(89,000)		$(451,000)

Income (loss) per common share:
Basic	$0.04	$(0.13)	$0.00		$(0.01)
Diluted	$0.02	$(0.13)	$0.00		$(0.01)

Weighted-average number of common shares outstanding:
Basic	32,191,549	14,311,000	19,739,000		52,110,000
Diluted	34,419,919	14,311,000	19,739,000		54,613,000

————————

(2)	Derived from As Seen On TV's unaudited (and restated) Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2012 and from eDiets’ unaudited financial records ended September 30, 2012.

The accompanying notes are an integral part of these unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Purchase Accounting Estimates

The purchase price allocation is preliminary and is based upon a preliminary estimated valuation of tangible and intangible assets acquired and liabilities assumed. The purchase price allocation included within these unaudited pro forma condensed combined financial statements is based upon a preliminary purchase price of approximately $17,544,000, estimated as follows:

Issuance of As Seen On TV common stock to eDiets stockholders (19,077,252 shares at an estimated $0.76 per share)	$14,500,000
Note advance to eDiets	500,000
Fair value of As Seen On TV options to purchase 3,265,000 common shares in exchange for 2,577,000 eDiets options	202,000
Fair value of As Seen On TV warrants to purchase 911,000 common shares in exchange for 719,000 eDiets warrants	523,000
$15,725,000

For pro forma purposes, the stock prices for both As Seen On TV, $0.76 and eDiets, $0.33, on October 31, 2012, the date of the Agreement and Plan of Merger, were used to determine fair value. Any fluctuation in the price of As Seen On TV’s common stock will impact the value of the purchase price. The actual values to be recorded in the transaction will be based on the price of As Seen On TV's common stock on the transaction closing date.

For the purpose of the unaudited pro forma condensed combined financial statements, we have presumed an exchange ratio for the merger of 1.2667 shares of As Seen On TV common stock for each share of eDiets common stock based upon the terms of the Agreement and Plan of Merger dated October 31, 2012. The ratio also presumed the issuance of approximately 750,000 shares of eDiets common shares being issued in connection with a consulting fee arrangement related to the merger transaction.

The merger also provides eDiets option and warrant holders the right to receive options and warrants of As Seen On TV in exchange for their options and warrants to acquire eDiets common stock. For the purposes of the unaudited pro forma condensed combined financial statements, we have assumed the same exchange ratio as with exchange of common shares with a proportionate reduction in exercise prices.

The purchase price of eDiets will be approximately $15,725,000 in aggregate consideration. The purchase price will be allocated to tangible and intangible assets and liabilities based on an estimate of the fair value of assets acquired and liabilities assumed. The significant intangible assets likely to be recognized in the valuation are product technologies, internally developed software, customer relationships and trade names. The estimated useful lives that these assets, once determined, will be amortized utilizing the straight line method over their estimated economic life. If it were to be determined that the entire $19,190,000 are definite lived intangible assets with a 10 year economic life, the amortization would be $1,919,000 per year. The following allocation of the aggregate fair value is preliminary and subject to adjustment based on the final determination of the total purchase price and the fair value of the assets acquired and liabilities assumed.

September 30, 2012
Current assets	$1,102,000
Property, plant and equipment	164,000
Other assets	499,000
Current liabilities	(5,026,000)
Long-term liabilities	(204,000)
Net tangible assets acquired	(3,465,000)
Intangible assets including goodwill	19,190,000
Total estimated consideration	$15,725,000

The final purchase price and purchase price allocation could change significantly upon the completion of a detailed fair value study at the closing date of the merger transaction.

Note 2. Summary of Adjustments

Adjustments included in the unaudited pro forma condensed combined balance sheets and unaudited pro forma condensed combined statements of operations are summarized as follows:

(A)	To record the estimated intangible assets acquired and to eliminate eDiets historical intangible assets. See Note 1. Purchase Accounting Estimates.

(B)	To reflect the forgiveness of a $500,000 12% note payable to As Seen On TV by eDiets upon completion of the merger transaction and reversal of the related interest income and expense of $4,000.

(C)

To eliminate eDiets’ historical equity accounts and to reflect the issuance of 19,077,252 shares of As Seen On TV's $0.0001 par value common stock with an estimated fair value of $14,500,000 in exchange for all common stock of eDiets, including an adjustment to additional paid-in capital to reflect the estimated fair value of options and warrants to acquire As Seen On TV common stock to be issued by As Seen On TV in the merger transaction.

	Common Stock	Additional Paid-In Capital
Issuance of As Seen On TV common stock	$2,000	$14,498,000
Note advance to eDiets	—	500,000
Fair value of As Seen On TV options	—	202,000
Fair value of As Seen On TV warrants	—	523,000
	$2,000	$15,723,000

(D)	To reflect estimated costs of the merger transaction as follows:

	As Seen On TV	eDiets	Total
Professional fees including legal and accounting	$100,000	$185,000	$285,000
Consulting fees	—	268,000	268,000
Fairness opinions	60,000	75,000	135,000
Printing and other	25,000	10,000	35,000
	$185,000	$538,000	$723,000

Note: The estimated costs of the merger transaction have been reflected in the pro forma Accumulated Deficit in the pro forma condensed combined balance sheet at September 30, 2012, but not reflected in the pro forma statements of operations as the amounts are nonrecurring and will be included in operations with 12 months following the closing of the merger transaction. Total includes $89,000 paid by eDiets prior to September 30, 2012, $248,000 in fair value of eDiets stock paid in a consulting fee and $386,000 to be paid in cash by both As Seen On TV and eDiets.

(E)

Reflects conversion of $600,000 in eDiets related party notes payable, including accrued interest of $45,000, a provision of the merger transaction, into Units of As Seen On TV. Also reflects reduction in interest expense for the year ended March 31, 2012 of $30,000. The notes convert into 857,000 shares of As Seen On TV common stock and warrants to purchase 429,000 common shares exercisable at $0.80 per share.

(F)	Reflects $64,000 in expense related to accelerated vesting of options for departing eDiets directors at September 30, 2012.

(G)	A summary of pro forma adjustments to stockholders’ equity (deficiency) made to the pro forma condensed combined balance sheets is as follows:

	Common Stock		Additional paid-in capital		Accumulated Deficit		Accumulated other Comprehensive Income

Elimination of eDiets’ historical accounts	$(14,000)	(A)	$(106,796,00)	(A)	$110,283,000	(A)	$(10,000)	(A)
Issuance of As Seen On TV common stock	2,000	(C)	14,498,000	(C)	—		—
Fair value of options and warrants	—		727,000	(C)	—		—
Note advance to eDiets	—		500,000	(C)	—		—
eDiets related party notes	—		600,000	(E)	—		—
Common stock issued to consultant	—		248,000	(D)	—		—
Merger transaction costs	—		—		(723,000)	(D)	—
Acceleration of eDiets options	—		64,000	(F)	(64,000)	(F)	—
Interest on related party note converted	—		—		45,000	(E)	—
	$(12,000)		$(90,159,000)		$109,541,000		$(10,000)

(H)

The pro forma adjustments do not include any related income tax effects as As Seen On TV provided a full valuation allowance on its deferred tax assets. In addition, as eDiets is tendering all of its common stock, the use of eDiets net operating loss carryforwards are expected to be limited under Section 382 of the Internal Revenue Code. Additionally, the pro forma adjustments do not include fair value adjustments related to the net tangible assets acquired as eDiets net assets approximate fair value.

The pro forma adjustments do not include any deferred tax liabilities due to the step-up of the intangibles to fair value from eDiets since eDiets has sufficient deferred tax assets to offset against such liabilities.

If, as a result of this transaction, it is determined that As Seen On TV underwent an ownership change as defined in Section 382 of the Internal Revenue Code, the use of its net operating loss and credit carryforwards may be further limited.

As Seen On TV Results of Operations for the Three Month and Six Month Periods Ended September 30, 2012 as Compared to the Three Month and six Month Periods Ended September 30, 2011

Other Income and Expenses (page 85)

As set forth in the revised 10-Q/A which is attached to this supplement, As Seen On TV’s “Other Income/Expenses” was revised as a result of the restatement. The following discussion replaces the discussion which appeared on page 86 of the definitive proxy statement/prospectus.

Other income for the quarter and six month periods ending September 30, 2012, totaled $13,226,142 and $3,899,843, respectively, compared to expense recognized of $11,237,772 and $10,702,382 for the comparable periods of the preceding year. The largest single component contributing to all these amounts was the income or expense recognized on the periodic revaluation of the fair value of financing related warrants outstanding at the end of each period that, based on their provisions, are carried as liabilities on As Seen On TV’s records. For the three month and six month periods ending September 30, 2012, it recognized income on periodic warrant revaluations of $14,012,087 and $4,683,436, respectively. These income amounts compare to expense recognized for comparable periods of the preceding year of $6,089,324 and $5,565,771, respectively. These periodic revaluations can, and most likely will, continue to result in significant, non cash, income or expense being recognized at the end of any given period depending on fluctuations in the market value of its stock on each remeasurement date.

Liquidity and Capital Resources (page 88)

As set forth in the revised 10-Q/A which is attached to this supplement, As Seen On TV’s “Liquidity and Capital Resources” was revised as a result of the restatement. The following discussion replaces the discussion which appeared on page 89 of the definitive proxy statement/prospectus.

As of September 30, 2012, As Seen On TV had approximately $992,000 in cash and cash equivalents. The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate continuation as a going concern. As Seen On TV has sustained substantial operational losses since its inception, and such operational losses have continued through September 30, 2012 and have financed its operations primarily through the issuance of shares of its common stock and the issuance of convertible notes. At September 30, 2012, it had an accumulated deficit of approximately $15,830,000. As Seen On TV cannot predict how long it will continue to incur further losses or whether it will ever become profitable which is dependent upon the frequency and success of new and existing products. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty. Management believes As Seen On TV has sufficient cash resources to sustain operations through at least February 2014.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

———————

FORM 10-Q

———————

☑ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934
For the quarterly period ended: December 31, 2012
Or

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934
For the transition period from: _____________ to _____________

Commission File Number: 000-53539

———————

As Seen On TV, Inc.

(Exact name of registrant as specified in its charter)

———————

Florida	80-149096
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

14044 Icot Boulevard, Clearwater, Florida 33760

(Address of Principal Executive Office) (Zip Code)

(727) 288-2738

(Registrant’s telephone number, including area code)

———————

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the

Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was

required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.			☑	Yes	☐	No

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).

			☑	Yes	☐	No

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer	☐		Accelerated filer		☐
Non-accelerated filer	☐	(Do not check if a smaller	Smaller reporting company		☑
reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).
			☐	Yes	☑	No

Indicate the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date.

Class			Shares Outstanding as of February 19, 2013
Common Stock, $0.0001 Par Value Per Share			51,216,142

As Seen On TV, Inc. and Subsidiaries

TABLE OF CONTENTS

Page
Number

PART I. FINANCIAL INFORMATION

Item 1. Financial Statements	14

Condensed Consolidated Balance Sheets as of December 31, 2012 (Unaudited) and
March 31, 2012	14

Condensed Consolidated Statements of Operations (Unaudited) for the three and nine month
periods ending December 31, 2012 and December 31, 2011	15

Condensed Consolidated Statement of Stockholders' Equity/(Deficiency) (Unaudited) for
the period April 1, 2012 to December 31, 2012	16

Condensed Consolidated Statements of Cash Flows (Unaudited) for the nine month periods
ending December 31, 2012 and December 31, 2011	17

Notes to Condensed Consolidated Financial Statements (Unaudited)	19

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations	41

Item 3. Quantitative and Qualitative Disclosures About Market Risk	48

Item 4. Controls And Procedures	49

PART II. OTHER FINANCIAL INFORMATION

Item 1. Legal Proceedings.	50

Item 1A. Risk Factors	50

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds	50

Item 3. Defaults Upon Senior Securities	50

Item 4. Mine Safety Disclosure	50

Item 5. Other Information	50

Item 6. Exhibits	50

Signatures	53

PART I. FINANCIAL INFORMATION

ITEM 1.	FINANCIAL STATEMENTS

AS SEEN ON TV, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31, 2012	March 31, 2012
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$4,162,068	$4,683,186
Accounts receivable, net	3,434,267	2,055,162
Interest Receivable	35,500	—
Advances on inventory purchases	336,322	304,702
Inventories	2,444,449	1,561,314
Note receivable	2,000,000	—
Prepaid expenses and other current assets	669,898	262,163
Total current assets	13,082,504	8,866,527

Certificate of deposit – non current	50,382	50,000
Property, plant and equipment, net	105,437	140,000
Intangible assets	2,839,216	—
Deposit on asset acquisition	—	729,450
Other non-current assets	2,185	—
Total Assets	$16,079,724	$9,785,977

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Current Liabilities:
Accounts payable	$1,072,345	$433,591
Deferred revenue	6,000	33,750
Accrued registration rights penalty	156,000	156,000
Accrued expenses and other current liabilities	787,334	601,695
Notes payable – current portion	66,436	28,737
Warrant liability	34,232,702	25,797,615
Total current liabilities	36,320,817	27,051,388

Other liabilities – non current	40,000	—

Total liabilities	36,360,817	27,051,388

Commitments and contingencies

Stockholders' equity (deficiency):
Preferred stock, $.0001 par value; 10,000,000 shares authorized; no shares issued and outstanding at December 31, 2012 and March 31, 2012, respectively.	—	—
Common stock, $.0001 par value; 750,000,000 shares authorized and 50,806,385 and 31,970,784 issued and outstanding at December 31, 2012 and March 31, 2012, respectively.	5,081	3,197
Additional paid-in capital	10,687,327	—
Accumulated deficit	(30,973,501)	(17,268,608)
Total stockholders' equity (deficiency)	(20,281,093)	(17,265,411)

Total liabilities and stockholders' equity (deficiency)	$16,079,724	$9,785,977

See accompanying notes to condensed consolidated financial statements

AS SEEN ON TV, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended December 31,		Nine Months Ended December 31,
	2012	2011	2012	2011

Revenues	$5,834,246	$2,606,034	$6,872,201	$3,350,417
Cost of revenues	2,787,711	1,409,310	3,821,018	1,917,947
Gross profit	3,046,535	1,196,724	3,051,183	1,432,470

Operating expenses:
Selling and marketing expenses	2,334,379	1,762,583	2,534,239	1,941,886
General and administrative expenses	1,618,976	1,367,264	3,884,910	3,167,795
Loss from operations	(906,820)	(1,933,123)	(3,367,966)	(3,677,211)

Other (income) expense:
Warrant revaluation	13,473,948	(5,977,192)	8,790,512	(411,421)
Loss of extinguishment of debt	—	—	—	2,950,513
Revaluation of derivative liability	—	—	—	(209,351)
Other (income) expense	(36,450)	(8,039)	(40,084)	(9,465)
Interest expense	799,272	1,806,014	1,586,499	4,180,688
Interest expense - related party	—	1,070	—	23,271
	14,236,770	(4,178,147)	10,336,927	6,524,235

Income (loss) before income taxes	(15,143,590)	2,245,024	(13,704,893)	(10,201,446)

Provision for income taxes	—	—	—	—

Net income (loss)	$(15,143,590)	$2,245,024	$(13,704,893)	$(10,201,446)

Income /(loss) per common share
Basic	$(0.38)	$0.09	$(0.39)	$(0.62)
Diluted	$(0.38)	$0.08	$(0.39)	$(0.62)

Weighted-average number of common shares outstanding:
Basic	39,806,991	26,179,515	34,739,260	16,358,756
Diluted	39,806,991	28,707,965	34,739,260	16,358,756

See accompanying notes to condensed consolidated financial statements

AS SEEN ON TV, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY/(DEFICIENCY)

FOR THE NINE MONTHS ENDED DECEMBER 31, 2012

(UNAUDITED)

	Common Shares, $.0001 Par Value Per Share		Additional Paid-In Capital	Accumulated Deficit	Total
	Shares Issued	Amount

Balance April 1, 2012	31,970,784	$3,197	$—	$(17,268,608)	$(17,265,411)

Share based compensation			309,675		309,675

Common stock issued in Unit offering net of offering costs of $885,611	10,410,285	1,041	6,400,548		6,401,589

Placement Agent consideration for Unit Offering	100,000	10	(10)		—

Common shares issued on conversion of notes payable in Unit offering	2,190,140	219	1,302,914		1,303,133

Warrants issued in Unit Offering			(5,170,768)		(5,170,768)

Shares issued under repricing agreement	5,735,176	574	(574)		—

Common shares issued for services	150,000	15	292,481		292,496

Reclassification of warrant liability			6,386,307		6,386,307

Warrants issued for services			134,367		134,367

Common shares issued for asset acquisition	250,000	25	257,475		257,500

Warrants issued for asset acquisition, including warrant modification			241,880		241,880

Beneficial conversion feature on notes payable			533,032		533,032

Net loss				(13,704,893)	(13,704,893)

Balance December 31, 2012	50,806,385	$5,081	$10,687,327	$(30,973,501)	$(20,281,093)

See accompanying notes to condensed consolidated financial statements

AS SEEN ON TV, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended December 31,
	2012	2011
Cash flows from operating activities:
Net loss	$(13,704,893)	$(10,201,446)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	38,190	36,101
Accretion of discount on convertible debt	1,249,793	1,993,650
Amortization of deferred financing costs	305,492	2,149,491
Warrants issued for services	134,367	135,207
Share-based compensation	309,675	283,199
Interest accretion in related party note payable	—	15,781
Shares issued for consulting services	292,496	184,000
Change in fair value of warrants	8,790,512	(411,421)
Change in derivative liability	—	(209,351)
Loss on extinguishment of debt	—	2,950,513
Accrued interest – related party	—	(1,070)
Accrued interest convertible note	28,133	—
Changes in operating assets and liabilities:
Accounts receivable	(1,379,105)	(1,064,334)
Advances on inventory purchases	(31,620)	(2,134,298)
Inventories	(883,136)	(1,484,532)
Prepaid expenses and other current assets	(441,279)	(348,227)
Other non-current assets	(2,185)	—
Accounts payable	638,754	983,836
Deferred revenue	(27,750)	(20,402)
Accrued expenses and other current liabilities	174,093	300,489
Net cash used in operating activities	(4,508,463)	(6,842,815)

Cash flows from investing activities:
Deposit on asset acquisition	—	(57,000)
Increase in note receivable	(2,000,000)	—
Certificate of deposit – non current	(382)	—
Purchase of intangible assets	(1,565,525)	—
Additions to property, plant and equipment	(3,627)	(92,517)
Net cash used in investing activities	(3,569,534)	(149,517)

Cash flows from financing activities:
Proceeds from issuance of convertible debt	1,275,000	2,550,000
Costs associated with convertible debt	(162,060)	(342,586)
Proceeds of notes payable	159,812	82,694
Repayment of notes payable	(117,462)	(44,346)
Proceeds from private placements of common stock	7,287,200	13,670,000
Costs associated with private placement of common stock	(885,611)	(1,861,647)
Net cash provided by financing activities	7,556,879	14,054,115

Net increase (decrease) in cash and cash equivalents	(521,118)	7,061,783
Cash and cash equivalents - beginning of period	4,683,186	35,502
Cash and cash equivalents - end of period	$4,162,068	$7,097,285

See accompanying notes to condensed consolidated financial statements

AS SEEN ON TV, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended December 31,
	2012	2011
Supplemental disclosures of cash flow information
Interest paid in cash	$1,219	$9,507
Taxes paid in cash	$—	$—
Non Cash Investing and Financing Activities
Common shares issued towards settlement of notes payable	$—	$107,000
Common shares issued towards asset acquisition	$257,500	$500,000
Warrants issued with debt	$860,112	$811,447
Cashless exercise of placement agent warrants	$—	$3,594,435
Deferred offering costs	$—	$63,500
Beneficial conversion feature on note payable	$533,032	$243,711
Settlement of derivative liabilities	$—	$13,323
Warrant issued for asset acquisition	$241,880	$—
Liability recorded for asset acquisition	$50,000	$—
Insurance premiums financed through notes payable	$155,162	$—
Common shares issued in conversion of notes payable	$1,303,133	$4,980,763
Reclassification of warrant liabilities to equity	$6,386,307	$—
Warrants issued in Unit Offering	$5,170,768	$—
Shares issued under repricing agreement	$574	$—
Shares issued to placement agent in Unit Offering	$10	$—

See accompanying notes to condensed consolidated financial statements

AS SEEN ON TV, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Description of Our Business

As Seen On TV, Inc., a Florida corporation (the “Company” or “ASTV”), was organized in November 2006. ASTV and its operating subsidiaries (collectively referred to as the “Company”) market and distribute products and services through direct response channels. Our operations are conducted principally through our wholly-owned subsidiary, TV Goods, Inc., a Florida corporation organized in October 2009 (“TVG”).

Our primary channels of distribution are through television via infomercials (28.5 minute shows), short form spots (30 seconds to 5 minutes) and via shopping channels such as QVC and HSN. Our business model is to initially test the potential commercial viability of a product or service with a limited media campaign to determine if a full-scale marketing campaign would be justified. If preliminary marketing results appear to justify an expanded campaign, we will develop and launch an expanded program. Secondary channels of distribution include the Internet, retail, catalog, radio and print media.

Our executive offices are located in Clearwater, Florida.

Due to the similar nature of the underlying business and the overlap of our operations, we view and manage these operations as one business; accordingly, we do not report as segments. On August 9, 2012 we entered into a letter of intent with eDiets.com, Inc. for the acquisition of that company in a stock for stock transaction. On October 31, 2012, we entered into a definitive Agreement and Plan of Merger with eDiets.com, Inc. The terms of the Agreement and Plan of Merger provide that we will issue 19,077,252 shares of our common stock to the stockholders of eDiets.com, Inc. in exchange for 100% of the outstanding shares of that company. The closing of the transaction is subject to a number of conditions precedent, including, but not limited to:

•	the satisfactory completion of due diligence on each company by the other company,
•

the effectiveness of a registration statement on Form S-4 which was declared effective by the Securities and Exchange Commission on February 11, 2013, to register the shares of our common stock to be issued to the eDiets.com, Inc. stockholders, and

•	requisite approval of the transaction by the stockholders of eDiets.com, Inc.

We are conducting our due diligence process and our target closing date for the transaction, assuming the satisfaction of the conditions precedent to closing is on or before March 31, 2013. However, as a result of the number of conditions precedent to close, investors should not place undue reliance on the execution of the definitive Agreement and Plan of Merger and there are no assurances that this transaction will ultimately be consummated.

Note 2. Basis of Presentation

The accompanying unaudited interim condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) for reporting of interim financial information. Pursuant to such rules and regulations, certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted. Accordingly, these statements do not include all the disclosures normally required by accounting principles generally accepted in the United States for annual financial statements and should be read in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in this report. The accompanying consolidated condensed balance sheet as of March 31, 2012, has been derived from our audited financial statements. The condensed consolidated statements of operations and cash flows for the three and nine month periods ending December 31, 2012, are not necessarily indicative of the results of operations or cash flows to be expected for any future period or for the year ending March 31, 2013.

The accompanying unaudited condensed consolidated financial statements have been prepared by management and should be read in conjunction to our consolidated financial statements, including the notes thereto, appearing in our Annual Report on Form 10-K for the year ended March 31, 2012. In the opinion of management, the accompanying unaudited interim condensed consolidated financial statements contain all adjustments necessary to present fairly the financial position and results of operations as of the dates and for the periods presented.

The condensed consolidated financial statements include the accounts of the Company and its consolidated subsidiaries. All inter-company account balances and transactions have been eliminated in consolidation and certain prior period amounts have been reclassified to conform with the current period presentation.

AS SEEN ON TV, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 3. Liquidity

As of December 31, 2012, we had approximately $4,162,000 in cash and cash equivalents. The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate continuation as a going concern. We have sustained substantial operational losses since our inception, and such operational losses have continued through December 31, 2012 and have financed our operations primarily through the issuance of shares of our common stock and the issuance of convertible notes. At December 31, 2012, we had an accumulated deficit of approximately $31,000,000. The Company cannot predict how long it will continue to incur further losses or whether it will ever become profitable which is dependent upon the frequency and success of new and existing products. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty. Management believes the Company has sufficient cash resources to sustain operations through at least February 2014.

We have commenced implementing, and will continue to implement, various measures to address our financial condition, including:

• Continuing to seek debt and equity financing and possible funding through strategic partnerships. However, there can be no assurances that the Company will be able to raise additional capital on favorable terms, or at all.

• Curtailing operations where feasible to conserve cash through deferring certain of our marketing activities until our cash flow improves and we can recommence these activities with appropriate funding.

• Investigating and pursuing transactions including mergers, and other business combinations and relationships deemed by the board of directors to present attractive opportunities to enhance stockholder value.

Note 4. Summary of Significant Accounting Policies

Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenue and expenses during the reported periods. Our management believes the estimates utilized in preparing our consolidated financial statements are reasonable. Actual results could differ from these estimates.

Significant estimates for the periods reported include the allowance for doubtful accounts, sales returns and allowances, reserve for obsolete or slow moving inventory and fair value assumptions used in determining share based compensation and warrant liabilities. Our allowance for doubtful accounts is based on an evaluation of our outstanding accounts receivable including the age of amounts due, the financial condition of our specific customers, knowledge of our industry segment and historical bad debt experience. This evaluation methodology has proved to provide a reasonable estimate of bad debt expense in the past and we intend to continue to employ this approach in our analysis of collectability.

In the direct response industry, purchased items are generally returnable for a certain period after purchase. We attempt to estimate returns and provide an allowance for sales returns where applicable. Our estimates are based on historical experience and knowledge of the products sold. The allowance for estimated sales returns totaled approximately $498,000 and $275,000 at December 31, 2012 and March 31, 2012, respectively, and is included in accrued expenses.

We also rely on assumptions such as volatility, forfeiture rate, and expected dividend yield when deriving the fair value of share-based compensation and warrants. Assumptions and estimates employed in these areas are material to our reported financial conditions and results of operations. Actual results could differ from these estimates.

Cash and Cash Equivalents

All highly liquid investments purchased with an original maturity of three months or less are considered to be cash equivalents.

AS SEEN ON TV, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

Revenue Recognition

We recognize revenue from product sales in accordance with FASB ASC 605 — Revenue Recognition. Following agreements or orders from customers, we ship product to our customers often through a third party facilitator. Revenue from product sales is only recognized when substantially all the risks and rewards of ownership have transferred to our customers, the selling price is fixed and collection is reasonably assured. Typically, these criteria are met when our customer’s order is received and we receive acknowledgment of receipt by a third party shipper and collection is reasonably assured.

The Company has a return policy whereby the customer can return any product within 60-days of receipt for a full refund, excluding shipping and handling. However, historically the Company has accepted returns past 60-days of receipt. The Company provides an allowance for returns based upon specific product warranty agreements and past experience and industry knowledge. All significant returns for the periods presented have been offset against gross sales. The Company also provides a reserve for warranty, which is not significant and is included in accrued expenses.

Receivables

Accounts receivable consists of amounts due from the sale of our direct response and home shopping related products. Accounts receivables, net of allowances, totaled $3,434,267 and $2,055,162 at December 31, 2012 and March 31, 2012, respectively. Our allowance for doubtful accounts at December 31, 2012 and March 31, 2012, was approximately $149,000 and $75,000, respectively. The allowances are estimated based on historical customer experience and industry knowledge.

Inventories and Advances on Inventory Purchases

Inventories are stated at the lower of cost or market. Cost is determined using a first-in, first-out, or FIFO, method. We review our inventory for excess or obsolete inventory and write-down obsolete or otherwise unmarketable inventory to its estimated net realizable value. Inventories totaled $2,444,449 and $1,561,314 at December 31, 2012 and March 31, 2012, respectively. As we do not internally manufacture any of our products, we do not maintain raw materials or work-in-process inventories. In addition, the Company had made advanced deposits against inventory orders placed totaling $336,322 and $304,702 at December 31, 2012, and March 31, 2012, respectively. This balance represents payments made to our product suppliers in advance of delivery to the Company. It is common industry practice to require a substantial deposit against products ordered before commencement of manufacturing, particularly with off-shore suppliers. Additional advance payments may also be required upon achievement of certain agreed upon manufacturing or shipment benchmarks. Upon delivery and receipt by the Company of the items ordered, and the Company taking title to the goods, the balances are transferred to inventory.

Note Receivable

On August 9, 2012, we entered into a letter of intent with eDiets.com, Inc., a publically traded weight loss company, for the acquisition of that company in a stock for stock transaction. On October 31, 2012, we entered into the definitive Agreement and Plan of Merger. In connection with this transaction, on September 7, 2012, November 16, 2012 and December 14, 2012, the Company loaned eDiets.com $500,000, $750,000 and $750,000, respectively, under the terms of two Senior Promissory Notes, for an aggregate of $2,000,000 at December 31, 2012. The Notes bear interest at 12% per annum and matures ten business days following the earlier of the closing of the pending merger or March 31, 2013. Accrued interest receivable on these notes totaled $35,500 at December 31, 2012.

Property, Plant and Equipment, net

We record property, plant and equipment and leasehold improvements at historical cost. Expenditures for maintenance and repairs are recorded to expense; additions and improvements are capitalized. We provide for depreciation and amortization using the straight-line method at rates that approximate the estimated useful lives of the assets. Leasehold improvements are amortized on a straight-line basis over the shorter of the useful life of the improvement or the remaining term of the lease.

AS SEEN ON TV, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

Property, plant and equipment, net consists of the following:

	Estimated	December 31,	March 31,
Property, plant and equipment	Useful Lives	2012	2012
Computers and software	3 Years	$67,751	$64,724
Office equipment and furniture	5-7 Years	85,945	85,345
Leasehold improvements	1-3 Years	62,610	62,610
		216,306	212,679
Less: accumulated depreciation and amortization		(110,869)	(72,679)
		$105,437	$140,000

Depreciation and amortization expense totaled $12,751 and $38,190 for the three month and nine month periods ending December 31, 2012, respectively, and $14,779 and $36,101 for the three month and nine month periods ending December 31, 2011, respectively.

Earnings (Loss) Per Share

Basic earnings per share is based on the weighted effect of all common shares issued and outstanding and is calculated by dividing net income (loss) available to common stockholders by the weighted average shares outstanding during the period. Diluted earnings per share is calculated by dividing net income available to common stockholders by the weighted average number of common shares used in the basic earnings per share calculation plus the number of common shares, if any, that would be issued assuming conversion of all potentially dilutive securities outstanding. For the three-month and nine-month periods ending December 31, 2012 and nine-month period ending December 31, 2011, no potentially issuable shares were reflected in a diluted calculation as the inclusion of potentially issuable shares would be anti-dilutive.

The following is a reconciliation of the number of shares used in the calculation of basic earnings per share and diluted earnings per share for the three and nine months ended December 31, 2012 and 2011, respectively.

	Three Months Ended December 31,		Nine Months Ended December 31,
	2012	2011	2012	2011

Net Income (loss)	$(15,143,590)	$2,245,024	$(13,704,893)	$(10,201,446)

Weighted-average number of common shares outstanding	39,806,991	26,179,515	34,739,260	16,358,756

Incremental shares from the assumed Exercise of dilutive securities:
Dilutive warrants	—	2,528,450	—	—
	39,806,991	28,707,965	34,739,260	16,358,756
Net earnings (loss) per share:
Basic	$(0.38)	$0.09	$(0.39)	$(0.62)
Diluted:	$(0.38)	$0.08	$(0.39)	$(0.62)

The following securities were not included in the computation of diluted net earnings per share as their effect would be anti-dilutive:

	Three Months Ended December 31,		Nine Months Ended December 31,
	2012	2011	2012	2011

Stock options	1,606,359	1,300,000	1,231,136	1,300,000
Warrants	64,172,176	29,341,814	58,978,667	40,859,253
	65,778,535	30,641,814	60,209,803	42,159,253

AS SEEN ON TV, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

Share-Based Payments

We recognize share-based compensation expense on stock based awards. Compensation expense is recognized on that portion of stock option awards that are expected to ultimately vest over the vesting period from the date of grant. Employee options granted vest over their requisite service periods. We granted no stock options or other equity awards which vest based on performance or market criteria. We apply an estimated forfeiture rate of 10% to all share-based awards which represents that portion we expected would be forfeited over the vesting period. We re-evaluate this analysis periodically and adjust our estimated forfeiture rate as necessary.

We utilized the Black-Scholes option pricing model to estimate the fair value of our stock options. Calculating share-based compensation expense requires the input of highly subjective judgment and assumptions, including estimates of expected life of the award, stock price volatility, forfeiture rates and risk-free interest rates. The assumptions used in calculating the fair value of share-based awards represent our best estimates, but these estimates involve inherent uncertainties and the application of management judgment. As a result, if factors change and we use different assumptions, our share-based compensation expense could be materially different in the future.

Impairment of Long-Lived Assets

We review our long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable from future undiscounted cash flows. Impairment losses are recorded for the excess, if any, of the carrying value over the fair value of the long-lived assets. No indicators of impairment existed at December 31, 2012 or March 31, 2012, respectively.

Income Taxes

We account for income taxes in accordance with FASB ASC 740 — Income Taxes. Under this method, deferred income taxes are determined based on the estimated future tax effects of differences between the financial statement and tax basis of assets and liabilities given the provisions of enacted tax laws. Deferred income tax provisions and benefits are based on changes to the assets or liabilities from year to year. In providing for deferred taxes, we consider tax regulations of the jurisdictions in which we operate, estimates of future taxable income, and available tax planning strategies. If tax regulations, operating results or the ability to implement tax-planning strategies vary, adjustments to the carrying value of deferred tax assets and liabilities may be required. Valuation allowances are recorded related to deferred tax assets based on the “more likely than not” criteria of FASB ASC 740 — Income Taxes.

FASB ASC 740 also requires that we recognize the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the “more-likely-than-not” threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority.

Concentration of Credit Risk

Financial instruments that potentially expose us to concentrations of credit risk consist primarily of cash, cash equivalents and trade accounts receivable. Cash and cash equivalents are held with financial institutions in the United States and from time to time we may have balances that exceed the amount of insurance provided by the Federal Deposit Insurance Corporation on such deposits. Concentration of credit risk with respect to our trade accounts receivable to our customers is limited to $3,434,267 at December 31, 2012. Credit is extended to our customers, based on an evaluation of a customer’s financial condition and collateral is not required. To date, we have not experienced any material credit losses.

Advertising Costs

Advertising and promotional costs are expensed when incurred and totaled $16,477 and $70,495 for the three month and nine month periods ending December 31, 2012, respectively, and $27,483 and $120,223 for the three and nine month periods ending December 31, 2011, respectively.

AS SEEN ON TV, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

Fair Value Measurements

FASB ASC 820 — Fair Value Measurements and Disclosures, defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. FASB ASC 820 requires disclosures about the fair value of all financial instruments, whether or not recognized, for financial statement purposes. Disclosures about the fair value of financial instruments are based on pertinent information available to us on December 31, 2012 and March 31, 2012, respectively. Accordingly, the estimates presented in these financial statements are not necessarily indicative of the amounts that could be realized on disposition of the financial instruments.

FASB ASC 820 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement).

The three levels of the fair value hierarchy are as follows:

Level 1 — Quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 — Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 includes financial instruments that are valued using models or other valuation methodologies. These models consider various assumptions, including volatility factors, current market prices and contractual prices for the underlying financial instruments. Substantially all of these assumptions are observable in the marketplace, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace.

Level 3 — Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet for cash and cash equivalents, accounts receivable, note receivable, inventory, accounts payable, notes payable and accrued expenses approximate their fair value based on the short-term maturity of these instruments.

The Company recognizes all derivative financial instruments as assets or liabilities in the financial statements and measures them at fair value with changes in fair value reflected as current period income or loss unless the derivatives qualify as hedges. As a result, certain warrants issued in connection with various offerings were accounted for as derivatives. Additionally, the Company determined that the conversion feature on the convertible debentures issued in August 2011 and May 2011 qualifies for derivative accounting. See Note 9, Warrant Liabilities.

Debt Issuance Costs

The Company capitalizes debt issuance costs and amortizes these costs to interest expense over the term of the related debt.

New Accounting Standards

There have been no recent accounting pronouncements or changes in accounting pronouncements during the nine months ended December 31, 2012, as compared to the recent accounting pronouncements described in the Company’s Audited March 31, 2012 Financial Statements that are of material significance or have potential material significance to the Company.

AS SEEN ON TV, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 5. Asset Purchase

On May 27, 2011, the Company entered into a binding letter agreement with Seen on TV, LLC, a Nevada limited liability company, with no affiliation with the Company, and Ms. Mary Beth Gearhart (formerly Fasano), its president. The letter agreement provided that we would obtain ownership of certain Seen on TV intangible assets, primarily consisting of the domain names “asseenontv.com” and “seenontv.com”. Upon entering into the binding letter agreement, we issued 250,000 shares of restricted common stock, with a fair value of $500,000 on the contract date, and an initial cash payment of $25,000 to Ms. Gearhart. In addition, we granted 50,000 warrants to issue common shares, initially exercisable at $7.00 per share for a period of three years with a grant date fair value of approximately $162,000. Further, we made five additional monthly payments of $5,000 to the seller and a $10,000 contribution to a designated charitable organization. All payments made under the initial letter agreement, including the fair value of securities and an additional $7,000 paid for use of the URL “asseenontv.co.uk” totaled $729,450 at March 31, 2012.

On June 28, 2012, the Company finalized the asset purchase agreement with Seen on TV, LLC agreeing to (i) pay an additional $1,560,000 in cash, (ii) issue an additional 250,000 shares of restricted stock, (iii) issue 250,000 common stock purchase warrants, exercisable at $0.64 per share exercisable for three years from issuance, (iv) modifying the exercise price of the 50,000 common stock purchase warrants issued in May 2011 from $7.00 per share to $1.00 per share and extending their term, and (v) making five annual payments of $10,000 per year to a charitable organization designated by Seen on TV. This obligation was recorded with the current component of $10,000 being reported with accrued expenses and $40,000, the non-current portion, being reported as other liabilities – long-term. The Company agreed that so long as the seller owns at least 250,000 common shares received under the purchase agreement, if we were to issue additional shares of common stock, the seller will be entitled to receive additional shares sufficient to maintain their proportional ownership in the Company. The Company was required to issue an additional 284,757 shares under this agreement as result of the November 2012 and December 2012 Private Placements (Note 16).

This transaction did not meet the criteria of a business combination within the guidelines of ASC 805—Business Combinations, and therefore was accounted for as an asset purchase. The transaction contained no contingent consideration and no liabilities were assumed contingent or otherwise. Accordingly, the assets acquired, all identifiable intangible assets, were recognized based on our costs of the assets acquired.

A summary of the total costs of the assets both under the initial May 27, 2011 binding letter agreement and the June 22, 2012 Asset Purchase Agreement were as follows:

Cash at closing	$1,620,000
May 2011 common shares issued	500,000
June 2012 common shares issued	257,500
Fair value of modified May 2011 warrants(*)	168,320
Fair value of June 2012 warrants	235,756
Additional cash payments and commitments	57,640
$2,839,216

———————

(*) includes approximately $6,000 related to warrant modification.

The Company accounted for the intangible assets in accordance with the provisions of ASC 350—Intangibles-Goodwill and Other. As the intangibles we acquired are not subject to legal, regulatory, contractual or other factors which limit their useful life, the potential economic benefits to the Company are considered indefinite within the meaning of the related guidance. Accordingly, no amortization of the related costs is being recognized. However, the Company recognizes the intangible assets are subject to review for potential impairment and if impairment were to be noted, an appropriate reduction in the carrying value of the assets would be recorded.

AS SEEN ON TV, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 6. Prepaid expenses and other current assets

Components of prepaid expenses and other current assets consist of the following:

	December 31,	March 31,
	2012	2012

Prepaid production costs	$5,000	$93,100
Prepaid royalties	65,000	20,000
Prepaid license fees	31,608	37,549
Prepaid insurance	101,068	45,385
Prepaid investor relations fee	—	45,000
Prepaid media expenses	75,000	—
Prepaid talent fees	235,417	—
Prepaid expenses – other	156,805	21,129
	$669,898	$262,163

Note 7. Accrued expenses and other current liabilities

Accrued expenses and other current liabilities consist of the following:

	December 31,	March 31,
	2012	2012

Accrued compensation	$129,438	$63,115
Accrued warranty	120,000	90,000
Accrued sales returns	443,403	275,000
Accrued professional fees	67,600	164,999
Accrued rents	2,868	—
Accrued other	24,025	8,581
	$787,334	$601,695

Note 8. Private Placements

On June 15, 2011 the Company and approximately twenty accredited investors entered into a securities purchase agreement and completed a closing of a private offering of 292,500 shares of the Company’s common stock and three series of warrants to purchase up to 585,000 shares of common stock, in the aggregate, for aggregate gross proceeds of $1,170,000. The Company sold the shares at an initial purchase price of $4.00 per share, which may be adjusted downward, but not to less than $2.00 per share, under certain circumstances. In addition to the shares, the Company issued: (i) Series A Common Stock purchase warrants to purchase up to 292,500 shares of common stock at an exercise price of $3.00 per share; (ii) Series B Common Stock purchase warrants to purchase up to 146,250 shares of common stock at an exercise price of $5.00 per share and (iii) Series C Common Stock purchase warrants to purchase up to 146,250 shares of common stock at an exercise price of $10.00 per share.

In August 2011, a majority of the investors in the June 15, 2011 private offering, entered into a Notice, Consent, Amendment and Waiver Agreement (“Amendment Agreement”) with the Company in connection with the Bridge Debenture (defined below) offering. Under the terms of the Amendment Agreement, all the investors (i) waived any right to participate in the Bridge Debenture offering or related offerings, (ii) waived a provision prohibiting certain subsequent equity sales and (iii) an amendment to per share price protection. In exchange, the Company lowered the sale price of the June 15, 2011 private offering from $4.00 per share to $2.00 per share and according issued an additional 292,500 common shares under that agreement to the investors.

The Company engaged a registered broker dealer in connection with the offering and the broker dealer received a selling commission in cash of 10 percent of the aggregate funds raised, with an additional two percent in non-accountable cash expense allowance. In addition, the Company issued to the broker dealer common stock purchase warrants equal to 10 percent of (i) the number of shares and (ii) the number of shares of common stock issuable upon exercise of the warrants, with an exercise price of $3.00 per share.

AS SEEN ON TV, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

On August 29, 2011, the Company raised aggregate gross proceeds of $1,800,000 under a private placement of 12% Senior Convertible Debentures (the “Bridge Debentures”) with six accredited investors. Investors purchased Bridge Debentures, in the aggregate principal amount of $1,800,000. The Bridge Debentures carried interest at a rate of 12% per annum and were payable quarterly. Principal and accrued interest on the Bridge Debentures would automatically convert into equity securities identical to those sold to investors in the Company’s next offering of at least $4 million of gross proceeds of equity or equity linked securities (excluding the principal amount under the Bridge Debentures) that was subsequently consummated during the term of the Bridge Debentures at a conversion price equal to 80% of the price paid by investors in the subsequent offering. The Bridge Debentures were due and payable on March 1, 2012. In the event a qualified financing was not consummated on or before the maturity date, the entire principal amount of the Bridge Debenture, along with all accrued interest thereon, would, at the option of the holder, be convertible into the Company’s common stock at a conversion price equal to $2.00 per share. The Company determined that the conversion option in the debentures was beneficial at issuance. As such, the Company recorded a discount from the beneficial conversion option of approximately $244,000 which was accreted to interest expense throughout the term of the Bridge Debentures.

Each investor also received a Bridge Warrant exercisable for a period of three years from the closing date to purchase a number of shares of the Company’s common stock equal to the quotient obtained by dividing the principal amount of the Bridge Debenture by the Conversion Price at an exercise price equal to $2.00, subject to adjustment. Under the terms of the Bridge Warrant, the investor received cashless exercise rights in the event the underlying shares of common stock are not registered at the time of exercise. The Bridge Debentures and Bridge Warrants also provided for full-ratchet anti-dilution protection in the event that any shares of common stock, or securities convertible into common stock, are issued at less than the exercise price of the Warrants, except in connection with the following issuances of the Company's common stock, or securities convertible into common stock: (i) shares issuable under currently outstanding securities, including those authorized under stock plans, (ii) securities issuable upon the exchange or exercise of the Bridge Debenture or Bridge Warrants, (iii) securities issued pursuant to acquisitions or strategic transactions, or (iv) securities issued to the placement agent. See Note 9 for additional information about the Bridge Warrants.

On October 28, 2011 the Company, entered into and consummated a Securities Purchase Agreement with certain accredited investors for the private sale (the “2011 Unit Offering”) of 243.1 units at $50,000 per Unit. Each Unit consisting of (i) 62,500 shares of common stock, and (ii) warrants to purchase 62,500 shares of common stock at an initial exercise price of $1.00 per share. Accordingly, for each $0.80 invested, investors received one share of common stock and one Warrant. The Company received gross proceeds of $12,155,000 (net proceeds of approximately $10,610,653 after commissions and offering related expenses) and issued an aggregate of 15,194,695 shares of common stock and 15,193,750 Warrants to the investors pursuant to the Securities Purchase Agreement.

On November 18, 2011, the Company sold an additional 6.9 Units under the Securities Purchase Agreement, receiving an additional $345,000 in gross proceeds (net proceeds of $283,600 after commissions and offering related expenses), issuing an additional aggregate of 431,250 shares of Common Stock and 431,250 Warrants to investors. The October 28, 2011 and November 18, 2011, closings brought the total raised under the Securities Purchase Agreement to $12,500,000.

The Warrants are exercisable at any time within five years from the closing date of the 2011 Unit Offering at an exercise price of $1.00 per share with cashless exercise rights in the event a registration statement covering the resale of the shares underlying the Warrants is not in effect within six months of the completion of the Offering. The Warrants also provide for full-ratchet anti-dilution protection in the event that any shares of common stock, or securities convertible into common stock, are issued at less than the exercise price of the Warrants during any period in which the Warrants are outstanding, subject to certain exceptions as set forth in the Warrants.

If during a period of two years from the completion of the 2011 Unit Offering, the Company issues additional shares of common stock or other equity or equity-linked securities at a purchase, exercise or conversion price less than $0.80 (subject to certain exceptions and such price is subject to adjustment for splits, recapitalizations, reorganizations), then the Company shall issue additional shares of common stock to the investors so that the effective purchase price per share paid for the common stock included in the Units shall be the same per share purchase, exercise or conversion price of the additional shares.

The Company has provided the investors with “piggyback” registration rights with respect to the resale of the common stock and the shares of common stock issuable upon exercise of the Warrants.

AS SEEN ON TV, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

The Company engaged a registered broker dealer to serve as placement agent who received (a) selling commissions aggregating 10% of the gross proceeds of the 2011 Unit Offering, (b) a non-accountable expense allowance of 2% of the gross proceeds of the 2011 Unit Offering to defray offering expenses, (c) five-year warrants to purchase such number of shares of common stock as is equal to 10% of the shares of common stock (i) included as part of the Units sold in this 2011 Unit Offering at an exercise price equal to $0.80 per share, and (ii) issuable upon exercise of the Warrants sold in the 2011 Unit Offering at an exercise price equal to $1.00 per share, and (d) 100,000 restricted shares of common stock.

The closing of the 2011 Unit Offering triggered the automatic conversion of all principal and accrued interest on the Bridge Debentures into Units in the 2011 Unit Offering at a conversion price equal to 80% of the price paid by investors in the 2011 Unit Offering, or $0.64 per share of common stock and Warrant. The holders of the Bridge Debentures received an aggregate of 2,869,688 shares of common stock and Warrants to purchase 2,869,688 shares of common stock. Each investor in the Bridge Offering also received a Bridge Warrant exercisable for a period of three years from the closing date of the Bridge Offering to purchase a number of shares of the Company’s common stock equal to the quotient obtained by dividing the principal amount of the Bridge Debenture by the conversion price of $0.64 per share. Accordingly, at the closing of the 2011 Unit Offering and based on the full ratchet anti-dilution provisions of the Bridge Warrants, investors in the Bridge Offering received Bridge Warrants to purchase an aggregate of 8,789,064 shares of common stock. The Bridge Warrants continued to provide for full-ratchet anti-dilution protection if the Company issues at any time prior to August 30, 2012, any shares of common stock, or securities convertible into common stock, at a price less than the Bridge Warrant exercise price, subject to certain exceptions.

Further, in connection with the 2011 Unit Offering, Octagon Capital Partners, the holder of the Company’s debenture in the principal amount of $750,000 issued on April 8, 2011, agreed to amend the Debenture to provide for automatic conversion into the Units in the 2011 Unit Offering at the Debenture Conversion Price. Accordingly, the holder of the Debenture received 1,171,875 shares of common stock and warrants to purchase 1,171,875 shares of common stock exercisable at $1.00 per share.

The placement agent also served as exclusive placement agent for the Bridge Offering. Accordingly, pursuant to the terms of the offering of the Bridge Debentures, at the closing of the 2011 Unit Offering the placement agent and its assignees received warrants with full ratchet and anti-dilution protection until August 29, 2012, to purchase an aggregate of 1,165,875 shares of common stock exercisable at $0.64 per share, each warrant exercisable on or before August 29, 2014.

In connection with the 2011 Unit Offering, Steve Rogai, the Company’s President and Chief Executive Officer, agreed to convert a 12% convertible promissory note payable to him by the Company in the principal amount of $107,000 (the “Rogai Note”), together with accrued interest thereon, into Units in the 2011 Unit Offering at a conversion price of $0.80 per Share and Warrant. As such, Mr. Rogai was issued 133,750 shares of common stock and 133,750 Warrants in satisfaction of the Rogai Note. Under the anti-dilution protection provisions of 2011 Unit Offering, Mr. Rogai received an additional 46,082 shares of common stock and 91,040 additional warrants exercisable at $0.595 per common share, upon the November 14, 2012, closing of the Company’s 2012 Unit Offering. Also, the Company’s executive officers each executed a lock up agreement which provides that each officer shall not sell, assign, transfer or otherwise dispose of their shares of common stock or other securities of the Company for a period ending 270 days after the completion of the 2011 Unit Offering. Following this initial lock-up period, each officer has agreed to an additional six-month lock-up period for their shares during which they each may not sell more than 5,000 shares of common stock per month.

On September 20, 2012 the Company completed a private placement of securities with 11 accredited investors under a securities purchase agreement dated September 7, 2012 (the “Bridge Note Offering”), raising aggregate gross proceeds of $1,275,000. Investors purchased from the Company 12% Senior Secured Convertible Notes (the “Bridge Notes”), in the aggregate principal amount of $1,275,000. The Bridge Notes bear interest at a rate of 12% per annum. Principal and accrued interest on the Bridge Notes automatically converted into equity securities identical to those sold to investors in the November 2012 Offering (defined below) at a conversion price equal to 85% of the securities issued under the November 2012 Offering. The Notes were due and payable on March 20, 2013. The indebtedness evidenced by the Bridge Notes was senior to, and had priority in right of payment over, all indebtedness of Company outstanding and were secured by a first lien and security interest in all of the assets of the Company and its wholly-owned subsidiary, TV Goods, Inc. pursuant to the terms of the Security Agreement dated as of September 7, 2012, by the Company in favor of Collateral Agents, LLC as agent of the Investors.

AS SEEN ON TV, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

Each Investor also received a warrant (the “2012 Bridge Warrant”) exercisable for a period of three years from the Closing Date to purchase a number of shares of the Company’s Common Stock equal to the quotient obtained by dividing 50% of the principal amount of the Bridge Note held by the holder by the conversion price of the Bridge Note. The initial exercise price of the 2012 Bridge Warrants was $0.80 per share, subject to adjustment. Furthermore, if after the 6 month anniversary of the initial exercise date of each 2012 Bridge Warrant there is no effective registration statement registering, or no current prospectus available for the resale of, the warrant shares by the holder, but excluding a period of any certain allowed delay, the 2012 Bridge Warrant may be exercised, in whole or in part, on a cashless basis.

The 2012 Bridge Warrant also provides for weighted average ratchet anti-dilution protection in the event that any shares of common stock, or securities convertible into common stock, are issued at less than the exercise price of the warrants, except in connection with the following issuances of the Company's common stock, or securities convertible into common stock: (i) shares issuable under currently outstanding securities, including those authorized under stock plans, (ii) shares of common stock issued pursuant to a stock split or dividend; (iii) securities issued or issuable in connection with the Bridge Note Offering; or (iv) securities issued pursuant to acquisitions or strategic transactions approved by a majority of disinterested directors of the Company. Due to the anti-dilution protection in the warrants they have been classified as liabilities.

In connection with the Bridge Note Offering, the Company engaged a placement agent to act as the Company’s exclusive agent for the offering. In exchange for the placement agent acting as the exclusive agent for the Bridge Note Offering, the Company agreed to pay to the placement agent a cash placement fee equal to 10% of the aggregate gross proceeds from the sale of the Bridge Notes. As additional compensation, the Company issued to the placement agent or its designees, for nominal consideration, common stock purchase warrants equal to 10% of the number of shares of common stock issuable upon conversion of the Bridge Notes at an exercise price equal to $0.80 per share. The placement agent’s warrants provide the holder thereof with immediate cashless exercise rights and “weighted average” price protection right consistent with the terms of the investor warrants and are exercisable for three years.

The Company received net proceeds of approximately $1,117,825 after payment of an aggregate of $127,500 of commissions and expense allowance to the placement agent, and approximately $29,675 of other offering and related costs in connection with the private placement.

On November 14, 2012, we entered into and consummated a Securities Purchase Agreement with certain accredited investors (the “November 2012 Offering”) for the private sale of units at $50,050 per Unit, each Unit consisting of (i) 71,500 shares of common stock, par value $0.0001 per share and (ii) warrants to purchase 35,750 shares of Common Stock at an initial exercise price of $0.80 per share. Accordingly, for each $0.70 invested, investors received one share of Common Stock and one-half of a Warrant. On December 28, 2012, we completed the November 2012 Offering, selling a total of 145.6 Units and receiving aggregate gross proceeds of $7,287,200. We issued an aggregate of 10,410,285 shares of Common Stock and Warrants to purchase 5,205,143 shares of Common Stock to the investors pursuant to the Securities Purchase Agreement.

The Warrants are exercisable at any time within three years from November 14, 2012, at an exercise price of $0.80 per share with cashless exercise in the event a registration statement covering the resale of the shares underlying the Warrants is not in effect within the time period set forth in the Securities Purchase Agreement. The Warrants also provide for weighted average anti-dilution protection in the event that any shares of Common Stock, or securities convertible into Common Stock, are issued at less than the exercise price of the Warrants during any period in which such Warrants are outstanding, subject to certain exceptions as set forth in the Warrants.

If during a period of twelve months from the completion of the November 2012 Offering, we issue additional shares of Common Stock or other equity or equity-linked securities (the “Additional Shares”) at a purchase, exercise or conversion price less than $0.70 (subject to certain exceptions and such price is subject to adjustment for splits, recapitalizations, reorganizations), then the Company shall issue additional shares of Common Stock to the investors so that the effective purchase price per share paid for the Common Stock included in the Units shall be the same per share purchase, exercise or conversion price of the Additional Shares.

We engaged a registered broker dealer to serve as placement agent and the placement agent received (a) selling commissions aggregating 10% of the gross proceeds of the November 2012 Offering, (b) a non-accountable expense allowance of 1% of the gross proceeds of the November 2012 Offering to defray offering expenses, (c) five-year warrants to purchase such number of shares of Common Stock as is equal to 10% of the shares of Common Stock (i) included as part of the Units sold in the November 2012 Offering at an exercise price equal to $0.70 per share, and (ii) issuable upon exercise of the Warrants sold in the November 2012 Offering at an exercise price equal to $0.80 per share, and (d) 100,000 restricted shares of Common Stock.

AS SEEN ON TV, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

The sale of the Units triggered the automatic conversion of the Bridge Notes, which converted into an aggregate of 2,190,140 shares of Common Stock and warrants to purchase an aggregate of 1,095,070 shares of Common Stock, exercisable at $0.80 per share. The warrants are exercisable for period of three years and contain the same terms as the Warrants defined above. The terms of the securities contained in the Units also triggered a weighted average ratchet anti-dilution adjustment on the warrants issued with the Bridge Notes and placement agent warrants issued in connection thereto. As such, the Company issued warrants to purchase an additional 1,137,735 shares of Common Stock to the former Bridge Note holders (the “September 2012 Investor Warrants”) and warrants to purchase 227,546 shares of Common Stock to the Placement Agent (the “September 2012 Placement Agent Warrants”). These warrants issued to the former Bridge Note holders and placement agent are exercisable at $0.77 per share through September 2015 and contain weighted average anti-dilution adjustment provisions.

The sale of the Units also triggered purchase price protection provisions (the “2011 SPA Purchase Price Protection”) provided under the terms of the 2011 Unit Offering and warrants issued in connection with the 2011 Unit Offering were subject to full ratchet anti-dilution protection adjustment. As a result of the securities issued in the November 2012 Offering, the 2011 Unit Offering purchasers and warrant holders received an additional aggregate of 5,735,176 shares of Common Stock and warrants to purchase an additional 15,079,419 shares of Common Stock exercisable at $0.595 per share, including 46,082 additional shares and 91,040 additional warrants to Steve Rogai, the Company’s President and Chief Executive Officer.

Effective on the Initial Closing Date, Kevin Harrington, the Company’s Chairman, and Steve Rogai, the Company’s Chief Executive Officer, each executed a lock up agreement which provides that, subject to limited exceptions for Mr. Rogai, the officer shall not sell, assign, transfer or otherwise dispose of their shares of Common Stock or other securities of the Company for a period ending on such date that the November 2012 Offering subscribers have the ability to sell or transfer the Common Stock pursuant to Rule 144 or through an effective registration statement. Following this initial lock-up period, Kevin Harrington has agreed to an additional 12-month leak-out period for his shares, during which he may not sell more than $25,000 worth of shares of Common Stock per month for an aggregate $300,000.

The Company received net proceeds of approximately $6,402,000 after payment of commissions and expense allowance to the Placement Agent and other offering and related costs in connection with the November 2012 Offering.

Note 9. Warrant Liabilities

Warrants issued to the placement agent in connection with the 2010 Private Placement contained provisions that protect holders from a decline in the issue price of its common stock (or “down-round” provisions) or that contain net settlement provisions. The Company accounted for these warrants as liabilities instead of equity. Down-round provisions reduce the exercise or conversion price of a warrant or convertible instrument if a company either issues equity shares for a price that is lower than the exercise or conversion price of those instruments or issues new warrants or convertible instruments that have a lower exercise or conversion price. Net settlement provisions allow the holder of the warrant to surrender shares underlying the warrant equal to the exercise price as payment of its exercise price, instead of physically exercising the warrant by paying cash. The Company evaluated whether warrants to acquire its common stock contain provisions that protect holders from declines in the stock price or otherwise could result in modification of the exercise price and/or shares to be issued under the respective warrant agreements based on a variable that is not an input to the fair value of a “fixed-for-fixed” option.

The warrants issued to the placement agent, in conjunction with the 2010 Private Placement, contained a down-round provision. The triggering event of the down-round provision was not based on an input to the fair value of “fixed-for-fixed” option and therefore was not considered indexed to the Company’s stock. Since the warrant contained a net settlement provision, and it was not indexed to the Company’s stock, it is accounted for as a liability.

The Company recognized these warrants as a liability equal to their fair value on each reporting date. On June 22, 2011, the warrant holders converted their warrants on a cashless basis into 331,303 common shares at an agreed upon stock price of $0.82 per share. As a result of the warrant conversion we re-measured the fair value of these warrants as of June 22, 2011, and recorded other income associated with the re-measurement of $523,553.

In connection with our Bridge Debentures issued in August 2011, the Company issued warrants to the investors and placement agent which contained provisions that protect holders from a decline in the issue price of our common stock or “down-round” provisions. The warrants also contain net settlement provisions. Accordingly, the Company accounted for these warrants as liabilities instead of equity. In addition, we considered the dilution and repricing provisions triggered by the 2011 Unit Offering which impacted the accounting recognition of this financing.

AS SEEN ON TV, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

The Company recognized an initial warrant liability for the warrants issued in connection with our $1,800,000 12% convertible debenture of $1,556,289 which was recorded as a debt discount. The initial warrant liability recognized on the related placement agent warrants totaled $1,522,784, which was recorded as debt issuance costs. Due to the expiration of the repricing “down round” provision of this series of warrants on August 29, 2012, the Company reclassified $6,386,307 from warrant liability to equity. Due to the fluctuation in the market value of our common stock from March 31, 2012 through August 29, 2012, we recognized $1,094,518 in warrant revaluation income.

We recognized an initial warrant liability valuation on the series of warrants issued in connection with our $12,500,000 2011 Unit Offering of $27,647,424. On October 28, 2011, at the initial closing of $12,155,000 of the 2011 Unit Offering, the closing price of our common stock as reported on OTC Markets was $1.25. On November 17, 2011, at the final closing of $345,000 of the 2011 Unit Offering, the closing price of our common stock as reported on OTC Markets was $0.90. On December 31, 2012, the closing price of our common stock as reported on OTC Markets was $0.80. Due to the fluctuations in the market value of our common stock from March 31, 2012 through December 31, 2012, we recognized $9,421,097 in warrant revaluation expense.

In connection with our Bridge Notes issued in September 2012, we recognized an initial liability valuation on a series of warrants issued of $860,112. On both the September 7, 2012, initial closing of $1,000,000 and September 20, 2012, closing of $275,000, the closing price of our common stock as report on OTC Markets was $0.75. On December 31, 2012, the closing price of our common stock reported in OTC Markets was $0.80. Due to the fluctuations in the market value of our common stock from the warrants initial valuation dates through December 31, 2012, we recognized $74,915 in warrant revaluation expense.

We recognized an initial warrant liability valuation in the series of warrants issued in connection with our $7,287,200 November 2012 Offering of $5,170,770. The closing prices reported on the OTC Markets were $0.77 on November 14, 2012 ($3,053,085); $0.72 on December 14, 2012 ($3,268,325); and $0.68 on December 28, 2012 ($965,790). On December 31, 2012, the closing price of our common stock reported on OTC Markets was $0.80. As a result of the fluctuations in the market value of our common stock from the warrants initial valuation date through December 31, 2012, we recognized $389,018 in warrant valuation expense.

Accordingly, warrant revaluation expense for the nine month period ending December 31, 2012, related to our Bridge Debentures ($1,800,000 12% convertible debenture), 2011 Unit Offering and Bridge Notes ($1,250,000 12% senior secured convertible note) and November 2012 Offering totaled $8,790,512.

The assumptions used in connection with the valuation of warrants issued were as follows:

	December 31, 2012	March 31, 2012	Initial Measurement November 14, 2012 December 14, 2012 December 28, 2012
Number of shares underlying the warrants	47,231,772	32,880,252	7,861,757
Exercise price	$0.595-$0.80	$0.64-$1.00	$0.70-$0.80
Volatility	175%	211%	175%-180%
Risk-free interest rate	0.36%	1.04%	0.33%-0.36%
Expected dividend yield	0.00%	0.00%	0%
Expected warrant life (years)	2.75 – 4.83	2.24 – 4.33	3 – 5

Recurring Level 3 Activity and Reconciliation

The tables below provides a reconciliation of the beginning and ending balances for the liabilities measured at fair value using significant unobservable inputs (Level 3). The table reflects gains and losses for the nine month period ending December 31, 2012 for all financial liabilities categorized as Level 3 as of December 31, 2012.

AS SEEN ON TV, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

Fair Value Measurements Using Significant Unobservable Inputs (Level 3):

	March 31, 2012	Initial Measurements	Increase (Decrease) in Fair Value	Reclassed to Equity	December 31, 2012
2011 Bridge Warrant	$6,604,706		$(966,334)	$(5,638,372)	—
2011 Bridge Warrant Placement Agent	876,119		(128,184)	(747,935)	—
2011 Unit Offering	15,816,980		8,819,955	—	24,636,935
2011 Unit Offering Placement Agent	2,499,810		601,142	—	3,100,952
2012 Bridge Warrant	—	716,760	62,430	—	779,190
2012 Bridge Warrant Placement Agent	—	143,352	12,485	—	155,837
2012 Unit Offering	—	4,075,834	296,021	—	4,371,855
2012 Unit Offering Placement Agent	—	1,094,936	92,997	—	1,187,933
	$25,797,615	$6,030,882	$8,790,512	$(6,386,307)	$34,232,702

	Number of Warrants
	March 31,	Warrant		December 31,
	2012	Additions	Reductions	2012
2011 Bridge Warrant	8,789,064	—	(8,789,064)	—
2011 Bridge Warrant Placement Agent	1,165,875	—	(1,165,875)	—
2011 Unit Offering	19,800,313	13,477,529	—	33,277,842
2011 Unit Offering Placement Agent	3,125,000	1,601,892	—	4,726,892
2012 Bridge Warrant	—	1,137,735	—	1,137,735
2012 Bridge Warrant Placement Agent	—	227,546	—	227,546
2012 Unit Offering	—	6,300,213	—	6,300,213
2012 Unit Offering Placement Agent	—	1,561,544	—	1,561,544
	32,880,252	24,306,459	(9,954,939)	47,231,772

Note 10. Related Party Transactions

Our Chief Executive Officer had loaned $107,000 to the Company in the past to meet short-term working capital needs. The loan was unsecured and carried an interest rate of 12% per annum. In May 2010, this obligation was formalized through the issuance of a 12% Convertible Promissory Note payable in the principal amount of $107,000, due May 25, 2011. The 12% Convertible Promissory Note was convertible into common shares of the Company at $1.50 per share and carried an interest rate of 12% per annum. The conversion feature of the Promissory Note proved beneficial under the guidance of ASC 470--Debt. Accordingly, a beneficial conversion feature of $107,000 was recognized and was accreted to interest expense over the initial one year term of the note. The note payable to officer was fully accreted at December 31, 2012 and March 31, 2012, respectively. On May 25, 2011, the Promissory Note was amended to extend the maturity one additional year under the same terms.

On August 18, 2011, our Chief Executive Officer entered into a Subordination Agreement relating to his note. In connection with our Bridge Debenture offering in the amount of $1,800,000, Mr. Rogai agreed to subordinate his position to that of the Bridge Offering investors. On October 28, 2011, the note in the principal amount of $107,000 was converted into Units offered in connection with the Company’s October 28, 2011 financing. As a result, Mr. Rogai received 133,750 common shares and 133,750 warrants exercisable at $1.00 per share. Interest expense recognized under the note totaled $0 for each of the three month and nine month periods ending December 31, 2012, and $1,070 and $23,271 for the three month and nine month periods ending December 31, 2011, respectively.

Under the anti-dilution protection provisions of 2011 Unit Offering, Mr. Rogai received an additional 46,082 shares of common stock and 91,040 additional warrants exercisable at $0.595 per common share, upon the November 14, 2012 closing of the Company’s 2012 Unit Offering.

AS SEEN ON TV, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 11. Notes Payable

On September 20, 2012 the Company completed a private placement of securities with 11 accredited investors under to a Securities Purchase Agreement dated September 7, 2012 (the “Bridge Note Offering”), raising aggregate gross proceeds of $1,275,000. The private placement was completed on September 20, 2012. Investors purchased from the Company 12% Senior Secured Convertible Notes (the “Bridge Notes”), in the aggregate principal amount of $1,275,000. The Bridge Notes bear interest at a rate of 12% per annum. Principal and accrued interest on the Bridge Notes automatically converted into equity securities identical to those sold to investors in the November 2012 Offering at a conversion price equal to 85% of the securities issued under the November 2012 Offering. The Notes were due and payable on March 20, 2013 (the “Maturity Date”). In the event the November 2012 Offering was not consummated on or before the Maturity Date, the entire principal amount of the Note, along with all accrued interest thereon, would, at the option of the holder, been convertible into the Company’s Common Stock, at a conversion price equal to the average daily volume weighted average price (“VWAP”) of the Common Stock for the 10 trading days immediately preceding the Maturity Date on the trading market on which our Common Stock is then listed or quoted at a 20% discount.

The indebtedness evidenced by the Bridge Notes was senior to, and had priority in right of payment over, all indebtedness of Company outstanding and were secured by a first lien and security interest in all of the assets of the Company and its wholly-owned subsidiary, TV Goods, Inc. pursuant to the terms of the Security Agreement dated as of September 7, 2012, by the Company in favor of Collateral Agents, LLC as agent of the Investors.

Each Investor also received a warrant (the “2012 Bridge Warrant”) exercisable for a period of three years from the Closing Date to purchase a number of shares of the Company’s Common Stock equal to the quotient obtained by dividing 50% of the principal amount of the Bridge Note held by the holder by the conversion price of the Bridge Note. The initial exercise price of the 2012 Bridge Warrants was $0.80 per share, subject to adjustment. Furthermore, if after the 6 month anniversary of the initial exercise date of each 2012 Bridge Warrant there is no effective registration statement registering, or no current prospectus available for the resale of, the warrant shares by the holder, but excluding a period of any certain allowed delay, the 2012 Bridge Warrant may be exercised, in whole or in part, on a cashless basis.

The 2012 Bridge Warrant also provides for weighted average ratchet anti-dilution protection in the event that any shares of common stock, or securities convertible into common stock, are issued at less than the exercise price of the warrants, except in connection with the following issuances of the Company's common stock, or securities convertible into common stock: (i) shares issuable under currently outstanding securities, including those authorized under stock plans, (ii) shares of common stock issued pursuant to a stock split or dividend; (iii) securities issued or issuable in connection with the Bridge Note Offering; or (iv) securities issued pursuant to acquisitions or strategic transactions approved by a majority of disinterested directors of the Company. Due to the anti-dilution protection in the warrants they have been classified as liabilities.

In connection with the Bridge Note Offering, the Company engaged a placement agent to act as the Company’s exclusive agent for the offering. In exchange for the placement agent acting as the exclusive agent for the Bridge Note Offering, the Company agreed to pay to the Placement Agent a cash placement fee equal to 10% of the aggregate gross proceeds from the sale of the Bridge Notes. As additional compensation, the Company issued to the placement agent or its designees, for nominal consideration, common stock purchase warrants equal to 10% of the number of shares of common stock issuable upon conversion of the Notes at an exercise price equal to $0.80 per share. The placement agent’s warrants provide the holder thereof with immediate cashless exercise rights and “weighted average” price protection right consistent with the terms of the investor warrants and are exercisable for three years.

The Company received net proceeds of approximately $1,117,825 after payment of an aggregate of $127,500 of commissions and expense allowance to the Placement Agent, and approximately $29,675 of other offering and related costs in connection with the private placement.

In connection with this transaction, the Company recognized a total debt discount of $1,249,792, comprised of a recognized beneficial conversion feature of $533,032 and the fair value of detachable warrants totaling $716,760. Such amounts were determined based on the price per share of the November 2012 Offering. See Note 8. As the notes, including accrued interest of $28,133, automatically converted into the securities issued under the November 2012 Offering, the discount was accreted to interest expense over a two month period.

In addition, in connection with our $1,275,000 funding, we recognized $305,412 in related debt issuance costs. As the Bridge Notes automatically converted into the securities issued under the November 2012 Offering, the cost was accreted to interest expense over a two month period.

AS SEEN ON TV, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

At December 31, 2012 and March 31, 2012, the Company had notes payable of $66,436 and $28,737, respectively, reflecting amounts due under insurance related note financings payable under terms of less than one year.

Note 12. Commitments

Leases

On January 20, 2010, the Company entered into a 38-month lease agreement for our 10,500 square foot headquarters facility in Clearwater, Florida. Terms of the lease provide for base rent payments of $6,000 per month for the first six months; a base rent of $7,500 per month for the next 18 months and $16,182 per month from January 2012 through February 2013. The increase in minimum rental payments over the lease term is not dependent upon future events or contingent occurrences. In accordance with the provisions of ASC 840 - Leases, the Company recognized lease expenses on a straight-line basis, which total $10,462 per month over the lease term.

On February 1, 2012, the Company entered into a new 36-month lease agreement on our existing headquarters facility. Terms of the lease provide for a base rent payments of $7,875 per month for the first twelve months, increasing 3% per year thereafter. The lease contains no provisions for a change in the base rent based on future events or contingent occurrences. In accordance with the provisions ASC 840-Leases, the Company is recognizing lease expenses on a straight-line basis, which total $8,114 per month over the lease term. In connection with the entering into the new leases, the Company recognized income of approximately $71,000 attributable to the recovery of the deferred rent obligation under the previous lease and wrote-off to lease expense $12,420 in security deposits attributable to the prior lease.

The following is a schedule by year of future minimum rental payments required under our lease agreement on December 31, 2012:

Operating Leases
Year 1	$97,335
Year 2	100,255
Year 3	—
Year 4	—
Year 5	—
$197,590

Base rent (income) expense recognized by the Company, all attributable to its headquarters facility, totaled $24,342 and $73,026 for the three-month and nine-month periods ending December 31, 2012, respectively and $(48,970) and $13,752 for the three-month and nine month periods ending December 31, 2011, respectively.

Under the terms of the 2010 Private Placement, the Company provided that it would use its best reasonable efforts to cause the related registration statement to become effective within 180 days of the termination date, July 26, 2010, of the offering. We have failed to comply with this registration rights provision and are obligated to make pro rata payments to the subscribers under the 2010 Private Placement in an amount equal to 1% per month of the aggregate amount invested by the subscribers up to a maximum of 6% of the aggregate amount invested by the subscribers. The maximum amount of penalty to which the Company may be subject is $156,000. The Company had an accrued penalty of $156,000 at December 31, 2012 and March 31, 2012.

Note 13. Stockholders’ Equity

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock, $.0001 par value per share. Our board of directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the state of Florida, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. No shares of preferred stock have been issued or were outstanding at December 31, 2012 and March 31, 2012, respectively.

AS SEEN ON TV, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

Common Stock

At December 31, 2012 and March 31, 2012, we were authorized to issue up to 750,000,000 shares of common stock, $.0001 par value per share, respectively.

At December 31, 2012 and March 31, 2012, the Company had 50,806,385 and 31,970,784 shares outstanding, respectively. Holders are entitled to one vote for each share of common stock (or its equivalent).

Effective June 15, 2011, based on a majority shareholder vote, our articles of incorporation were amended to increase our authorized common stock from 400,000,000 to 750,000,000 shares.

All share and per share information contained in this report gives retroactive effect to a 1 for 20 (1:20) reverse stock split of our outstanding effective October 27, 2011.

Share Issuances

Common Stock and Warrants

On June 1, 2011, the Company issued 75,000 warrants to a consulting firm representing the Company in Canada. The warrants vest over fourteen months, are exercisable for a period of three years from grant date and exercisable at $3.15 per share. The Company valued these warrants using the Black-Scholes model. The initial grant date fair value was $205,962 which was recorded as consulting expenses in general and administrative expenses, over the vesting period with unvested components being marked-to-market every reporting period throughout the vesting term. The vesting period expired on August 1, 2012 after which date the related expense recognition ceased.

The assumptions used in the valuation on June 1, 2011 were as follows:

Number of shares underlying the warrants	75,000
Exercise price	$3.15
Volatility	175%
Risk-free interest rate	0.74%
Expected dividend yield	0.00%
Expected warrant life (years)	3.00

The assumptions in the final re-measurement of the warrants at August 1, 2012, were as follows:

Number of shares underlying the warrants	18,750
Exercise price	$3.15
Volatility	197%
Risk-free interest rate	0.24%
Expected dividend yield	0.00%
Expected warrant life (years)	1.67

The Company recognized a reduction in consulting expense under this agreement of $0 and $1,331 for the three month and nine month periods ending December 31, 2012, respectively, and consulting expense reduction of $(18,920) and expense of $76,372 for the three-month and nine-month periods ending December 31, 2011, respectively.

AS SEEN ON TV, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

The assumptions used in connection with the valuation of the initial warrants issued on May 27, 2011 for the acquisition of the Seen on TV intangible assets, and the remeasurement of those warrants and issuance of additional warrants on June 28, 2012, were as follows:

	June 28, 2012	May 27, 2011
Number of shares underlying the warrants	250,000	50,000
Exercise price	$0.64	$7.00
Volatility	185%	190%
Risk-free interest rate	0.69%	1.65%
Expected dividend yield	0.00%	0.00%
Expected warrant life (years)	3	5

The 250,000 shares issued on June 28, 2012 in connection with the acquisition of the Seen on TV intangible assets had a fair value of $257,500 based on the Company’s stock price on June 28, 2012. The sale of securities under the November 2012 Offering triggered certain anti-dilution provisions under the asset acquisition agreement. See Note 16. Subsequent Events.

Effective December 6, 2011, the Company entered into an independent contractor agreement with Stratcon Partners, LLC pursuant to which Stratcon has agreed to provide the Company consulting and advisory services, including, but not limited to business marketing, management, budgeting, financial analysis, and investor and press relations. Under the agreement, Stratcon is also required to establish and maintain executive facilities and a business presence in New York City for the Company. The agreement is for an initial term of two years and may be terminated by either party upon written notice. In consideration of providing the services, Stratcon shall receive $12,500 per month. In addition, the Company has agreed to issue Stratcon an aggregate of 500,000 shares of restricted common stock, such shares vesting over a period of two years in four equal tranches. The closing price of the Company’s common stock as reported on the OTC Markets on the Effective Date was $1.00. The Company has agreed to provide Stratcon rent reimbursement up to $2,500 per month for the New York office. Through December 31, 2012, the Company expensed approximately $267,000, including $187,497 for the nine months ended December 31, 2012 related to these shares. During June 2012 the first tranche of 125,000 shares of restricted common stock vested and the $142,000 was reclassified from accrued expense to equity. Effective December 12, 2012 the Company terminated the agreement.

Effective December 6, 2011, the Company agreed to issue 25,000 shares of common stock to Mediterranean Securities Group, LLC in consideration of consulting services. As the agreement did not contain any vesting or forfeiture provisions, the entire fair value of $25,000, based on our stock price on the commitment date, was charged to consulting expenses and included in accrued expenses at March 31, 2012. During June 2012 these 25,000 shares were issued to Mediterranean Securities Group, LLC and $25,000 was reclassified from accrued expenses to equity.

Equity Compensation Plans

In May 2010, the Company adopted its 2010 Executive Equity Incentive Plan and 2010 Non Executive Equity Incentive Plan (collectively, the “Plans”) and granted 600,000 options and 450,000 options, respectively, under TV Goods stock option plans.

In May 2010, our Board of Directors granted 600,000 options under the Executive Equity Incentive Plan, exercisable at $1.50 per share to two officers and directors of the Company. The shares vested over eighteen months from grant and are exercisable for five (5) years from grant date (May 26, 2010). In September 2011, October 2011, December 2011 and March 2012, our Board of Directors granted an additional 225,000 options to an officer and two directors under the Executive Equity Incentive Plan. The options vest over eighteen months (150,000 options) and two years (50,000 options) and are exercisable for five years from date of grant.

AS SEEN ON TV, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

In May 2010, our Board also granted options to purchase an aggregate of 450,000 shares of our common stock with an exercise price of $1.50 per share under the Non Executive Equity Incentive Plan. The options granted vest over eighteen months from the date of the grant (May 26, 2010) and are exercisable for five (5) years from their grant date. On July 15, 2010, the Company issued an additional 50,000 shares under the Non Executive Incentive Plan under terms similar to the May 2010 grant. During the quarter ending December 31, 2010, 400,000 shares were forfeited due to termination of employment. In December 2010, an additional 100,000 options were granted under this plan. On September 26, 2011 and March 31, 2012, our Board granted an additional 300,000 and 75,000 options, respectively, under the Non Executive Plan to nine employees and one consultant. The options vested over eighteen months and are exercisable for five years from date of grant.

The fair value of each option is estimated on the date of grant using the Black Scholes options pricing model using the assumptions established at that time.

On June 4, 2012, the Company issued 30,000 options to a direct response consultant. The fair value of the options granted was estimated on the date of grant using the Black Scholes options pricing model using the assumptions established at that time. The following table includes the assumptions used in making this grant:

Number of shares underlying the options	30,000
Exercise price	$0.87
Volatility	185%
Risk-free interest rate	0.68%
Expected dividend yield	0.00%
Expected option life (years)	5

As the options vested upon grant, the entire fair value of $25,100 was charged to stock-based compensation immediately and is included in general and administrative expenses.

On September 24, 2012, the Company’s Board of Directors adopted the 2013 Equity Compensation Plan with terms similar to the previously adopted 2010 Plans. The 2013 Equity Compensation Plan authorized the issuance of up to 3,000,000 options to purchase common stock.

On December 15, 2012, the Compensation Committee granted 2,075,000 options under the remaining available options under the 2010 Executive Equity Incentive Plan, 2010 Non Executive Equity Incentive Plan and 2013 Equity Compensation Plan. The options were granted to 17 employees and directors of the Company. The options granted vest at 20% per year over a five-year period and expire ten years from grant date. The fair value of the options granted was estimated on the grant date using the Black Scholes options pricing model using the assumptions established at that time. The following table includes the assumptions used in making this grant:

Number of shares underlying the options	2,075,000
Exercise price	$0.68
Volatility	177%
Risk-free interest rate	1.18%
Expected dividend yield	0.00%
Expected Option life (years)	7

Stock based compensation for the three month and nine-month periods ending December 31, 2012 totaled $174,567 and $309,675, respectively and is included in general and administration expenses.

AS SEEN ON TV, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

Information related to options granted under both our option plans at December 31, 2012 and December 31, 2011 and activity for the periods then ended is as follows:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value

Outstanding at April 1, 2012	1,025,000	$1.31	—	$—
Granted	2,105,000	0.68	—	—
Exercised	—	—	—	—
Forfeited	(12,500)	0.96	—	—
Expired	—	—	—	—
Outstanding at December 31, 2012	3,117,500	$0.89	7.67	$—
Exercisable at December 31, 2012	880,000	$1.37	3.02	$—

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value

Outstanding at April 1, 2011	800,000	$1.58	—	$—
Granted	500,000	1.01	—	—
Exercised	—	—	—	—
Forfeited	—	—	—	—
Expired	—	—	—	—
Outstanding at December 31, 2011	1,300,000	$1.36	3.97	$—
Exercisable at December 31, 2011	787,500	$1.57	3.42	$—

The weighted average grant date fair value of unvested options at December 31, 2012, was approximately $1,599,000 and will be expensed over a weighted average period of 9.5 years.

As of December 31, 2012, there were 1,582,500 options available for further issuance under the 2013 Equity Compensation Plan.

No tax benefits are attributable to our share based compensation expense recorded in the accompanying financial statements because we are in a net operating loss position and a full valuation allowance is maintained for all net deferred tax assets. For stock options, the amount of the tax deductions is generally the excess of the fair market value of our shares of common stock over the exercise price of the stock options at the date of exercise.

In the event of any stock split of our outstanding common stock, the Board of Directors in its discretion may elect to maintain the stated amount of shares reserved under the Plans without giving effect to such stock split. Subject to the limitation on the aggregate number of shares issuable under the Plans, there is no maximum or minimum number of shares as to which a stock grant or plan option may be granted to any person. Plan options may either be (i) ISOs, (ii) NSOs (iii) awards of our common stock or (iv) rights to make direct purchases of our common stock which may be subject to certain restrictions. Any option granted under the Plans must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of grant, but the exercise price of any ISO granted to an eligible employee owning more than 10% of our outstanding common stock must not be less than 110% of fair market value on the date of the grant. The Plans further provide that with respect to ISOs the aggregate fair market value of the common stock underlying the options which are exercisable by any option holder during any calendar year cannot exceed $100,000. The term of each plan option and the manner in which it may be exercised is determined by the Board of Directors or the compensation committee, provided that no option may be exercisable more than 10 years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of the common stock, no more than five years after the date of the grant.

AS SEEN ON TV, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 14. Litigation

In February 2012, SCI Direct, LLC (“SCI”), filed suit against TV Goods, Inc. in the United States District Court, Northern District of Ohio, Eastern Division. The complaint alleges trademark infringement by TV Goods arising from our Living Pure™ space heater as it relates to SCI’s EDENPURE™ space heater. The plaintiff was seeking monetary and injunctive relief claiming TV Goods committed trademark infringement, unfair competition and violation of the Ohio Deceptive Trade Practices Act. The amount of damages the plaintiff was seeking was unspecified. We believed that the legal basis of the allegations was completely without merit. The potential monetary relief, if any, was not probable and could not be estimated at that time. On June 21, 2012, TV Goods, Inc. executed a settlement agreement with SCI Direct, LLC. Under the terms of the agreement, SCI agreed to dismiss the complaint and TV Goods, Inc. agreed to cease marketing any products under the Living Pure Trademark. The settlement agreement was contingent upon SCI’s review of TV Goods, Inc. financial statements relating to Living Pure sales, which was completed with the dismissal of the complaint on July 5, 2012.

On August 9, 2012 the Company entered into a letter of intent with eDiets.com, Inc. for the acquisition of that company in a stock for stock transaction. On October 31, 2012, we entered into a definitive Agreement and Plan of Merger with eDiets.com, Inc. The terms of the Agreement Plan of Merger provide that we will issue 19,077,252 shares of our common stock to the stockholders of eDiets.com, Inc. in exchange for 100% of the outstanding shares of that company. The closing of the transaction is subject to a number of conditions precedent. In connection with the proposed merger, on September 10, 2012, the Company received notice of a complaint filed by a shareholder of eDiets in Broward County, Florida against eDiets, members of the board of directors of eDiets and the Company, alleging that eDiets breached its fiduciary duty to its shareholders by entering into the merger agreement for inadequate consideration. The Company intends to vigorously defend the action and believes the claim to be without merit.

Note 15. eDiets Merger Agreement

On October 31, 2012, we entered into a definitive Agreement and Plan of Merger with eDiets.com, Inc. The terms of the Agreement Plan of Merger provide that we will issue 19,077,252 shares of our common stock to the stockholders of eDiets.com, Inc. in exchange for 100% of the outstanding shares of that company. The closing of the transaction is subject to a number of conditions precedent, including, but not limited to:

• the satisfaction completion of due diligence on each company by the other company,

• the effectiveness of a registration statement on Form S-4 which was declared effective by the Securities and Exchange Commission, on February 11, 2013, to register the shares of our common stock to be issued to the eDiets.com, Inc. stockholders, and

• requisite approval of the transaction by the stockholders of eDiets.com, Inc.

We are conducting our due diligence process and our target closing date for the transaction, assuming the satisfaction of the conditions precedent to closing, is on or before March 31, 2013. However, as a result of the number of conditions precedent to close, there are no assurances that this transaction will ultimately be consummated.

The Company has advanced eDiets.com, Inc. an aggregate of $2,000,000 under unsecured 12% promissory notes payable on or before the earlier of 10 business days following the earlier of (i) the closing date of the merger agreement between the Company and eDiets.com, Inc., (ii) March 31, 2013, or (iii) an event of default under the terms of the notes.

On November 19, 2012, the Company entered into a licensing and endorsement agreement with Eight Entertainment, LLC furnishing the services of Mr. CeeLo Green. The agreement is for a 24-month term and provides for the services of Mr. CeeLo Green in endorsements, advertising and promotion programs. In consideration the Company agreed to a one-time payment of $250,000 and the issuances of 6,500,000 common stock warrants as follows:

Issuance	Number of Shares	Exercise Price	Date of Issuance

1	1,500,000	$0.01	Within 10 days of effectiveness
2	1,250,000	$0.25	3 months from agreement
3	750,000	$0.50	12 months from agreement
4	1,000,000	$0.75	16 months from agreement
5	1,000,000	$1.00	20 months from agreement
6	1,000,000	$2.00	24 months from agreement

AS SEEN ON TV, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

The actual number of warrants to be granted under the agreement is subject to adjustment downward up to 50%, based upon certain performance goals being achieved relating to weight-loss. These provisions constitute a performance commitment within the meaning of ASC 505-Equity. In accordance with ASC 505 – Equity, when equity instruments are issued to non-employees in exchange for the receipt of goods or services the equity instruments are measured at fair value at the earlier of the date at which a commitment for performance by the counterparty to earn the equity instruments is reached or the date at which the counterparty’s performance is complete. The agreement with Mr. CeeLo Green does not contain a sufficiently large disincentive for nonperformance as forfeiture of the equity instrument is the sole remedy in the event of nonperformance. Therefore, a measurement date will not be established until performance is complete and ASC 505-Equity requires the recognition of expense from the transaction be measured at the then-current lowest aggregate fair value at each reporting period with changes in those lowest aggregate fair values between the reporting periods recognized in earnings.

The related campaign talent costs will be recorded in selling and marketing expenses over the performance period of 24 months. The assumptions used at the initial valuation date, November 19, 2012, and December 31, 2012, were as follows:

	Lowest Aggregate Fair Value
	Initial Valuation	December 31, 2012

Number of shares underlying warrants	3,250,000	3,250,000
Exercise prices	$0.01 - $2.00	$0.01 - $2.00
Volatility	180.0%	175.0%
Risk-free interest rate	0.33%	0.36%
Expected dividend yield	0.00%	0.00%
Expected warrant life (years)	3.00	2.85

The Company recognized marketing expense under this agreement of $150,281 including $135,698 attributable to the warrants issued and $14,583 attributable to the cash component for the three and nine month periods ending December 31, 2012.

Note 16. Subsequent Events

The sale of securities under the November 2012 Offering triggered certain anti-dilution provisions under the Company’s asset acquisition agreement with Seen On TV LLC and on January 28, 2013 the Company issued an aggregate of 284,757 shares of common stock to the members of Seen On TV LLC and their assignees.

On January 4, 2013, the Company issued 125,000 shares of common stock to Stratcon Partners, LLC pursuant to the terms of an independent contractor agreement with Stratcon Partners, LLC. The agreement was terminated effective December 12, 2012.

On February 12, 2013, the Company advanced an additional $205,000 to eDiets.com and issued a new promissory note on terms substantially similar to those set forth in the previously issued unsecured senior notes issued by eDiets.com in aggregate principal amount of $2,000,000. Interest accrues on the new note at a rate of twelve percent (12%) per annum, and at the rate of eighteen percent (18%) per annum during the continuance of an event of default. The new note will mature on the date that is ten business days following the first to occur of the following: (i) the closing date of the merger agreement with eDiets; (ii) March 31, 2013; or (iii) an event of default under the new note. If the merger agreement terminates, the Company will have the option to convert the new note into newly issued shares of common stock of eDiets.com at a conversion price of $0.54 per share.

ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

This Quarterly Report on Form 10-Q contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on our management’s beliefs, assumptions and expectations and on information currently available to our management. Generally, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements, which generally are not historical in nature. All statements that address operating or financial performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements, including without limitation our expectations with respect to product sales, future financings, or the commercial success of our products or services. We may not actually achieve the plans, projections or expectations disclosed in forward-looking statements, and actual results, developments or events could differ materially from those disclosed in the forward-looking statements. Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on forward-looking statements because they speak only as of the date when made. We do not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by federal securities laws and the rules of the Securities and Exchange Commission (the “SEC”). We may not actually achieve the plans, projections or expectations disclosed in our forward-looking statements, and actual results, developments or events could differ materially from those disclosed in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including without limitation those described from time to time in our future reports filed with the SEC.

The following discussion and analysis of our financial condition and results of operations should be read together with our unaudited interim consolidated condensed financial statements and related notes appearing elsewhere in this Quarterly Report on Form 10-Q.

Company Overview

We are a direct response marketing company. We identify, advise in development and market consumer products. We employ three primary channels: direct response television (Infomercials), television shopping networks and retail outlets which may include brick and mortar, internet, catalog and print media.

We hold a wholly owned interest in TV Goods, Inc., a Florida corporation (“TVG”) and Tru Hair, Inc., a Florida corporation. Primarily all of our operations are conducted through TVG which was formed in October 2009. Due to the similar nature of the underlying business and the overlap of our operations, we view and manage these operations as one business, accordingly we do not report as segments.

On May 27, 2011, the Company entered into a binding letter agreement with Seen on TV, LLC, a Nevada limited liability company, with no affiliation with the Company, and Ms. Mary Beth Gearhart (formerly Fasano), its president. The letter agreement provided that we would obtain ownership of certain Seen on TV intangible assets, primarily consisting of the domain names “asseenontv.com” and “seenontv.com”. Upon entering into the binding letter agreement, we issued 250,000 shares of restricted common stock, with a fair value of $500,000 on the contract date, and an initial cash payment of $25,000 to Ms. Gearhart. In addition, we granted 50,000 warrants to issue common shares, initially exercisable at $7.00 per share for a period of three years with a grant date fair value of approximately $162,000. Further, we made five additional monthly payments of $5,000 to the seller and a $10,000 contribution to a designated charitable contribution. All payments made under the initial letter agreement, including the fair value of securities and an additional $7,000 paid for use of the URL “asseenontv.co.uk” totaled $729,450 at March 31, 2012. The term or phrase “As Seen On TV” is not subject to trademark protection and has been, and will continue to be, used by others, including online and retail outlet applications with no connection with, or benefit to, the Company.

On June 28, 2012, the Company finalized the asset purchase agreement with Seen on TV, LLC agreeing to (i) pay an additional $1,560,000 in cash, (ii) issue an additional 250,000 shares of restricted stock, (iii) issue 250,000 common stock purchase warrants, exercisable at $0.64 per share exercisable for three years from issuance, (iv) modifying the exercise price of the 50,000 common stock purchase warrants issued in May 2011 from $7.00 per share to $1.00 per share and extending their term, and (v) making five annual payments of $10,000 per year to a charitable organization designated by Seen on TV. This obligation was recorded with the current component of $10,000 being reported with accrued expenses and $40,000, the non-current portion, being reported as other liabilities – long-term. The Company agreed that so long as the seller owns at least 250,000 common shares received under the purchase agreement, if we were to issue additional shares of common stock, the seller will be entitled to receive additional shares sufficient to maintain their proportional ownership in the Company. Under this provision, the Company issued an additional 284,757 common shares to the sellers as a result of our November 2012 and December 2012 Private Placements.

This transaction did not meet the criteria of a business combination within the guidelines of ASC 805—Business Combinations, and therefore was accounted for as an asset purchase. The transaction contained no contingent consideration and no liabilities were assumed contingent or otherwise. Accordingly, the assets acquired, all identifiable intangible assets, were recognized based on our costs of the assets acquired.

Due to the focus of our business on consumer items marketed through television infomercial spots and shopping channels, the Company believes there are strong synergies in owning and operating a web-based outlet for its own as well as other products. As with potential retail sales, customers who may not have initially purchased from a television spot could, when recognizing the product, reconsider and purchase the item. This provides the Company with a potentially higher return on our marketing expenditures. We believe this is particularly true on a well established web-site named “AsSeenOnTV.com.”

A summary of the total costs of the assets both under the initial May 27, 2011, binding letter agreement and the June 28, 2012, Asset Purchase Agreement were as follows:

Cash at closing	$1,620,000
May 2011 common shares issued	500,000
June 2012 common shares issued	257,500
Fair value of modified May 2011 warrants(*)	168,320
Fair value of June 2012 warrants	235,756
Additional cash payments and commitments	57,640
$2,839,216

———————

(*) includes approximately $6,000 related to warrant modification.

On August 9, 2012, we entered into a letter of intent with eDiets.com, Inc. for the acquisition of that company in a stock for stock transaction. On October 31, 2012, we entered into a definitive Agreement and Plan of Merger with eDiets.com, Inc. The terms of the Agreement Plan of Merger provide that we will issue 19,077,252 shares of our common stock to the stockholders of eDiets.com, Inc. in exchange for 100% of the outstanding shares of that company. The closing of the transaction is subject to a number of conditions precedent, including, but not limited to:

• the satisfactory completion of due diligence on each company by the other company,

• the effectiveness of a registration statement on Form S-4 which was declared effective by the Securities and Exchange Commission on February 11, 2013, to register the shares of our common stock to be issued to the eDiets.com, Inc. stockholders, and

• requisite approval of the transaction by the stockholders of eDiets.com, Inc.

We are conducting our due diligence process and our target closing date for the transaction, assuming the satisfaction of the conditions precedent to closing, is within the next 90 to 120 days. However, as a result of the number of conditions precedent to close, investors should not place undue reliance on the execution of the letter of intent and there are no assurances that this transaction will ultimately be consummated.

In connection with this transaction, the Company has advanced eDiets.com, Inc. an aggregate of $2,000,000 through December 31, 2012, and an additional $205,000 on February 12, 2013, under unsecured 12% promissory notes payable on or before the earlier of 10 business days following the earlier of (i) the closing date of the merger agreement between the Company and eDiets.com, Inc., (ii) March 31, 2013, or (iii) an event of default under the terms of the notes.

Revenue Generation

We generate revenues primarily from three channels: direct response sales of consumer products, sale of consumer products through a “live-shop” TV venue and ownership and operation of the URL AsSeenOnTV.com which operates as a web based outlet for the Company and other direct response businesses. In addition, the Company generates limited revenue through the production of infomercials for third parties and direct response related speaking engagements.

Inventors and entrepreneurs submit products or business concepts for our review. Once we identify a suitable product/concept we negotiate to obtain global marketing and distribution rights. These marketing and distribution agreements stipulate profit sharing, typically a royalty to the inventor or product owner. As of the date of this report, we have marketed several products with limited success.

Results of Operations for the Three Month and Nine Month Periods Ended December 31, 2012 as Compared to the Three Months and Nine Month Periods Ended December 31, 2011

A comparative summary of the source of our revenues generated for the periods presented is as follows:

	Three Months Ended December 31,				Six Months Ended December 31,
	2012		2011		2012		2011

Heater sales	$4,502,589	77%	$1,841,696	71%	$4,502,589	65%	$1,841,696	55%
Other product sales	1,238,083	21%	618,836	24%	2,121,451	31%	1,233,117	37%
Speaking engagement fees	—	—	—	—	22,337	*	—	—
Infomercial production income	1,400	—	145,000	5%	46,150	1%	275,604	8%
Royalty fees	92,174	2%	—	—	179,674	3%	—	—
	$5,834,246	100%	$2,606,034	100%	$6,872,201	100%	$3,350,417	100%

———————

* Less than 1%

As detailed above, for the three months and nine months ended December 31, 2012, approximately 77% and 65% of our revenue, respectfully, was attributable to sales of our line of heater for which we contracted marketing and distribution rights. While there can be no assurance, management believes that continuing to develop a marketing strategy based upon distributing developed products for which the Company has ownership or licensing rights, will ultimately prove a successful strategy. Due primarily to this increase in focus on product sales, primarily heater products, rather than infomercial productions for third parties, revenue increased 124% and 105% for the three month and nine month periods ending December 31, 2012, over the comparable periods of the preceding year. The Company intends to continue to focus its efforts on the direct response marketing of identified products and shift its focus away from infomercial production. Selling prices and cost of sales of sales of the heaters remained relatively consistent between the periods presented.

It should be noted that sales revenue recognized on sales of our line of heaters represents a very significant portion of overall revenues as detailed above and are a seasonal line of products with little or no heater sales anticipated in our first and second fiscal quarters.

The increase in royalty fees reflects minimum fees due the Company resulting from its acquisition of the AsSeenOnTV.com URL, completed in June 2012. While there can be no assurance, it is hoped that these royalty fees will increase in the future as web-related revenues for those utilizing our website increase.

Cost of Revenue

Cost of revenues for the three months ended December 31, 2012, totaled $2,787,711 or 48% of related revenues compared to 54% of revenues for the three months ended December 31, 2011. This reduction was attributable primarily to the increase in heater sales as a percentage of total sales between the periods, with heater sales containing a higher gross margin percentage than other products offered during the periods.

Cost of revenues for the nine months ended December 31, 2012, totaled $3,821,018 or 56% of related revenues compared to 57% for the comparable period of the preceding year. This slight improvement in gross profit percentage was also attributable to the product mix between periods. Often the test marketing of new products will indicate that a particular product is not well received through a direct response program and the project will be dropped. This industry wide practice can, and often does, result in the recognition of costs for a particular product in excess of related revenues.

Costs associated with product sales include the direct costs of purchasing the products marketed as well as fulfillment costs associated with the taking and shipment of orders, merchant discount fees and shipping and freight costs.

The Company does not manufacture any products in-house and relies on third-party suppliers, located primarily outside of the United States, for its inventory. Accordingly, our cost of products acquired for sale could vary significantly if fuel and transportation costs were to increase in the future.

Operating Expenses

Operating expenses, consisting of selling and marketing expenses and general and administrative expenses, increased for both the three month and nine month periods ended December 31, 2012, over the comparable periods of the preceding year.

The increase in selling and marketing expense is directly attributable to the increase in product sales between the periods. Included in selling marketing expenses for the three month and six months ended December 31, 2012, is $150,281 attributable to a talent agreement dated November 19, 2012, with a two-year term. This agreement contains certain performance criteria which will significantly increase marketing expenses in future periods over the term of the agreement. Total expenses will be dependent on fair value valuations and meeting performance criteria.

General and administrative expenses increased 18% during our third quarter of the current year to $1,618,976 over the third quarter of the previous year which totaled $1,367,264. The principal component of this increase was salaries and salary related expenses as the Company has increased its in-house marketing staff to promote and accommodate a 126% increase in revenues between the periods. General and administrative expenses increased during the first nine months of our fiscal year to $3,884,910 from $3,167,795 for the same period of the prior year, a 23% increase between the periods. As with the quarter-over-quarter increase, a significant component of this increase was salaries and related expenses which increased approximately $165,000 between the periods, representing 13% of the total overall increase. Stock based compensation related to employee stock options remained relatively constant increasing to $309,675 from $283,199 for the prior year. Also included in the increase was insurance related expenses which totaled $145,336 during the current year compared to $62,714 for the nine month period ending December 31, 2011. This increase, totaling approximately $82,600 was due primarily to the Company’s implementation of an employee health insurance program and the increase in the general level of sales activity and requisite increase in the level of inventory related coverage.

General and administrative expenses declined as a percentage of revenue for both the three month and nine month periods ending December 31, 2012, compared to the prior year periods as a result of the increase in sales not requiring a corresponding increase in related support and administrative expenditures. While there can be no assurance, we expect this trend to continue as the Company’s revenues increase in the future.

Other Income and Expenses

Other (income) expense for the quarter and nine month periods ending December 31, 2012, totaled $14,236,770 and $10,336,927 respectively, compared to income recognized of $4,178,147 and expense of $6,524,235 for the comparable periods of the preceding year. The largest single component contributing to all these amounts was the income or expense recognized on the periodic revaluation of the fair value of financing related warrants outstanding at the end of each period that, based on their provisions, are carried as liabilities on the Company’s records. For the three month and nine month periods ending December 31, 2012, we recognized expense on periodic warrant revaluations of $13,473,948 and $8,790,512, respectively. These amounts compare to income recognized for comparable periods of the preceding year of $5,977,192 and $411,421, respectively. These periodic revaluations can, and most likely will, continue to result in significant, non cash, income or expense being recognized at the end of any given period depending on fluctuations in the market value of our stock on each reameasurement date.

Other income and expense for the three months and nine months ended December 31, 2011, included a loss of extinguishment of debt of $2,950,513 and income resulting from the revaluation of a derivative liability of $209,351, which did not occur in the comparable periods of the current year.

Interest expense for all periods presented represents the accretion to interest expense of debt discounts and debt issuance costs associated with debt financings of the Company. Interest expense recognized for the three months and nine months ended December 31, 2012, is primarily attributable to our $1,275,000 12% senior secured convertible note (Bridge Note) transaction which closed in September 2012. Interest expense recognized in the comparable periods in the prior year represented accretion attributable to a $750,000 convertible debenture issued in April 2011 and a $1,800,000 12% convertible debenture issued in August 2011.

Liquidity and Capital Resources

As of December 31, 2012, we had approximately $4,162,000 in cash and cash equivalents. The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate continuation as a going concern. We have sustained substantial operational losses since our inception, and such operational losses have continued through December 31, 2012 and have financed our operations primarily through the issuance of shares of our common stock and the issuance of convertible notes. At December 31, 2012, we had an accumulated deficit of approximately $31,000,000. The Company cannot predict how long it will continue to incur further losses or whether it will ever become profitable which is dependent upon the frequency and success of new and existing products. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty. Management believes the Company has sufficient cash resources to sustain operations through at least February, 2014.

We have commenced implementing, and will continue to implement, various measures to address our financial condition, including:

•

Continuing to seek debt and equity financing and possible funding through strategic partnerships. However, there can be no assurances that the Company will be able to raise additional capital on favorable terms, or at all.

•

Curtailing operations where feasible to conserve cash through deferring certain of our marketing activities until our cash flow improves and we can recommence these activities with appropriate funding.

•

Investigating and pursuing transactions including mergers, and other business combinations and relationships deemed by the board of directors to present attractive opportunities to enhance stockholder value, including our pending merger with eDiets.com, Inc.

Net cash used in operating activities for the nine months ending December 31, 2012 totaled $4,536,612. This use of cash was due in large part to our net loss offset by non-cash expenses and increases in the balance in accounts receivable of $1,379,105 and inventories and inventory related advances totaling $914,756. Both increases reflecting the overall 107% increase in our revenue levels between the periods. In addition, the Company increased prepaid expenses by $205,863. These uses of cash are directly related to increased sales levels and continued anticipated seasonal sales orders.

Cash used in investing activities during the nine months ending December 31, 2012 totaled $3,619,534 and included $2,000,000 in loans in the form of notes receivable from eDiets.com, Inc. made in connection with our pending merger transaction and $1,565,525 paid in connection with our intangible asset purchase of AsSeenOnTV.com in June 2012. Both expenditures are related to transactions the Company views as strategic; the AsSeenOnTV URL providing a royalty stream and the pending eDiet transaction offering a potential significant increase in revenues as well as diversification within the direct response markets.

On November 14, 2012 (the “Initial Closing Date”), the Company entered into and consummated a securities purchase agreement with certain accredited investors (the “November 2012 Offering”) for the private sale of units at $50,050 per unit, each unit consisting of (i) 71,500 shares of common stock, par value $0.0001 per share and (ii) warrants to purchase 35,750 shares of Common Stock at an initial exercise price of $0.80 per share. Accordingly, for each $0.70 invested, investors received one share of Common Stock and one-half of a Warrant. On December 28, 2012 the Company completed the offering, selling a total of 145.6 Units and receiving aggregate gross proceeds of $7,287,200. The Company issued an aggregate of 10,410,285 shares of Common Stock and Warrants to purchase 5,205,143 shares of Common Stock to the investors pursuant to the November 2012 Offering.

The Warrants are exercisable at any time within three years from the Initial Closing Date at an exercise price of $0.80 per share with cashless exercise in the event a registration statement covering the resale of the shares underlying the Warrants is not in effect within the time period set forth in the securities purchase agreement. The Warrants also provide for weighted average anti-dilution protection in the event that any shares of Common Stock, or securities convertible into Common Stock, are issued at less than the exercise price of the Warrants during any period in which such Warrants are outstanding, subject to certain exceptions as set forth in the Warrants.

If during a period of twelve months from the completion of the November 2012 Offering, the Company issues additional shares of Common Stock or other equity or equity-linked securities (the “Additional Shares”) at a purchase, exercise or conversion price less than $0.70 (subject to certain exceptions and such price is subject to adjustment for splits, recapitalizations, reorganizations), then the Company shall issue additional shares of Common Stock to the investors so that the effective purchase price per share paid for the Common Stock included in the Units shall be the same per share purchase, exercise or conversion price of the Additional Shares.

The Company has provided the investors with “piggyback” registration rights with respect to the resale of the Common Stock and the shares of Common Stock issuable upon exercise of the Warrants.

The Company engaged National Securities Corporation, a registered broker dealer to serve as placement agent and the placement agent received (a) selling commissions aggregating 10% of the gross proceeds of the Offering, (b) a non-accountable expense allowance of 1% of the gross proceeds of the Offering to defray offering expenses, (c) five-year warrants to purchase such number of shares of Common Stock as is equal to 10% of the shares of Common Stock (i) included as part of the Units sold in this Offering at an exercise price equal to $0.70 per share, and (ii) issuable upon exercise of the Warrants sold in the November 2012 Offering at an exercise price equal to $0.80 per share, and (d) 100,000 restricted shares of Common Stock.

The sale of the units triggered the automatic conversion of the Bridge Notes discussed below, which converted into an aggregate of 2,190,140 shares of Common Stock and warrants to purchase an aggregate of 1,095,070 shares of Common Stock, exercisable at $0.80 per share. The warrants are exercisable for period of three years and contain the same terms as the Warrants defined above. The terms of the securities contained in the Units also triggered a weighted average ratchet anti-dilution adjustment on the warrants issued with the Bridge Notes and placement agent warrants issued in connection thereto. As such, the Company issued warrants to purchase an additional 1,137,735 shares of Common Stock to the former Bridge Note holders and warrants to purchase 227,546 shares of Common Stock to the placement agent. These warrants issued to the former Bridge Note holders and placement agent are exercisable at $0.77 per share through September 2015 and contain weighted average anti-dilution adjustment provisions.

The sale of the units also triggered purchase price protection provisions (the “2011 SPA Purchase Price Protection”) provided under the terms of the Company’s securities purchase agreement, dated October 28, 2011 (the “October 2011 SPA”) and warrants issued in connection with the October 2011 SPA were subject to full ratchet anti-dilution protection adjustment. As a result of the securities issued in the November 2012 Offering, the October 2011 SPA purchasers and warrant holders received an additional aggregate of 5,735,176 shares of Common Stock and warrants to purchase an additional 15,079,419 shares of Common Stock exercisable at $0.595 per share. These warrants include warrants issued to the Placement Agent in connection with its participation in the October 2011 SPA and related transactions.

During September 2012 we completed a private placement of 12% Senior Secured Convertible Notes (the “Bridge Notes”) in the aggregate principal amount of $1,275,000. The Bridge Notes were issued to 11 accredited investors and bear interest at a rate of 12% per annum and were payable on or before the maturity date. Principal and accrued interest on the Bridge Notes automatically converted into securities identical to those sold to investors in the November 2012 Offering at a conversion price equal to 85% of the securities sold under the November 2012 Offering.

The indebtedness evidenced by the Bridge Notes was senior to, and had priority in right of payment over, all indebtedness of Company outstanding. Each investor also received a Bridge Warrant exercisable for a period of three years to purchase a number of shares of the Company’s Common Stock equal to the quotient obtained by dividing 50% of the principal amount of the Bridge Note held by the holder by the conversion price of the Bridge Note. Furthermore, the Bridge Warrants contain certain cashless exercise rights if after the six month anniversary of the initial exercise date of each Bridge Warrant there is no effective registration statement registering for the resale of the shares underlying the Bridge Warrants. The Bridge Warrants also provide for weighted average ratchet anti-dilution protection.

In connection with the issuance of the Bridge Notes, Company engaged National Securities Corporation, a registered broker dealer, to act as the Company’s exclusive agent for the offering and paid a cash placement fee equal to 10% of the aggregate gross proceeds from the sale of Bridge Notes sold to investors. As additional compensation, the Company issued to the placement agent, for nominal consideration, common stock purchase warrants equal to 10% of the number of shares of Common Stock issuable upon conversion of the Bridge Notes at an exercise price equal to $0.80 per share. The warrants provide the holder thereof with immediate cashless exercise rights and “weighted average” price protection right consistent with the terms of the Warrants and are exercisable for three years.

We received net proceeds of approximately $1,117,825 after payment of an aggregate of $127,500 of commissions and expense allowance to the placement agent, and approximately $29,675 of other offering and related costs in connection with the private placement.

In connection with this transaction, the Company recognized a total debt discount of $1,249,793, comprised of a recognized beneficial conversion feature of $533,032 and the fair value of detachable warrants totaling $458,825. As the Bridge Notes automatically converted into securities issued under the November 2012 Offering, the discount is being accreted to interest expense over a two month period. Accordingly, we recognized $1,249,793 in related interest as of December 31, 2012.

In August 2011, the Company raised gross proceed of $1,800,000 through the private placement issuance of a series of 12% convertible debentures. The debentures were convertible into common stock and warrants. In October 2011 the Company, entered into and consummated a securities purchase agreement with certain accredited investors for the private sale of 243.1 units at $50,000 per unit. Each unit consisted of (i) 62,500 shares of common stock, and (ii) warrants to purchase 62,500 shares of common stock at an initial exercise price of $1.00 per share. The Company received gross proceeds of $12,155,000 and issued an aggregate of 15,194,695 shares of common stock and 15,193,750 warrants to the investors pursuant to the securities purchase agreement. In November 2011, the Company sold an additional 6.9 Units under the securities purchase agreement, receiving an additional $345,000 in gross proceeds, issuing an additional aggregate of 431,250 shares of common stock and 431,250 warrants to investors. The October 28, 2011, and November 18, 2011, closings brought the total raised under the securities purchase agreement to $12,500,000.

On May 27, 2011 and June 15, 2011, the Company and approximately twenty accredited investors entered into a securities purchase agreement and completed a closing of a private offering of 292,500 shares of the Company’s common stock and three series of warrants to purchase up to 585,000 shares of common stock, in the aggregate, for aggregate gross proceeds of $1,170,000. The Company sold the shares at an initial purchase price of $4.00 per share, which may be adjusted downward, but not to less than $2.00 per share, under certain circumstances. In addition to the shares, the Company issued: (i) Series A common stock purchase warrants to purchase up to 292,500 shares of common stock at an exercise price of $3.00 per share; (ii) Series B common stock purchase warrants to purchase up to 146,250 shares of common stock at an exercise price of $5.00 per share and (iii) Series C common stock purchase warrants to purchase up to 146,250 shares of common stock at an exercise price of $10.00 per share.

In April 2011, we consummated the issuance and sale of $750,000 in aggregate principal amount of convertible debentures. The Company paid $90,000, plus warrants with a fair value of approximately $284,000, in issuance costs related to these debentures. The convertible debentures have no stated interest rate. The debentures were convertible at $4.00 per share, subject to adjustment, and matured on December 1, 2011, unless earlier exchanged or converted. On October 28, 2011 the note holders converted their investment into our October 2011 $12,500,000 financing, receiving 1,171,875 shares of common stock and warrants to purchase 1,171,875 shares of common stock exercisable at $1.00 per share.

Commitments

On January 20, 2010, the Company entered into a 38-month lease agreement for our 10,500 square foot headquarters facility in Clearwater, Florida. Terms of the lease provide for base rent payments of $6,000 per month for the first six months; a base rent of $7,500 per month for the next 18 months and $16,182 per month from January 2012 through February 2013. The increase in minimum rental payments over the lease term is not dependent upon future events or contingent occurrences. In accordance with the provisions of ASC 840 - Leases, the Company recognized lease expenses on a straight-line basis, which total $10,462 per month over the lease term.

On February 1, 2012, the Company entered into a new 36-month lease agreement on our existing headquarters facility. Terms of the lease provide for a base rent payments of $7,875 per month for the first twelve months, increasing 3% per year thereafter. The lease contains no provisions for a change in the base rent based on future events or contingent occurrences. In accordance with the provisions ASC 840-Leases, the Company is recognizing lease expenses on a straight-line basis, which total $8,114 per month over the lease term. In connection with the entering into the new leases, the Company recognized income of approximately $71,000 attributable to the recovery of the deferred rent obligation under the previous lease and wrote-off to lease expense $12,420 in security deposits attributable to the prior lease.

The following is a schedule by year of future minimum rental payments required under our lease agreement on December 31, 2012:

Operating Leases
Year 1	$97,335
Year 2	100,255
Year 3	—
Year 4	—
Year 5	—
$197,590

Base rent (income) expense recognized by the Company, all attributable to its headquarters facility, totaled $24,342 and $73,206 for the three month and nine month periods ending December 31, 2012, respectively, and $(48,970) and $13,752 for the three month and nine month periods ending December 31, 2011, respectively.

Critical Accounting Policies and Estimates

We prepare our financial statements in accordance with accounting principles generally accepted in the United States. We are required to make estimates and judgments in preparing our financial statements that affect the reported amounts of our assets, liabilities, revenue and expenses. We base our estimates on our historical experience to the extent practicable and on various other assumptions that we believe are reasonable under the circumstances and at the time they are made. If our assumptions prove to be inaccurate or if our future results are not consistent with our historical experience, we may be required to make adjustments in our policies that affect our reported results. Our most critical accounting policies and estimates include our allowance for doubtful accounts, share based compensation and estimated sales returns. We also have other key accounting policies that are less subjective and therefore, their application would not have a material impact on our reported results of operations. The following is a discussion of our most critical policies, as well as the estimates and judgments involved.

Revenue Recognition

We recognize revenue from product sales in accordance with FASB ASC 605 — Revenue Recognition. Following agreements or orders from customers, we ship product to our customers often through a third party facilitator. Revenue from product sales is only recognized when substantially all the risks and rewards of ownership have transferred to our customers, the selling price is fixed and collection is reasonably assured. Typically, these criteria are met when our customers order is received by them and we receive acknowledgment of receipt by a third party shipper.

The Company has a return policy whereby the customer can return any product within 60-days of receipt for a full refund, excluding shipping and handling. However, historically the Company has accepted returns past 60-days of receipt. The Company provides an allowance for returns based upon specific product warranty agreements and past experience and industry knowledge. All significant returns for the periods presented have been offset against gross sales. The Company also provides a reserve for warranty, which is not significant and is included in accrued expense.

Share-Based Payments and Warrants

We recognize share-based compensation expense on stock option awards. Compensation expense is recognized on that portion of option awards that are expected to ultimately vest over the vesting period from the date of grant. Employee options granted vest over their requisite service periods. We granted no stock options or other equity awards which vest based on performance or market criteria. We had applied an estimated forfeiture rate of 10% to all share-based awards, which represents that portion we expected would be forfeited over the vesting period. We reevaluate this analysis periodically and adjust our estimated forfeiture rate as necessary.

We utilized the Black-Scholes option pricing model to estimate the fair value of our stock options and warrants. Calculating share-based compensation expense requires the input of highly subjective judgment and assumptions, including estimates of expected life of the award, stock price volatility, forfeiture rates and risk-free interest rates. The assumptions used in calculating the fair value of share-based awards represent our best estimates, but these estimates involve inherent uncertainties and the application of management judgment. As a result, if factors change and we use different assumptions, our share-based compensation expense could be materially different in the future.

Subsequent Events

See footnote 16 to the notes to the Unaudited Condensed Consolidated Financial Statements included in this report.

Off Balance Sheet Arrangements

None.

Quantitative and Qualitative Disclosures about Market Risk

Not applicable to smaller reporting companies.

Recent Accounting Pronouncements

For a discussion of new accounting pronouncements affecting the Company, refer to Note 4 to the Condensed Consolidated Financial Statements.

ITEM 3.   QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable to smaller reporting companies.

ITEM 4.   CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

Our management initially carried out an evaluation with the participation of our Chief Executive Officer and Chief Financial Officer who serve as our principal executive officer and principal financial and accounting officer, required by Rule 13a-15 of the Securities Exchange Act of 1934 (the “Exchange Act”) of the effectiveness of our disclosure controls and procedures as defined in Rule 13a-15(e) under the Exchange Act.

Our management determined an error existed in our unaudited financial statements at September 30, 2012 and for the three and six months then ended which caused us to restate our financial statements for those periods. This error resulted from a failure to identify and account for the expiration of the down-round anti-dilution provision used in determining the amount of a warrant liability. As a result of this error, our management, including our Chief Executive Officer and Chief Financial Officer, have subsequently concluded that our disclosure controls and procedures were not effective at December 31, 2012 so as to ensure that the information relating to our company required to be disclosed in our SEC reports (i) is recorded processed, summarized and reported within the time periods specified in SEC rules and forms a (ii) is accumulated and communicated to our management to allow timely decisions regarding required disclosures. Following the discovery of this accounting error we have added additional procedures which we believe will remediate this weakness in our disclosure controls and procedures in future periods.

Changes in Internal Controls over Financial Reporting

There were no changes in our internal control over financial reporting as defined in Rule 13a-15(f) under the Exchange Act that occurred during the period covered by this report that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II.–OTHER FINANCIAL INFORMATION

ITEM 1.   LEGAL PROCEEDINGS.

On August 9, 2012 the Company entered into a letter of intent with eDiets.com, Inc. for the acquisition of that company in a stock for stock transaction. On October 31, 2012, we entered into a definitive Agreement and Plan of Merger with eDiets.com, Inc. The terms of the Agreement Plan of Merger provide that we will issue 19,077,252 shares of our common stock to the stockholders of eDiets.com, Inc. in exchange for 100% of the outstanding shares of that company. The closing of the transaction is subject to a number of conditions precedent. In connection with the proposed merger, on September 10, 2012, the Company received notice of a complaint filed by a shareholder of eDiets in Broward County, Florida against eDiets, members of the board of directors of eDiets and the Company, alleging that eDiets breached its fiduciary duty to its shareholders by entering into the merger agreement for inadequate consideration. The Company intends to vigorously defend the action and believes the claim to be without merit.

From time to time, we are periodically a party to or otherwise involved in legal proceedings arising in the normal and ordinary course of business. As of the date of this report, we are not aware of any other proceeding, threatened or pending, against us which, if determined adversely, would have a material effect on our business, results of operations, cash flows or financial position.

ITEM 1A. RISK FACTORS

Not applicable to smaller reporting companies.

ITEM 2.   UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

Except to those unregistered securities previously disclosed in reports filed with the Securities and Exchange Commission, during the period covered by this report, we have sold no other securities without registration under the Securities Act of 1933, as amended.

ITEM 3.   DEFAULTS UPON SENIOR SECURITIES

None.

ITEM 4.   MINE SAFETY DISCLOSURE

None.

ITEM 5.   OTHER INFORMATION

None.

ITEM 6.   EXHIBITS

Exhibit Number	Description
2.1	Agreement and Plan of Merger effective May 28, 2010 (1)
2.2	Agreement and Plan of Merger by and Among As Seen On TV, Inc., eDiets Acquisition Company and eDiets.com, Inc. dated October 31, 2012 (17)
3.1	Articles of Incorporation (2)
3.2	Amendment to Articles of Incorporation dated April 18, 2008 (2)
3.3	Amendment to Articles of Incorporation dated August 5, 2010 (increase in authorized common stock) (14)
3.4	Amendment to Articles of Incorporation effective October 28, 2011 (name change and reverse split) (11)
3.5	Bylaws (2)
4.1	Form of Series A, B and C Warrant 2010 (1)
4.2	Form of Placement Agent Warrant 2010 (1)
4.3	Convertible Promissory Note issued to Steven Rogai (1)
4.4	Form of Series A-1, B-1 and C-1 Warrant (14)
4.5	Convertible Debenture dated April 8, 2011(5)
4.5.1	Amendment to Convertible Debenture dated April 8, 2011 (10)
4.6	Form of Convertible Debenture issued August 29, 2011 (10)
4.7	Form of Warrant issued August 29, 2011 (10)
4.8	Form of Warrant issued under Securities Purchase Agreement dated October 28, 2011 (11)

4.9		Form of Placement Agent Warrant issued under Securities Purchase Agreement dated October 28, 2011 (11)
4.10		Form of Common Stock Warrant issued under Securities Purchase Agreement dated October 28, 2011 (11)
4.11		Form of 12% Senior Secured Convertible Note (15)
4.12		Form of Warrant issued under Securities Purchase Agreement dated September 7, 2012 (15)
4.13		Form of Placement Agent Warrant issued under Securities Purchase Agreement dated September 7, 2012 (15)
4.14		Form of Warrant issued under Securities Purchase Agreement dated November 14, 2012 (18)
4.15		Form of Placement Agent Warrant issued under Securities Purchase Agreement dated November 14, 2012 (18)
10.1.1		Services Agreement with Kevin Harrington (8)
10.1.2		Employment Agreement with Steve Rogai (8)
10.1.3		Employment Agreement with Dennis Healey (8)
10.1.4		Form of Independent Director Agreement (8)
10.1.5		Form of Lock Up Agreement dated November 5, 2012 (19)
10.2		Executive Equity Incentive Plan (3)
10.3		Non Executive Equity Incentive Plan (3)
10.5		Form of 2010 Private Placement Subscription Agreement (14)
10.6		Form of October 2010 Private Placement Subscription Agreement (14)
10.7		Infomercial Production and Brand License Agreement (7)
10.8		Securities Purchase Agreement dated April 11, 2011 (5)
10.9		Securities Purchase Agreement dated May 27, 2011 (6)
10.10		Severance, Consulting and Release Agreement dated March 23, 2011 (14)
10.11		Securities Purchase Agreement effective August 29, 2011 (10)
10.12		Notice, Consent, Amendment and Waiver Agreement between the Company and a majority of the Purchasers under the Securities Purchase Agreement dated May 27, 2011, effective August 29, 2011 (10)
10.13		Securities Purchase Agreement dated October 28, 2011 (11)
10.14		Asset Purchase Agreement dated June 28, 2012 (12)
10.15		Stratcon Partners, LLC Agreement dated December 6, 2011 (13)
10.16		Purchasing and Marketing Agreement with Presser Direct(14)
10.17		Securities Purchase Agreement dated September 7, 2012 (15)
10.18		Senior Promissory Note issued by eDiets.com, Inc. dated September 7, 2012 (16)
10.19		Securities Purchase Agreement dated November 14, 2012 (18)
21.1		List of subsidiaries of the Company (14)
31.1		Certification Pursuant to Rule 13a-14(a) (Provided herewith)
31.2		Certification Pursuant to Rule 13a-14(a)/15d-14(a) (Provided herewith)
32.1		Certification Pursuant to Section 1350 (Provided herewith)
32.2		Certification Pursuant to Section 1350 (Provided herewith)
101.INS	*	XBRL Instance Document
101.SCH	*	XBRL Taxonomy Extension Schema Document
101.CAL	*	XBRL Taxonomy Calculation Linkbase Document
101.DEF	*	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	*	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	*	XBRL Taxonomy Extension Presentation Linkbase Document

———————

* These exhibits are not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section. Such exhibits will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we incorporate them by reference.

(1)	Incorporated by reference to Form 8-K dated May 28, 2010 filed on June 4, 2010.
(2)	Incorporated by reference to Registration Statement on Form S-1 Registration Statement filed April 24, 2008 (333-150419).
(3)	Incorporated by reference to Schedule 14C Definitive Information Statement filed on July 8, 2010.
(4)	Incorporated by reference to Form 10-Q Quarterly Report for the period ended December 31, 2010.
(5)	Incorporated by reference to Form 8-K dated April 11, 2011 filed on April 15, 2011.
(6)	Incorporated by reference to Form 8-K dated May 27, 2011 filed on June 8, 2011.
(7)	Incorporated by reference to Form 10-K Annual Report for the year ended March 31, 2011.
(8)	Incorporated by reference to Form 8-K dated October 28, 2011 filed on November 3, 2011.
(9)	Incorporated by reference to the Company’s Definitive Information Statement filed on September 19, 2011.
(10)	Incorporated by reference to Form 8-K dated August 29, 2011 filed on August 31, 2011.
(11)	Incorporated by reference to Form 8-K dated November 18, 2011 as filed on November 21, 2011.
(12)	Incorporated by reference to Form 8-K dated June 28, 2012 filed on July 5, 2012.

(13)	Incorporated by reference to Form 8-K dated December 6, 2011 filed on December 12, 2011.
(14)	Incorporated by reference to Form S-1 Registration Statement (333-170778).
(15)	Incorporated by reference to Form 8-K dated September 20, 2012 filed on September 25, 2012.
(16)	Incorporated by reference to Form 8-K dated September 7, 2012 filed on September 19, 2012.
(17)	Incorporated by reference to Form 8-K dated October 31, 2012 filed on October 31, 2012.
(18)	Incorporated by reference to Form 8-K dated December 28, 2012 filed on January 3, 2013.
(19)	Incorporated by reference to Form 8-K dated November 14, 2012 filed on November 16, 2012.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 19, 2013

As Seen On TV, Inc.

/s/ STEVEN ROGAI
Steven Rogai,
Chief Executive Officer

/s/ DENNIS W. HEALEY
Dennis W. Healey
Chief Financial Officer
(Principal Financial Officer)

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

———————

FORM 10-Q/A

———————

☑ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934
For the quarterly period ended: September 30, 2012
Or

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934
For the transition period from: _____________ to _____________

Commission File Number: 000-53539

———————

As Seen On TV, Inc.

(Exact name of registrant as specified in its charter)

———————

Florida	80-149096
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

14044 Icot Boulevard, Clearwater, Florida 33760

(Address of Principal Executive Office) (Zip Code)

(727) 288-2738

(Registrant’s telephone number, including area code)

———————

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the

Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was

required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.			☑	Yes	☐	No

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).

			☑	Yes	☐	No

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.

Large accelerated filer	☐		Accelerated filer		☐
Non-accelerated filer	☐	(Do not check if a smaller	Smaller reporting company		☑
reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).
			☐	Yes	☑	No

Indicate the number of shares outstanding of each of the issuer’s classes of common stock, as of the latest practicable date.

Class			Shares Outstanding as of November 14, 2012
Common Stock, $0.0001 Par Value Per Share			44,847,718

EXPLANATORY PARAGRAPH

As Seen On TV, Inc. (“we”, “us”, “our” or the “Company”) is filing this Amendment No. 1 to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, as filed on November 14, 2012, to correct the accounting treatment previously accorded to certain transactions and to restate our condensed consolidated balance sheet at September 30, 2012, our condensed consolidated statements of operations for the three and six month periods ending September 30, 2012, our condensed consolidated statement of stockholders’ equity/(deficit) for the six month period ended September 30, 2012, and condensed consolidated statement of cash flows for the six month period ended September 30, 2012.

Our Form 10-Q as filed on November 14, 2012, was restated to correct for a series of common stock purchase warrants that ceased to be recognized as a liability of the Company on August 29, 2012 due to the expiration of a down round anti-dilution provision, with no further requirement to record related changes in fair value in earnings subsequent to August 29, 2012.

Additional information on the effect of the correction in our financial statements as a result of this restatement are contained in Note 2 – Restatement of Financial Statements appearing elsewhere in the report.

As a result of these restatements to our financial statements for the three months and six months ended September 30, 2012, we are filing this Amendment No. 1 to our Form 10-Q for the periods ending September 30, 2012, to reflect the changes to our financial statements necessitated by these restatements.

The items in this Form 10-Q/A (Amendment No. 1) which are amended and restated as a result of the foregoing are:

Part I. Financial Information

•

Item 1. Financial Statements, including consolidated balance sheets, consolidated statement of operations, consolidated statement of stockholders’ equity, consolidated statement of cash flows and Notes to Consolidated Condensed Financial Statements,

•	Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and
•	Item 4. Controls and Procedures.

This Form 10-Q/A also contains currently dated certifications as Exhibits 31.1, 31.2 and 32.1. The remaining items in this Form 10-Q/A (Amendment No. 1) consist of all other items originally contained in our Form 10-Q for the period ended September 30, 2012. This filing supersedes in its entirety our original Form 10-Q for the period ended September 30, 2012 filed on November 14, 2012.

As Seen On TV, Inc. and Subsidiaries

PART I. FINANCIAL INFORMATION

ITEM 1.	FINANCIAL STATEMENTS

AS SEEN ON TV, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2012	March 31, 2012
	(Unaudited) (restated)
ASSETS
Current Assets:
Cash and cash equivalents	$991,645	$4,683,186
Accounts receivable, net	736,775	2,055,162
Advances on inventory purchases	667,090	304,702
Inventories	3,080,952	1,561,314
Note receivable	500,000	—
Debt issuance costs, net	153,412	—
Prepaid expenses and other current assets	603,440	262,163
Total current assets	6,733,314	8,866,527

Certificate of deposit – non current	50,298	50,000
Property, plant and equipment, net	118,188	140,000
Intangible assets	2,839,216	—
Deposit on asset acquisition	—	729,450
Other non-current assets	2,185	—
Total Assets	$9,743,201	$9,785,977

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Current Liabilities:
Accounts payable	$859,100	$433,591
Deferred revenue	3,750	33,750
Accrued registration rights penalty	156,000	156,000
Accrued expenses and other current liabilities	430,281	601,695
Notes payable – current portion	710,306	28,737
Warrant liability	15,587,985	25,797,615
Total current liabilities	17,747,422	27,051,388

Other liabilities – non current	40,000	—

Total liabilities	17,787,422	27,051,388

Commitments and contingencies

Stockholders' equity (deficiency):
Preferred stock, $.0001 par value; 10,000,000 shares authorized; no shares issued and outstanding at September 30, 2012 and March 31, 2012, respectively.	—	—
Common stock, $.0001 par value; 750,000,000 shares authorized and 32,370,784 and 31,970,784 issued and outstanding at September 30, 2012 and March 31, 2012, respectively.	3,237	3,197
Additional paid-in capital	7,782,453	—
Accumulated deficit	(15,829,911)	(17,268,608)
Total stockholders' equity (deficiency)	(8,044,221)	(17,265,411)

Total liabilities and stockholders' equity (deficiency)	$9,743,201	$9,785,977

See accompanying notes to condensed consolidated financial statements

AS SEEN ON TV, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended September 30,		Six Months Ended September 30,
	2012	2011	2012	2011
	(restated)		(restated)
Revenues	$637,724	$258,495	$1,037,955	$744,383
Cost of revenues	549,480	233,712	1,033,307	687,941
Gross profit	88,244	24,783	4,648	56,442

Operating expenses:
Selling and marketing expenses	155,547	—	199,860	—
General and administrative expenses	974,164	886,086	2,265,934	1,800,530
Loss from operations	(1,041,467)	(861,303)	(2,461,146)	(1,744,088)

Other (income) expense:
Warrant revaluation	(14,012,087)	6,089,324	(4,683,436)	5,565,771
Loss of extinguishment of debt	—	2,950,513	—	2,950,513
Revaluation of derivative liability	—	(61,677)	—	(209,351)
Other income	(572)	(1,199)	(3,634)	(1,426)
Interest expense	786,517	2,257,603	787,227	2,374,674
Interest expense - related party	—	3,208	—	22,201
	(13,226,142)	11,237,772	(3,899,843)	10,702,382

Income (loss) before income taxes	12,184,675	(12,099,075)	1,438,697	(12,446,470)

Provision for income taxes	—	—	—	—

Net income (loss)	$12,184,675	$(12,099,075)	$1,438,697	$(12,446,470)

Income /(loss) per common share
Basic	$0.38	$(1.02)	$0.04	$(1.08)
Diluted	$0.33	$(1.02)	$0.02	$(1.08)

Weighted-average number of common shares outstanding:
Basic	32,370,784	11,919,771	32,191,549	11,495,820
Diluted	34,873,579	11,919,771	34,491,919	11,495,820

See accompanying notes to condensed consolidated financial statements

AS SEEN ON TV, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY/(DEFICIENCY)

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2012

(UNAUDITED) (RESTATED)

	Common Shares, $.0001 Par Value Per Share		Additional Paid-In Capital	Accumulated Deficit	Total
	Shares Issued	Amount

Balance April 1, 2012	31,970,784	$3,197	$—	$(17,268,608)	$(17,265,411)

Share based compensation			135,108		135,108

Common shares issued for services	150,000	15	229,982		229,997

Warrants issued for services			(1,331)		(1,331)

Common shares issued for asset acquisition	250,000	25	257,475		257,500

Warrants issued for asset acquisition, including warrant modification			241,880		241,880

Reclassification of warrant liability			6,386,307		6,386,307

Beneficial conversion feature on notes payable			533,032		533,032

Net income				1,438,697	1,438,697

Balance September 30, 2012	32,720,784	$3,237	$7,782,453	$(15,829,911)	$(8,044,221)

See accompanying notes to condensed consolidated financial statements

AS SEEN ON TV, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended September 30,
	2012	2011
	(restated)
Cash flows from operating activities:
Net income (loss)	$1,438,697	$(12,446,470)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	25,439	21,322
Accretion of discount on convertible debt	625,000	1,093,650
Amortization of deferred financing costs	152,000	1,261,121
Warrants issued for services	(1,331)	95,292
Share-based compensation	135,108	123,426
Interest accretion in related party note payable	—	15,781
Shares issued for consulting services	229,997	184,000
Change in fair value of warrants	(4,683,436)	5,565,771
Change in derivative liability	—	(209,351)
Loss on extinguishment of debt	—	2,950,513
Changes in operating assets and liabilities:
Accounts receivable	1,318,387	(51,959)
Advances on inventory purchases	(362,388)	(766,182)
Inventories	(1,519,638)	(269,967)
Prepaid expenses and other current assets	(341,277)	(87,424)
Other non-current assets	(2,185)	—
Accounts payable	425,509	(153,508)
Deferred revenue	(30,000)	(46,152)
Accrued expenses and other current liabilities	(191,160)	69,658
Net cash used in operating activities	(2,781,278)	(2,650,479)

Cash flows from investing activities:
Deposit on asset acquisition	—	(40,000)
Increase in note receivable	(500,000)	—
Certificate of deposit – non current	(298)	—
Purchase of intangible assets	(1,565,525)	—
Additions to property, plant and equipment	(3,627)	(49,150)
Net cash used in investing activities	(2,069,450)	(89,150)

Cash flows from financing activities:
Proceeds from issuance of convertible debt	1,275,000	2,550,000
Costs associated with convertible debt	(157,175)	(342,586)
Proceeds of notes payable	109,699	29,180
Repayment of notes payable	(68,337)	(9,714)
Deferred offering costs	—	(7,500)
Proceeds from private placements of common stock	—	1,170,000
Costs associated with private placement of common stock	—	(192,400)
Net cash provided by financing activities	1,159,187	3,196,980

Net increase (decrease) in cash and cash equivalents	(3,691,541)	457,351
Cash and cash equivalents - beginning of period	4,683,186	35,502
Cash and cash equivalents - end of period	$991,645	$492,853

See accompanying notes to condensed consolidated financial statements

AS SEEN ON TV, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Six Months Ended September 30,
	2012	2011
	(restated)
Supplemental disclosures of cash flow information
Interest paid in cash	$1,219	$3,314
Taxes paid in cash	$—	$—
Non Cash Investing and Financing Activities
Common shares issued towards asset acquisition	$257,500	$500,000
Warrants issued with debt	$860,112	$3,606,399
Cashless exercise of placement agent warrants	$—	$3,594,435
Deferred offering costs	$—	$63,500
Beneficial conversion feature on note payable	$533,032	$243,711
Settlement of derivative liabilities	—	$13,323
Warrant issued for asset acquisition	$241,880	$—
Liability recorded for asset acquisition	$50,000	$—
Insurance premiums financed through notes payable	$99,699	$38,875
Reclassification of warrant liability to equity	$6,386,307	$—

See accompanying notes to condensed consolidated financial statements

AS SEEN ON TV, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Description of Our Business

As Seen On TV, Inc., a Florida corporation (the “Company” or “ASTV”), was organized in November 2006. ASTV and its operating subsidiaries (collectively referred to as the “Company”) market and distribute products and services through direct response channels. Our operations are conducted principally through our wholly-owned subsidiary, TV Goods, Inc., a Florida corporation organized in October 2009 (“TVG”).

Our primary channels of distribution are through television via infomercials (28.5 minute shows), short form spots (30 seconds to 5 minutes) and via shopping channels such as QVC and HSN. Our business model is to initially test the potential commercial viability of a product or service with a limited media campaign to determine if a full-scale marketing campaign would be justified. If preliminary marketing results appear to justify an expanded campaign, we will develop and launch an expanded program. Secondary channels of distribution include the Internet, retail, catalog, radio and print media.

Our executive offices are located in Clearwater, Florida.

Due to the similar nature of the underlying business and the overlap of our operations, we view and manage these operations as one business; accordingly, we do not report as segments. On August 9, 2012 we entered into a letter of intent with eDiets.com, Inc. for the acquisition of that company in a stock for stock transaction. On October 31, 2012, we entered into a definitive Agreement and Plan of Merger with eDiets.com, Inc. The terms of the Agreement and Plan of Merger provide that we will issue 19,077,252 shares of our common stock to the stockholders of eDiets.com, Inc. in exchange for 100% of the outstanding shares of that company. The closing of the transaction is subject to a number of conditions precedent, including, but not limited to:

•	the satisfactory completion of due diligence on each company by the other company,
•

the effectiveness of a registration statement on Form S-4 which we will file with the Securities and Exchange Commission to register the shares of our common stock to be issued to the eDiets.com, Inc. stockholders, and

•	requisite approval of the transaction by the stockholders of eDiets.com, Inc.

We are conducting our due diligence process and our target closing date for the transaction, assuming the satisfaction of the conditions precedent to closing, on or before March 31, 2013. However, as a result of the number of conditions precedent to close, investors should not place undue reliance on the execution of the definitive Agreement and Plan of Merger and there are no assurances that this transaction will ultimately be consummated.

Note 2. Restatement of Financial Statements

The September 30, 2012, financial statements included in our Form 10-Q filed on November 14, 2012, were restated to correct for a series of common stock purchase warrants that ceased to be recognized as a liability of the Company on August 29, 2012 due to the expiration of a down round anti-dilution provision, with no further requirement to record related changes in fair value in earnings subsequent to August 29, 2012.

AS SEEN ON TV, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

Accordingly, our condensed consolidated balance sheet at September 30, 2012, which is included in this report, has been restated to properly record these items. The effect on the restatement of our condensed consolidated balance sheet at September 30, 2012, our condensed consolidated statements of operations for the three months and six months ended September 30, 2012, and condensed consolidated statements of cash flows for the six months ended September 30, 2023, was as follows:

Balance Sheet Data

	September 30, 2012
		Adjustment
	As Filed	to Restate	Restated
Current Liabilities:
Accounts payable	$859,100	—	$859,100
Deferred revenue	3,750	—	3,750
Accrued registration rights penalty	156,000	—	156,000
Accrued expenses and other current liabilities	430,281	—	430,281
Notes Payable - current portion	710,306	—	710,306
Warrant liability	21,227,942	(5,639,957)	15,587,985
Total current liabilities	23,387,379	(5,639,957)	17,747,422
Other liabilities - non current	40,000	—	40,000
Total liabilities	23,427,379	(5,639,957)	17,787,422
Stockholders' equity (deficiency):
Preferred stock, $.0001 par value	—	—	—
Common stock, $.0001 par value	3,237	—	3,237
Additional paid-in capital	1,396,146	6,386,307	7,782,453
Accumulated deficit	(15,083,561)	(746,350)	(15,829,911)
Total stockholders' equity (deficiency)	(13,684,178)	5,639,957	(8,044,221)
Total liabilities and stockholders' equity (deficiency)	$9,743,201	$—	$9,743,201

Statement of Operations Data

	Three months Ended September 30, 2012
	As Filed	Adjustment to Restate	Restated
Other (income) expense:
Warrant revaluation	$(14,758,437)	$746,350	$(14,012,087)
Loss on extinguishment of debt	—	—	—
Revaluation of derivative liability	—	—	—
Other income	(572)	—	(572)
Interest expenses	786,517	—	786,517
Interest expense - related party	—	—	—
	(13,972,492)	746,350	(13,226,142)
Income (loss) before income taxes	12,931,025	(746,350)	12,184,675
Provision for income taxes	—	—	—
Net income (loss)	$12,931,025	$—	$12,184,675
Income / (loss) per common share:
Basic	$0.40	$(0.02)	$0.38
Diluted	$0.37	$(0.04)	$0.33

AS SEEN ON TV, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

Statement of Operations Data

	Six months Ended September 30, 2012
	As Filed	Adjustment to Restate	Restated
Other (income) expense:
Warrant revaluation	$(5,429,786)	$746,350	$(4,683,436)
Loss on extinguishment of debt	—	—	—
Revaluation of derivative liability	—	—	—
Other income	(3,634)	—	(3,634)
Interest expenses	787,227	—	787,227
Interest expense - related party	—	—	—
	(4,646,193)	746,350	(3,899,843)
Income (loss) before income taxes	2,185,047	(746,350)	1,438,697
Provision for income taxes	—	—	—
Net income (loss)	$2,185,047	$—	$1,438,697
Income / (loss) per common share:
Basic	$0.07	$(0.03)	$0.04
Diluted	$0.06	$(0.04)	$0.02

Statement of Cash Flows Data

	Six months Ended September 30, 2012
	As Filed	Adjustment to Restate	Restated
Cash Flows from operating activities:
Net income (loss)	$2,185,047	$(746,350)	$1,438,697
Change in fair value of warrants	(5,429,786)	746,350	(4,683,436)
Net cash used in operating activities	$(2,781,278)	$—	$(2,781,278)

Note3. Basis of Presentation.

The accompanying unaudited interim condensed consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) for reporting of interim financial information. Pursuant to such rules and regulations, certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted. Accordingly, these statements do not include all the disclosures normally required by accounting principles generally accepted in the United States for annual financial statements and should be read in conjunction with Management’s Discussion and Analysis of Financial Condition and Results of Operations contained in this report. The accompanying consolidated condensed balance sheet as of March 31, 2012 has been derived from our audited financial statements. The condensed consolidated statements of operations and cash flows for the three and six month periods ending September 30, 2012 are not necessarily indicative of the results of operations or cash flows to be expected for any future period or for the year ending March 31, 2013.

The accompanying unaudited condensed consolidated financial statements have been prepared by management and should be read in conjunction to our consolidated financial statements, including the notes thereto, appearing in our Annual Report on Form 10-K for the year ended March 31, 2012. In the opinion of management, the accompanying unaudited interim condensed consolidated financial statements contain all adjustments necessary to present fairly the financial position and results of operations as of the dates and for the periods presented.

The condensed consolidated financial statements include the accounts of the Company and its consolidated subsidiaries. All inter-company account balances and transactions have been eliminated in consolidation and certain prior period amounts have been reclassified to conform with the current period presentation.

AS SEEN ON TV, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 4. Liquidity

As of September 30, 2012, we had approximately $992,000 in cash and cash equivalents. The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate continuation as a going concern. We have sustained substantial operational losses since our inception, and such operational losses have continued through September 30, 2012 and have financed our operations primarily through the issuance of shares of our common stock and the issuance of convertible notes. At September 30, 2012, we had an accumulated deficit of approximately $15,830,000. The Company cannot predict how long it will continue to incur further losses or whether it will ever become profitable which is dependent upon the frequency and success of new and existing products. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty. Management believes the Company has sufficient cash resources (including the September 2012 Bridge Note (Note 11) and the November 2012 Private Placement (Note 15) to sustain operations through at least November 2013.

We have commenced implementing, and will continue to implement, various measures to address our financial condition, including:

• Continuing to seek debt and equity financing and possible funding through strategic partnerships. However, there can be no assurances that the Company will be able to raise additional capital on favorable terms, or at all.

• Curtailing operations where feasible to conserve cash through deferring certain of our marketing activities until our cash flow improves and we can recommence these activities with appropriate funding.

• Investigating and pursuing transactions including mergers, and other business combinations and relationships deemed by the board of directors to present attractive opportunities to enhance stockholder value.

Note 5. Summary of Significant Accounting Policies

Accounting Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Estimates also affect the reported amounts of revenue and expenses during the reported periods. Our management believes the estimates utilized in preparing our consolidated financial statements are reasonable. Actual results could differ from these estimates.

Significant estimates for the periods reported include the allowance for doubtful accounts, sales returns and allowances and fair value assumptions used in determining share based compensation and warrant liabilities. Our allowance for doubtful accounts is based on an evaluation of our outstanding accounts receivable including the age of amounts due, the financial condition of our specific customers, knowledge of our industry segment and historical bad debt experience. This evaluation methodology has proved to provide a reasonable estimate of bad debt expense in the past and we intend to continue to employ this approach in our analysis of collectability.

In the direct response industry, purchased items are generally returnable for a certain period after purchase. We attempt to estimate returns and provide an allowance for sales returns where applicable. Our estimates are based on historical experience and knowledge of the products sold. The allowance for estimated sales returns totaled $209,858 and $275,000 at September 30, 2012 and March 31, 2012, respectively, and is included in accrued expenses.

We also rely on assumptions such as volatility, forfeiture rate, and expected dividend yield when deriving the fair value of share-based compensation and warrants. Assumptions and estimates employed in these areas are material to our reported financial conditions and results of operations. Actual results could differ from these estimates.

Cash and Cash Equivalents

All highly liquid investments purchased with an original maturity of three months or less are considered to be cash equivalents.

AS SEEN ON TV, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

Revenue Recognition

We recognize revenue from product sales in accordance with FASB ASC 605 — Revenue Recognition. Following agreements or orders from customers, we ship product to our customers often through a third party facilitator. Revenue from product sales is only recognized when substantially all the risks and rewards of ownership have transferred to our customers, the selling price is fixed and collection is reasonably assured. Typically, these criteria are met when our customer’s order is received and we receive acknowledgment of receipt by a third party shipper and collection is reasonably assured.

The Company has a return policy whereby the customer can return any product within 60-days of receipt for a full refund, excluding shipping and handling. However, historically the Company has accepted returns past 60-days of receipt. The Company provides an allowance for returns based upon specific product warranty agreements and past experience and industry knowledge. All significant returns for the periods presented have been offset against gross sales. The Company also provides a reserve for warranty, which is not significant and is included in accrued expenses.

Receivables

Accounts receivable consists of amounts due from the sale of our direct response and home shopping related products. Accounts receivables, net of allowances, totaled $736,775 and $2,055,162 at September 30, 2012 and March 31, 2012, respectively. Our allowance for doubtful accounts at September 30, 2012 and March 31, 2012, was approximately $6,000 and $75,000, respectively. The allowances are estimated based on historical customer experience and industry knowledge.

Inventories and Advances on Inventory Purchases

Inventories are stated at the lower of cost or market. Cost is determined using a first-in, first-out, or FIFO, method. We review our inventory for excess or obsolete inventory and write-down obsolete or otherwise unmarketable inventory to its estimated net realizable value. Inventories totaled $3,080,952 and $1,561,314 at September 30, 2012 and March 31, 2012, respectively. As we do not internally manufacture any of our products, we do not maintain raw materials or work-in-process inventories. In addition, the Company had made advanced deposits against inventory orders placed totaling $667,090 and $304,702 at September 30, 2012, and March 31, 2012, respectively. This balance represents payments made to our product suppliers in advance of delivery to the Company. It is common industry practice to require a substantial deposit against products ordered before commencement of manufacturing, particularly with off-shore suppliers. Additional advance payments may also be required upon achievement of certain agreed upon manufacturing or shipment benchmarks. Upon delivery and receipt by the Company of the items ordered, and the Company taking title to the goods, the balances are transferred to inventory.

Note Receivable

On August 9, 2012 we entered into a letter of intent with eDiets.com, Inc., a publically traded weight loss company, for the acquisition of that company in a stock for stock transaction. On October 31, 2012, we entered into the definitive Agreement and Plan of Merger. In connection with this transaction, on September 7, 2012, the Company loaned eDiets.com $500,000 under the terms of a Senior Promissory Note. The Note bears interest at 12% per annum and matures ten business days following the earlier of the closing of the pending merger or December 31, 2012.

Property, Plant and Equipment, net

We record property, plant and equipment and leasehold improvements at historical cost. Expenditures for maintenance and repairs are recorded to expense; additions and improvements are capitalized. We provide for depreciation and amortization using the straight-line method at rates that approximate the estimated useful lives of the assets. Leasehold improvements are amortized on a straight-line basis over the shorter of the useful life of the improvement or the remaining term of the lease.

AS SEEN ON TV, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

Property, plant and equipment, net consists of the following:

	Estimated	September 30,	March 31,
Property, plant and equipment	Useful Lives	2012	2012
Computers and software	3 Years	$67,751	$64,724
Office equipment and furniture	5-7 Years	85,945	85,345
Leasehold improvements	1-3 Years	62,610	62,610
		216,306	212,679
Less: accumulated depreciation and amortization		(98,118)	(72,679)
		$118,188	$140,000

Depreciation and amortization expense totaled $13,943 and $25,439 for the three month and six month periods ending September 30, 2012, respectively, and $11,037 and $21,322 for the three month and six month periods ending September 30, 2011, respectively.

Earnings (Loss) Per Share

Basic earnings per share is based on the weighted effect of all common shares issued and outstanding and is calculated by dividing net income (loss) available to common stockholders by the weighted average shares outstanding during the period. Diluted earnings per share is calculated by dividing net income available to common stockholders by the weighted average number of common shares used in the basic earnings per share calculation plus the number of common shares, if any, that would be issued assuming conversion of all potentially dilutive securities outstanding. For the three month and six month periods ending September 30, 2011, no potentially issuable shares were reflected in a diluted calculation as the inclusion of potentially issuable shares would be anti-dilutive.

The following is a reconciliation of the number of shares used in the calculation of basic earnings per share and diluted earnings per share for the three and six months ended September 30, 2012 and 2011, respectively. All potentially dilutive common shares were anti-dilutive for the three month and six month periods ending September 30, 2011.

	Three Months Ended September 30,		Six Months Ended September 30,
	2012	2011	2012	2011

Net Income (loss)	$12,184,675	$(12,099,075)	$1,438,697	$(12,446,470)
Adjustments to net income	(769,197)	—	(769,197)	—
Adjusted net income (loss)	11,415,478	(12,099,075)	669,500	(12,446,470)

Weighted-average number of common shares outstanding	32,370,784	11,919,771	32,191,549	11,495,820

Incremental shares from the assumed Exercise of dilutive securities:
Stock options	—	—	—	—
Convertible Note	559,006	—	281,030	—
Dilutive warrants	1,943,789	—	2,019,340	—
	34,873,579	11,919,771	34,491,919	11,495,820
Net earnings (loss) per share:
Basic	$0.38	$(1.02)	$0.04	$(1.08)
Diluted:	$0.33	$(1.02)	$0.02	$(1.08)

Assuming the conversion of the convertible notes occurred at the beginning of the quarter, or upon issuance if later, the adjustments to net income include the amortization of all debt discounts and deferred financing costs, offset by the addition of interest expense.

AS SEEN ON TV, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

The following securities were not included in the computation of diluted net earnings per share as their effect would be anti-dilutive:

	Three Months Ended September 30,		Six Months Ended September 30,
	2012	2011	2012	2011

Stock options	1,055,000	1,250,000	1,055,000	1,250,000
Warrants	30,904,314	22,163,064	29,341,814	22,163,064
Convertible notes	—	1,242,188	—	1,242,188
Related party convertible note	—	133,750	—	133,750
	31,959,314	24,789,002	30,396,814	24,789,002

Share-Based Payments

We recognize share-based compensation expense on stock based awards. Compensation expense is recognized on that portion of stock option awards that are expected to ultimately vest over the vesting period from the date of grant. Employee options granted vest over their requisite service periods as follows: 6 months (50% vesting); 12 months (25% vesting) and 18 months (25% vesting). We granted no stock options or other equity awards which vest based on performance or market criteria. We apply an estimated forfeiture rate of 10% to all share-based awards which represents that portion we expected would be forfeited over the vesting period. We re-evaluate this analysis periodically and adjust our estimated forfeiture rate as necessary.

We utilized the Black-Scholes option pricing model to estimate the fair value of our stock options. Calculating share-based compensation expense requires the input of highly subjective judgment and assumptions, including estimates of expected life of the award, stock price volatility, forfeiture rates and risk-free interest rates. The assumptions used in calculating the fair value of share-based awards represent our best estimates, but these estimates involve inherent uncertainties and the application of management judgment. As a result, if factors change and we use different assumptions, our share-based compensation expense could be materially different in the future.

Impairment of Long-Lived Assets

We review our long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable from future undiscounted cash flows. Impairment losses are recorded for the excess, if any, of the carrying value over the fair value of the long-lived assets. No indicators of impairment existed at September 30, 2012 or March 31, 2012, respectively.

Income Taxes

We account for income taxes in accordance with FASB ASC 740 — Income Taxes. Under this method, deferred income taxes are determined based on the estimated future tax effects of differences between the financial statement and tax basis of assets and liabilities given the provisions of enacted tax laws. Deferred income tax provisions and benefits are based on changes to the assets or liabilities from year to year. In providing for deferred taxes, we consider tax regulations of the jurisdictions in which we operate, estimates of future taxable income, and available tax planning strategies. If tax regulations, operating results or the ability to implement tax-planning strategies vary, adjustments to the carrying value of deferred tax assets and liabilities may be required. Valuation allowances are recorded related to deferred tax assets based on the “more likely than not” criteria of FASB ASC 740 — Income Taxes.

FASB ASC 740 also requires that we recognize the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the “more-likely-than-not” threshold, the amount recognized in the financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority.

AS SEEN ON TV, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

Concentration of Credit Risk

Financial instruments that potentially expose us to concentrations of credit risk consist primarily of cash, cash equivalents and trade accounts receivable. Cash and cash equivalents are held with financial institutions in the United States and from time to time we may have balances that exceed the amount of insurance provided by the Federal Deposit Insurance Corporation on such deposits. Concentration of credit risk with respect to our trade accounts receivable to our customers is limited to $736,775 at September 30, 2012. Credit is extended to our customers, based on an evaluation of a customer’s financial condition and collateral is not required. To date, we have not experienced any material credit losses.

Marketing and Advertising Costs

Marketing, advertising and promotional costs are expensed when incurred and totaled $31,046 and $54,018 for the three month and six month periods ending September 30, 2012, respectively, and $11,729 and $15,716 for the three and six month periods ending September 30, 2011, respectively.

Fair Value Measurements

FASB ASC 820 — Fair Value Measurements and Disclosures, defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. FASB ASC 820 requires disclosures about the fair value of all financial instruments, whether or not recognized, for financial statement purposes. Disclosures about the fair value of financial instruments are based on pertinent information available to us on September 30, 2012 and March 31, 2012, respectively. Accordingly, the estimates presented in these financial statements are not necessarily indicative of the amounts that could be realized on disposition of the financial instruments.

FASB ASC 820 specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect market assumptions. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurement) and the lowest priority to unobservable inputs (Level 3 measurement).

The three levels of the fair value hierarchy are as follows:

Level 1 — Quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 primarily consists of financial instruments whose value is based on quoted market prices such as exchange-traded instruments and listed equities.

Level 2 — Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 includes financial instruments that are valued using models or other valuation methodologies. These models consider various assumptions, including volatility factors, current market prices and contractual prices for the underlying financial instruments. Substantially all of these assumptions are observable in the marketplace, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace.

Level 3 — Unobservable inputs for the asset or liability. Financial instruments are considered Level 3 when their fair values are determined using pricing models, discounted cash flows or similar techniques and at least one significant model assumption or input is unobservable.

The carrying amounts reported in the consolidated balance sheet for cash and cash equivalents, accounts receivable, note receivable, accounts payable, notes payable and accrued expenses approximate their fair value based on the short-term maturity of these instruments.

The Company recognizes all derivative financial instruments as assets or liabilities in the financial statements and measures them at fair value with changes in fair value reflected as current period income or loss unless the derivatives qualify as hedges. As a result, certain warrants issued in connection with various offerings were accounted for as derivatives. Additionally, the Company determined that the conversion feature on the convertible debentures issued in August 2011 and May 2011 qualifies for derivative accounting. See Note 10, Warrant Liabilities.

AS SEEN ON TV, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

Debt Issuance Costs

The Company capitalizes debt issuance costs and amortizes these costs to interest expense over the term of the related debt.

New Accounting Standards

There have been no recent accounting pronouncements or changes in accounting pronouncements during the three months ended September 30, 2012, as compared to the recent accounting pronouncements described in the Company’s Audited March 31, 2012 Financial Statements that are of material significance or have potential material significance to the Company.

Note 6. Asset Purchase

On May 27, 2011, the Company entered into a binding letter agreement with Seen on TV, LLC, a Nevada limited liability company, with no affiliation with the Company, and Ms. Mary Beth Gearhart (formerly Fasano), its president. The letter agreement provided that we would obtain ownership of certain Seen on TV intangible assets, primarily consisting of the domain names “asseenontv.com” and “seenontv.com”. Upon entering into the binding letter agreement, we issued 250,000 shares of restricted common stock, with a fair value of $500,000 on the contract date, and an initial cash payment of $25,000 to Ms. Gearhart. In addition, we granted 50,000 warrants to issue common shares, initially exercisable at $7.00 per share for a period of three years with a grant date fair value of approximately $162,000. Further, we made five additional monthly payments of $5,000 to the seller and a $10,000 contribution to a designated charitable organization. All payments made under the initial letter agreement, including the fair value of securities and an additional $7,000 paid for use of the URL “asseenontv.co.uk” totaled $729,450 at March 31, 2012.

On June 28, 2012, the Company finalized the asset purchase agreement with Seen on TV, LLC agreeing to (i) pay an additional $1,560,000 in cash, (ii) issue an additional 250,000 shares of restricted stock, (iii) issue 250,000 common stock purchase warrants, exercisable at $0.64 per share exercisable for three years from issuance, (iv) modifying the exercise price of the 50,000 common stock purchase warrants issued in May 2011 from $7.00 per share to $1.00 per share and extending their term, and (v) making five annual payments of $10,000 per year to a charitable organization designated by Seen on TV. This obligation was recorded with the current component of $10,000 being reported with accrued expenses and $40,000, the non-current portion, being reported as other liabilities – long-term. The Company agreed that so long as the seller owns at least 250,000 common shares received under the purchase agreement, if we were to issue additional shares of common stock, the seller will be entitled to receive additional shares sufficient to maintain their proportional ownership in the Company. The Company will be required to issue additional shares under this agreement as result of the November 2012 Private Placement (Note 16).

This transaction did not meet the criteria of a business combination within the guidelines of ASC 805—Business Combinations, and therefore was accounted for as an asset purchase. The transaction contained no contingent consideration and no liabilities were assumed contingent or otherwise. Accordingly, the assets acquired, all identifiable intangible assets, were recognized based on our costs of the assets acquired.

A summary of the total costs of the assets both under the initial May 27, 2011 binding letter agreement and the June 22, 2012 Asset Purchase Agreement were as follows:

Cash at closing	$1,620,000
May 2011 common shares issued	500,000
June 2012 common shares issued	257,500
Fair value of modified May 2011 warrants(*)	168,320
Fair value of June 2012 warrants	235,756
Additional cash payments and commitments	57,640
$2,839,216

———————

(*) includes approximately $6,000 related to warrant modification.

AS SEEN ON TV, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

The Company accounted for the intangible assets in accordance with the provisions of ASC 350—Intangibles-Goodwill and Other. As the intangibles we acquired are not subject to legal, regulatory, contractual or other factors which limit their useful life, the potential economic benefits to the Company are considered indefinite within the meaning of the related guidance. Accordingly, no amortization of the related costs is being recognized. However, the Company recognizes the intangible assets are subject to review for potential impairment and if impairment were to be noted, an appropriate reduction in the carrying value of the assets would be recorded.

Note 7. Prepaid expenses and other current assets

Components of prepaid expenses and other current assets consist of the following:

	September 30,	March 31,
	2012	2012

Prepaid production costs	$353,527	$93,100
Prepaid royalties	65,000	20,000
Prepaid license fees	33,866	37,549
Prepaid insurance	84,497	45,385
Prepaid investor relations fee	—	45,000
Prepaid media expenses	28,658	—
Prepaid expenses – other	37,892	21,129
	$603,440	$262,163

Note 8. Accrued expenses and other current liabilities

Accrued expenses and other current liabilities consist of the following:

	September 30,	March 31,
	2012	2012

Accrued compensation	$77,155	$63,115
Accrued warranty	79,240	90,000
Accrued sales returns	209,858	275,000
Accrued professional fees	43,300	164,999
Accrued rents	2,151	—
Accrued other	18,577	8,581
	$430,281	$601,695

Note 9. Private Placements

On June 15, 2011 the Company and approximately twenty accredited investors entered into a securities purchase agreement and completed a closing of a private offering of 292,500 shares of the Company’s common stock and three series of warrants to purchase up to 585,000 shares of common stock, in the aggregate, for aggregate gross proceeds of $1,170,000. The Company sold the shares at an initial purchase price of $4.00 per share, which may be adjusted downward, but not to less than $2.00 per share, under certain circumstances. In addition to the shares, the Company issued: (i) Series A Common Stock purchase warrants to purchase up to 292,500 shares of common stock at an exercise price of $3.00 per share; (ii) Series B Common Stock purchase warrants to purchase up to 146,250 shares of common stock at an exercise price of $5.00 per share and (iii) Series C Common Stock purchase warrants to purchase up to 146,250 shares of common stock at an exercise price of $10.00 per share.

In August 2011, a majority of the investors in the June 15, 2011 private offering, entered into a Notice, Consent, Amendment and Waiver Agreement (“Amendment Agreement”) with the Company in connection with the Bridge Debenture (defined below) offering. Under the terms of the Amendment Agreement, all the investors (i) waived any right to participate in the Bridge Debenture offering or related offerings, (ii) waived a provision prohibiting certain subsequent equity sales and (iii) amendment to per share price protection. In exchange, the Company lowered the sale price of the June 15, 2011 private offering from $4.00 per share to $2.00 per share and according issued an additional 292,500 common shares under that agreement to the investors.

AS SEEN ON TV, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

The Company engaged a registered broker dealer in connection with the offering and the broker dealer received a selling commission in cash of 10 percent of the aggregate funds raised, with an additional two percent in non-accountable cash expense allowance. In addition, the Company issued to the broker dealer common stock purchase warrants equal to 10 percent of (i) the number of shares and (ii) the number of shares of common stock issuable upon exercise of the warrants, with an exercise price of $3.00 per share.

On August 29, 2011, the Company raised aggregate gross proceeds of $1,800,000 under a private placement of 12% Senior Convertible Debentures (the “Bridge Debentures”) with six accredited investors. Investors purchased Debentures, in the aggregate principal amount of $1,800,000. The Bridge Debentures carried an interest at a rate of 12% per annum and were payable quarterly. Principal and accrued interest on the Bridge Debentures would automatically convert into equity securities identical to those sold to investors in the Company’s next offering of at least $4 million of gross proceeds of equity or equity linked securities (excluding the principal amount under the Bridge Debentures) that is consummated during the term of the Bridge Debentures (a “Qualified Financing”) at a conversion price equal to 80% of the price paid by investors in the Qualified Financing (the “Conversion Price”). Furthermore, the Bridge Debentures could have been converted at any time at the option of the each Investor into shares of the Company's common stock, $0.0001 par value per share at an initial conversion price of $2.00 per share, subject to adjustment. The Debenture was due and payable on March 1, 2012 (the “Maturity Date”). In the event a Qualified Financing was not consummated on or before the Maturity Date, the entire principal amount of the Bridge Debenture, along with all accrued interest thereon, would, at the option of the holder, be convertible into the Company’s common stock at a conversion price equal to $2.00 per share. The Company determined that the conversion option in the debentures was beneficial at issuance. As such, the Company recorded a discount from the beneficial conversion option of approximately $244,000 which was accreted to interest expense throughout the term of the Bridge Debentures.

Each investor also received a Bridge Warrant exercisable for a period of three years from the Closing Date to purchase a number of shares of the Company’s common stock equal to the quotient obtained by dividing the principal amount of the Debenture by the Conversion Price at an exercise price equal to $2.00, subject to adjustment. If a Qualified Financing did not occur on or before the Maturity Date, then each Warrant would have been exercisable for that number of shares of common stock equal to the principal amount of the Debenture purchased divided by $0.90. Under the terms of the Bridge Warrant, the investor received cashless exercise rights in the event the underlying shares of common stock are not registered at the time of exercise. The Bridge Debentures and Bridge Warrants also provided for full-ratchet anti-dilution protection in the event that any shares of common stock, or securities convertible into common stock, are issued at less than the Exercise Price of the Warrants, except in connection with the following issuances of the Company's common stock, or securities convertible into common stock: (i) shares issuable under currently outstanding securities, including those authorized under stock plans, (ii) securities issuable upon the exchange or exercise of the Bridge Debenture or Bridge Warrants, (iii) securities issued pursuant to acquisitions or strategic transactions, or (iv) securities issued to the Placement Agent. See Note 10 for additional information about the Bridge Warrants.

On October 28, 2011 the Company, entered into and consummated a Securities Purchase Agreement with certain accredited investors for the private sale (the “2011 Unit Offering”) of 243.1 units (“Unit”) at $50,000 per Unit. Each Unit consisting of (i) 62,500 shares of common stock, and (ii) warrants to purchase 62,500 shares of common stock at an initial exercise price of $1.00 per share (the “Warrants”). Accordingly, for each $0.80 invested, investors received one share of common stock and one Warrant. The Company received gross proceeds of $12,155,000 (net proceeds of approximately $10,610,653 after commissions and offering related expenses) and issued an aggregate of 15,194,695 shares of common stock and 15,193,750 Warrants to the investors pursuant to the Securities Purchase Agreement.

On November 18, 2011, the Company sold an additional 6.9 Units under the Securities Purchase Agreement, receiving an additional $345,000 in gross proceeds (net proceeds of $283,600 after commissions and offering related expenses), issuing an additional aggregate of 431,250 shares of Common Stock and 431,250 Warrants to investors.

The October 28, 2011 and November 18, 2011, closings brought the total raised under the Securities Purchase Agreement to $12,500,000.

The Warrants are exercisable at any time within five years from the Closing Date at an exercise price of $1.00 per share with cashless exercise in the event a registration statement covering the resale of the shares underlying the Warrants is not in effect within six months of the completion of the Offering. The Warrants also provide for full-ratchet anti-dilution protection in the event that any shares of common stock, or securities convertible into common stock, are issued at less than the exercise price of the Warrants during any period in which the Warrants are outstanding, subject to certain exceptions as set forth in the Warrants.

AS SEEN ON TV, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

If during a period of two years from the completion of the 2011 Unit Offering, the Company issues additional shares of common stock or other equity or equity-linked securities at a purchase, exercise or conversion price less than $0.80 (subject to certain exceptions and such price is subject to adjustment for splits, recapitalizations, reorganizations), then the Company shall issue additional shares of common stock to the investors so that the effective purchase price per share paid for the common stock included in the Units shall be the same per share purchase, exercise or conversion price of the additional shares.

The Company has provided the investors with “piggyback” registration rights with respect to the resale of the common stock and the shares of common stock issuable upon exercise of the Warrants.

The Company engaged a registered broker dealer to serve as placement agent (the “Placement Agent”) who received (a) selling commissions aggregating 10% of the gross proceeds of the 2011 Unit Offering, (b) a non-accountable expense allowance of 2% of the gross proceeds of the 2011 Unit Offering to defray offering expenses, (c) five-year warrants to purchase such number of shares of common stock as is equal to 10% of the shares of common stock (i) included as part of the Units sold in this 2011 Unit Offering at an exercise price equal to $0.80 per share, and (ii) issuable upon exercise of the Warrants sold in the 2011 Unit Offering at an exercise price equal to $1.00 per share, and (d) 100,000 restricted shares of common stock.

The closing of the 2011 Unit Offering triggered the automatic conversion of all principal and accrued interest on the Bridge Debentures into Units in the 2011 Unit Offering at a conversion price equal to 80% of the price paid by investors in the 2011 Unit Offering, or $0.64 per share of common stock and Warrant (the “Debenture Conversion Price”). The holders of the Bridge Debentures received an aggregate of 2,869,688 shares of common stock and Warrants to purchase 2,869,688 shares of common stock. Each investor in the Bridge Offering also received a Bridge Warrant exercisable for a period of three years from the closing date of the Bridge Offering to purchase a number of shares of the Company’s common stock equal to the quotient obtained by dividing the principal amount of the Bridge Debenture by the Debenture Conversion Price of $0.64 per share. Accordingly, at the closing of the 2011 Unit Offering and based on the full ratchet anti-dilution provisions of the Bridge Warrants, investors in the Bridge Offering received Bridge Warrants to purchase an aggregate of 8,789,063 shares of common stock. The Bridge Warrants continue to provide for full-ratchet anti-dilution protection if the Company issues at any time prior to August 30, 2012, any shares of common stock, or securities convertible into common stock, at a price less than the Bridge Warrant Exercise Price, subject to certain exceptions.

Further, in connection with the 2011 Unit Offering, Octagon, the holder of the Company’s debenture in the principal amount of $750,000 issued on April 8, 2011, agreed to amend the Debenture to provide for automatic conversion into the Units in the 2011 Unit Offering at the Debenture Conversion Price. Accordingly, the holder of the Debenture received 1,171,875 shares of common stock and warrants to purchase 1,171,875 shares of common stock exercisable at $1.00 per share.

The Placement Agent also served as exclusive placement agent for the Bridge Offering. Accordingly, pursuant to the terms of the Bridge Offering, at the closing of the 2011 Unit Offering the Placement Agent and its assignees received warrants with full ratchet and anti-dilution protection to purchase an aggregate of 1,164,375 shares of common stock exercisable at $0.64 per share, each warrant exercisable on or before August 29, 2014.

In connection with the 2011 Unit Offering, Steve Rogai, the Company’s President and Chief Executive Officer, agreed to convert a 12% convertible promissory note payable to him by the Company in the principal amount of $107,000 (the “Rogai Note”), together with accrued interest thereon, into Units in the 2011 Unit Offering at a conversion price of $0.80 per Share and Warrant. As such, Mr. Rogai was issued 133,750 shares of common stock and 133,750 Warrants in satisfaction of the Rogai Note. Also, the Company’s executive officers each executed a lock up agreement (the “Lock Up Agreement”) which provides that each officer shall not sell, assign, transfer or otherwise dispose of their shares of common stock or other securities of the Company for a period ending 270 days after the completion of the 2011 Unit Offering. Following this initial lock-up period, each officer has agreed to an additional six-month lock-up period for their shares during which they each may not sell more than 5,000 shares of common stock per month.

AS SEEN ON TV, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 10. Warrant Liabilities

Warrants issued to the placement agent in connection with the 2010 Private Placement contained provisions that protect holders from a decline in the issue price of its common stock (or “down-round” provisions) or that contain net settlement provisions. The Company accounted for these warrants as liabilities instead of equity. Down-round provisions reduce the exercise or conversion price of a warrant or convertible instrument if a company either issues equity shares for a price that is lower than the exercise or conversion price of those instruments or issues new warrants or convertible instruments that have a lower exercise or conversion price. Net settlement provisions allow the holder of the warrant to surrender shares underlying the warrant equal to the exercise price as payment of its exercise price, instead of physically exercising the warrant by paying cash. The Company evaluated whether warrants to acquire its common stock contain provisions that protect holders from declines in the stock price or otherwise could result in modification of the exercise price and/or shares to be issued under the respective warrant agreements based on a variable that is not an input to the fair value of a “fixed-for-fixed” option.

The warrants issued to the placement agent, in conjunction with the 2010 Private Placement, contained a down-round provision. The triggering event of the down-round provision was not based on an input to the fair value of “fixed-for-fixed” option and therefore was not considered indexed to the Company’s stock. Since the warrant contained a net settlement provision, and it was not indexed to the Company’s stock, it is accounted for as a liability.

The Company recognized these warrants as a liability equal to their fair value on each reporting date. On June 22, 2011, the warrant holders converted their warrants on a cashless basis into 331,303 common shares at an agreed upon stock price of $0.82 per share. As a result of the warrant conversion we re-measured the fair value of these warrants as of June 22, 2011, and recorded other income associated with the re-measurement of $523,553.

In connection with our $1,800,000 12% convertible debenture issuance in August 2011, the Company issued warrants to the investors and placement agent which contained provisions that protect holders from a decline in the issue price of our common stock or “down-round” provisions. The warrants also contain net settlement provisions. Accordingly, the Company accounted for these warrants as liabilities instead of equity. In addition, we considered the dilution and repricing provisions triggered by the 2011 Unit Offering which impacted the accounting recognition of this financing.

The Company recognized an initial warrant liability for the warrants issued in connection with our $1,800,000 12% convertible debenture of $1,556,289 which was recorded as a debt discount. The initial warrant liability recognized on the related placement agent warrants totaled $1,522,784 which was recorded as debt issuance costs. The repricing “down round” provision expired on these warrants on August 29, 2012. Accordingly, the Company reclassified the fair value on the expiration date of $6,386,307 to equity and these warrants ceased to be revalued. Due to the fluctuation in the market value of our common stock from March 31, 2012 through August 29, 2012, we recognized $1,094,518 in warrant revaluation expense.

We recognized an initial warrant liability valuation on the series of warrants issued in connection with of $12,500,000 Unit Offering of $27,647,424. On October 28, 2011, at the initial closing of $12,155,000 of the 2011 Unit Offering, the closing price of our common stock as reported on OTC Markets was $1.25. On November 17, 2011, at the final closing of $345,000 of the 2011 Unit Offering, the closing price of our common stock as reported on OTC Markets was $0.90. On September 30, 2012, the closing price of our common stock as reported on OTC Markets was $0.70. Due to the fluctuations in the market value of our common stock from March 31, 2012 through September 30, 2012, we recognized $3,519,001 in warrant revaluation income.

In connection with our $1,275,000 12% senior secured convertible notes, we recognized an initial liability valuation on a series of warrants issued of $860,112. On both the September 7, 2012 initial closing of $1,000,000 and September 20, 2012 closing of $275,000, the closing price of our common stock as report on OTC Markets was $0.75. On September 30, 2012, the closing price of our common stock reported in OTC Markets was $0.70. Due to the fluctuations in the market value of our common stock from the warrants initial valuation dates through September 30, 2012, we recognized $69,917 in warrant revaluation income.

Accordingly, warrant revaluation income for the six month period ending September 30, 2012 related to our $1,800,000 12% convertible debenture, $12,500,000 Unit Offering and $1,250,000 12% senior secured convertible note totaled $5,429,786.

AS SEEN ON TV, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

The assumptions used in connection with the valuation of warrants issued were as follows:

	September 30, 2012	August 29, 2012	March 31, 2012
Number of shares underlying the warrants	24,211,026	9,954,939	32,880,252
Exercise price	$0.64-$1.00	$0.64	$0.64-$1.00
Volatility	181%	188%	211%
Risk-free interest rate	0.23%-0.33%	0.23%	1.04%
Expected dividend yield	0.00%	0.00%	0.00%
Expected warrant life (years)	2.00 – 4.33	2.00	2.24 – 4.33

Recurring Level 3 Activity and Reconciliation

The tables below provides a reconciliation of the beginning and ending balances for the liabilities measured at fair value using significant unobservable inputs (Level 3). The table reflects gains and losses for the six month period ending September 30, 2012 for all financial liabilities categorized as Level 3 as of September 30, 2012.

Fair Value Measurements Using Significant Unobservable Inputs (Level 3):

		Fair Value				Fair Value
		at		Reclass-	Decrease	at
	Number of	March 31,	Initial	ification	in	September 30,
Description	Warrants	2012	Measurement	to Equity	Fair Value	2012

Bridge Warrant	8,789,064	$6,604,706	$—	$(5,638,372)	$(966,334)	$—

Bridge Warrant Placement Agent	1,165,875	876,119	—	(747,935)	(128,184)	—

Unit Offering	19,800,313	15,816,980	—		(3,042,278)	12,774,702

Unit Offering Placement Agent	3,125,000	2,499,810	—		(476,723)	2,023,088

2012 Bridge Warrant	1,071,428	—	716,760		(58,264)	658,496

2012 Bridge Placement Agent Warrant	214,285	—	143,352		(11,653)	131,699
	34,165,965	$25,797,615	$860,112	$(6,386,307)	$(4,683,436)	$15,587,985

Note 11. Related Party Transactions

Our Chief Executive Officer had loaned $107,000 to the Company in the past to meet short-term working capital needs. The loan was unsecured and carried an interest rate of 12% per annum. In May 2010, this obligation was formalized through the issuance of a 12% Convertible Promissory Note payable in the principal amount of $107,000, due May 25, 2011. The 12% Convertible Promissory Note was convertible into common shares of the Company at $1.50 per share and carried an interest rate of 12% per annum. The conversion feature of the Promissory Note proved beneficial under the guidance of ASC 470--Debt. Accordingly, a beneficial conversion feature of $107,000 was recognized and was accreted to interest expense over the initial one year term of the note. The note payable to officer was fully accreted at September 30, 2012 and March 31, 2012, respectively. On May 25, 2011, the Promissory Note was amended to extend the maturity one additional year under the same terms.

On August 18, 2011, our Chief Executive Officer entered into a Subordination Agreement relating to his note. In connection with our Bridge Debenture offering in the amount of $1,800,000, Mr. Rogai agreed to subordinate his position to that of the Bridge Offering investors. On October 28, 2011, the note in the principal amount of $107,000 was converted into Units offered in connection with the Company’s October 28, 2011 financing. As a result, Mr. Rogai received 133,750 common shares and 133,750 warrants exercisable at $1.00 per share. Interest expense recognized under the note totaled $0 for each of the three month and six month periods ending September 30, 2012, and $3,210 and $22,201 for the three month and six month periods ending September 30, 2011, respectively.

AS SEEN ON TV, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 12. Notes Payable

On September 20, 2012 the Company completed a private placement of securities with 11 accredited investors under to a Securities Purchase Agreement dated September 7, 2012, raising aggregate gross proceeds of $1,275,000. The private placement was completed on September 20, 2012. Investors purchased from the Company 12% Senior Secured Convertible Notes, in the aggregate principal amount of $1,275,000. The Notes bear interest at a rate of 12% per annum and are payable on the “Maturity Date” defined below. Principal and accrued interest on the Notes will automatically convert into equity securities identical to those sold to investors in the Company’s next offering of at least $3 million of gross proceeds of equity or equity linked securities (excluding the principal amount under the Notes) that is consummated during the term of the Notes (a “Qualified Financing”) at a conversion price equal to 85% of the Next Round Equity Securities (the “Conversion Price”). The Notes are due and payable on March 20, 2013 (the “Maturity Date”). In the event a Qualified Financing is not consummated on or before the Maturity Date, the entire principal amount of the Note, along with all accrued interest thereon, shall, at the option of the holder, be convertible into the Company’s Common Stock, at a conversion price equal to the average daily volume weighted average price (“VWAP”) of the Common Stock for the 10 trading days immediately preceding the Maturity Date on the trading market on which our Common Stock is then listed or quoted at a 20% discount.

The indebtedness evidenced by the Notes shall be senior to, and have priority in right of payment over, all indebtedness of Company now outstanding. The Notes are secured by a first lien and security interest in all of the assets of the Company and its wholly-owned subsidiary, TV Goods, Inc. pursuant to the terms of the Security Agreement dated as of September 7, 2012, by the Company in favor of Collateral Agents, LLC as agent of the Investors.

Each Investor also received a warrant (the “2012 Bridge Warrant”) exercisable for a period of three years from the Closing Date to purchase a number of shares of the Company’s Common Stock equal to the quotient obtained by dividing 50% of the principal amount of the Note held by the holder by the conversion price of the Note. If a Qualified Financing does not occur on or before the Maturity Date of the Note, then the number of warrant shares shall be equal to the quotient obtained by dividing 50% of the principal amount of the Note held by the holder by the average VWAP of the common stock measured for the 10 day period immediately preceding the Maturity Date of the Notes. The initial exercise price of the 2012 Bridge Warrants is $0.80 per share, subject to adjustment. Furthermore, if after the 6 month anniversary of the initial exercise date of each 2012 Bridge Warrant there is no effective registration statement registering, or no current prospectus available for the resale of, the warrant shares by the holder, but excluding a period of any certain allowed delay, the 2012 Bridge Warrant may be exercised, in whole or in part, on a cashless basis.

The 2012 Bridge Warrant also provides for weighted average ratchet anti-dilution protection in the event that any shares of common stock, or securities convertible into common stock, are issued at less than the exercise price of the warrants, except in connection with the following issuances of the Company's common stock, or securities convertible into common stock: (i) shares issuable under currently outstanding securities, including those authorized under stock plans, (ii) shares of common stock issued pursuant to a stock split or dividend; (iii) securities issued or issuable in connection with the Securities Purchase Agreement; or (iv) securities issued pursuant to acquisitions or strategic transactions approved by a majority of disinterested directors of the Company. Due to the anti-dilution protection in the warrants they have been classified as liabilities.

In connection with the Securities Purchase Agreement, Company engaged a placement agent (the “Placement Agent”), to act as the Company’s exclusive agent for the offering. In exchange for the Placement Agent acting as the exclusive agent for the Securities Purchase Agreement, the Company agreed to pay to the Placement Agent a cash placement fee equal to 10% of the aggregate gross proceeds from the sale of Notes sold to investors. As additional compensation, the Company issued to the Placement Agent or its designees, for nominal consideration, common stock purchase warrants equal to 10% of the number of shares of common stock issuable upon conversion of the Notes at an exercise price equal to $0.80 per share (the “Placement Agent Warrants”). The Placement Agent’s Warrants provide the holder thereof with immediate cashless exercise rights and “weighted average” price protection right consistent with the terms of the investor warrants and are exercisable for three years.

The Company received net proceeds of approximately $1,117,825 after payment of an aggregate of $127,500 of commissions and expense allowance to the Placement Agent, and approximately $29,675 of other offering and related costs in connection with the private placement. The Company shall use the net proceeds from the Securities Purchase Agreement for working capital purposes, including advancing $500,000 to eDiets.com, Inc. under a 12% Convertible Note dated September 6, 2012 (the “eDiets Note”). The eDiets Note is due and payable on the earlier of the date that is 10 business days following the earlier to occur of (i) the closing date of the proposed merger by and between the Company and eDiets; (ii) December 31, 2012; or (iii) an event of default as defined under the eDiets Note. Interest on the Note accrues at a rate of 12% per annum and is due and payable upon the maturity date of the eDiets Note.

AS SEEN ON TV, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

In connection with this transaction, the Company recognized a total debt discount of $1,249,792, comprised of a recognized beneficial conversion feature of $533,032 and the fair value of detachable warrants totaling $716,760. Such amounts were determined based on the price per share of the November 2012 Offering (qualified financing). See Note 16. As the notes will automatically convert into the November 2012 Offering, the discount is being accreted to interest expense over a two month period. Accordingly, we recognized $625,000 in related interest as of September 30, 2012.

In addition, in connection with our $1,275,000 funding, we recognized $305,412 in related debt issuance costs. As the notes will automatically convert into a planned qualified financing, the costs are being accreted to interest expense over a two month period. We recognized $152,000 in related interest expense as of September 30, 2012.

At September 30, 2012 and March 31, 2012, the Company had notes payable of $710,306 and $28,737, respectively, reflecting amounts due under our 12% Senior Secured Convertible Notes described above and insurance related note financings payable under terms of less than one year.

Note 13. Commitments

Leases

On January 20, 2010, the Company entered into a 38-month lease agreement for our 10,500 square foot headquarters facility in Clearwater, Florida. Terms of the lease provide for base rent payments of $6,000 per month for the first six months; a base rent of $7,500 per month for the next 18 months and $16,182 per month from January 2012 through February 2013. The increase in minimum rental payments over the lease term is not dependent upon future events or contingent occurrences. In accordance with the provisions of ASC 840 - Leases, the Company recognized lease expenses on a straight-line basis, which total $10,462 per month over the lease term.

On February 1, 2012, the Company entered into a new 36-month lease agreement on our existing headquarters facility. Terms of the lease provide for a base rent payments of $7,875 per month for the first twelve months, increasing 3% per year thereafter. The lease contains no provisions for a change in the base rent based on future events or contingent occurrences. In accordance with the provisions ASC 840-Leases, the Company is recognizing lease expenses on a straight-line basis, which total $8,114 per month over the lease term. In connection with the entering into the new leases, the Company recognized income of approximately $71,000 attributable to the recovery of the deferred rent obligation under the previous lease and wrote-off to lease expense $12,420 in security deposits attributable to the prior lease.

The following is a schedule by year of future minimum rental payments required under our lease agreement on September 30, 2012:

Operating Leases
Year 1	$96,626
Year 2	99,525
Year 3	25,064
Year 4	—
Year 5	—
$221,215

Base rent expense recognized by the Company, all attributable to its headquarters facility, totaled $24,342 and $48,684 for the three month and six month periods ending September 30, 2012, respectively and $31,386 and $62,722 for the three month and six month periods ending September 30, 2011, respectively.

Under the terms of the 2010 Private Placement, the Company provided that it would use its best reasonable efforts to cause the related registration statement to become effective within 180 days of the termination date, July 26, 2010, of the offering. We have failed to comply with this registration rights provision and are obligated to make pro rata payments to the subscribers under the 2010 Private Placement in an amount equal to 1% per month of the aggregate amount invested by the subscribers up to a maximum of 6% of the aggregate amount invested by the subscribers. The maximum amount of penalty to which the Company may be subject is $156,000. The Company had recognized an accrued penalty of $156,000 at September 30, 2012 and March 31, 2012, respectively.

AS SEEN ON TV, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

Note 14. Stockholders’ Equity

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock, $.0001 par value per share. Our board of directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of preferred stock in series, and by filing a certificate pursuant to the applicable law of the state of Florida, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. No shares of preferred stock have been issued or were outstanding at September 30, 2012 and March 31, 2012, respectively.

Common Stock

At September 30, 2012 and March 31, 2012, we were authorized to issue up to 750,000,000 shares of common stock, $.0001 par value per share, respectively.

At September 30, 2012 and March 31, 2012, the Company had 32,370,784 and 31,970,784 shares outstanding, respectively. Holders are entitled to one vote for each share of common stock (or its equivalent).

Effective June 15, 2011, based on a majority shareholder vote, our articles of incorporation were amended to increase our authorized common stock from 400,000,000 to 750,000,000 shares.

All share and per share information contained in this report gives retroactive effect to a 1 for 20 (1:20) reverse stock split of our outstanding effective October 27, 2011.

Share Issuances

Common Stock and Warrants

On June 1, 2011, the Company issued 75,000 warrants to a consulting firm representing the Company in Canada. The warrants vest over fourteen months, are exercisable for a period of three years from grant date and exercisable at $3.15 per share. The Company valued these warrants using the Black-Scholes model. The initial grant date fair value was $205,962 which is being recorded as consulting expenses in general and administrative expenses, over the vesting period with unvested components being marked-to-market every reporting period throughout the vesting term.

The assumptions used in the valuation on June 1, 2011 were as follows:

Number of shares underlying the warrants	75,000
Exercise price	$3.15
Volatility	175%
Risk-free interest rate	0.74%
Expected dividend yield	0.00%
Expected warrant life (years)	3.00

The assumptions in the re-measurement of the unvested warrants at September 30, 2012, were as follows:

Number of shares underlying the warrants	18,750
Exercise price	$3.15
Volatility	197%
Risk-free interest rate	0.24%
Expected dividend yield	0.00%
Expected warrant life (years)	1.67

The Company recognized a reduction in consulting expense under this agreement of $2,787 and $1,331 for the three month and six month periods ending September 30, 2012, respectively, and consulting expense of $32,484 and $95,292 for the three month and six month periods ending September 30, 2011, respectively.

AS SEEN ON TV, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

The assumptions used in connection with the valuation of the initial warrants issued on May 27, 2011 for the acquisition of the Seen on TV intangible assets, and the remeasurement of those warrants and issuance of additional warrants on June 28, 2012, were as follows:

	June 28, 2012	May 27, 2011
Number of shares underlying the warrants	250,000	50,000
Exercise price	$0.64	$7.00
Volatility	185%	190%
Risk-free interest rate	0.69%	1.65%
Expected dividend yield	0.00%	0.00%
Expected warrant life (years)	3	5

The 250,000 shares issued on June 28, 2012 in connection with the acquisition of the Seen on TV intangible assets had a fair value of $257,500 based on the Company’s stock price on June 28, 2012.

Effective December 6, 2011, the Company entered into an independent contractor agreement with Stratcon Partners, LLC pursuant to which Stratcon has agreed to provide the Company consulting and advisory services, including, but not limited to business marketing, management, budgeting, financial analysis, and investor and press relations. Under the agreement, Stratcon is also required to establish and maintain executive facilities and a business presence in New York City for the Company. The agreement is for an initial term of two years and may be terminated by either party upon written notice. In consideration of providing the services, Stratcon shall receive $12,500 per month. In addition, the Company has agreed to issue Stratcon an aggregate of 500,000 shares of restricted common stock, such shares vesting over a period of two years in four equal tranches. The closing price of the Company’s common stock as reported on the OTC Markets on the Effective Date was $1.00. The Company has agreed to provide Stratcon rent reimbursement up to $2,500 per month for the New York office. Through September 30, 2012, the Company expensed approximately $204,500 related to these shares. During June 2012 the first tranche of 125,000 shares of restricted common stock vested and the $142,000 was reclassified from accrued expense to equity.

Effective December 6, 2011, the Company agreed to issue 25,000 shares of common stock to Mediterranean Securities Group, LLC in consideration of consulting services. As the agreement did not contain any vesting or forfeiture provisions, the entire fair value of $25,000, based on our stock price on the commitment date, was charged to consulting expenses and included in accrued expenses at March 31, 2012. During June 2012 these 25,000 shares were issued to Mediterranean Securities Group, LLC and $25,000 was reclassified from accrued expenses to equity.

Equity Compensation Plans

In May 2010, the Company adopted its 2010 Executive Equity Incentive Plan and 2010 Non Executive Equity Incentive Plan (collectively, the “Plans”) and granted 600,000 options and 450,000 options, respectively, under TV Goods stock option plans.

In May 2010, our Board of Directors granted 600,000 options under the Executive Equity Incentive Plan, exercisable at $1.50 per share to two officers and directors of the Company. The shares vested over eighteen months from grant and are exercisable for five (5) years from grant date (May 26, 2010). In September 2011, October 2011, December 2011 and March 2012, our Board of Directors granted an additional 225,000 options to an officer and two directors under the Executive Equity Incentive Plan. The options vest over eighteen months (150,000 options) and two years (50,000 options) and are exercisable for five years from date of grant. At September 30, 2012, there were 350,000 options available for issuance under the Executive Equity Incentive Plan.

In May 2010, our Board also granted options to purchase an aggregate of 450,000 shares of our common stock with an exercise price of $1.50 per share under the Non Executive Equity Incentive Plan. The options granted vest over eighteen months from the date of the grant (May 26, 2010) and are exercisable for five (5) years from their grant date. On July 15, 2010, the Company issued an additional 50,000 shares under the Non Executive Incentive Plan under terms similar to the May 2010 grant. During the quarter ending December 31, 2010, 400,000 shares were forfeited due to termination of employment. In December 2010, an additional 100,000 options were granted under this plan. On September 26, 2011 and March 31, 2012, our Board granted an additional 300,000 and 75,000 options, respectively, under the Non Executive Plan to nine employees and one consultant. The options vest over eighteen months and are exercisable for five years from date of grant. At September 30, 2012, there were 295,000 shares available for future issuance under the Non Executive Equity Incentive Pan.

AS SEEN ON TV, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

The fair value of each option is estimated on the date of grant using the Black Scholes options pricing model using the assumptions established at that time.

On June 4, 2012, the Company issued 30,000 options to a direct response consultant. The fair value of the options granted was estimated on the date of grant using the Black Scholes options pricing model using the assumptions established at that time. The following table includes the assumptions used in making this grant:

Number of shares underlying the warrants	30,000
Exercise price	$0.87
Volatility	185%
Risk-free interest rate	0.68%
Expected dividend yield	0.00%
Expected warrant life (years)	5

As the options vested upon grant, the entire fair value of $25,100 was charged to stock-based compensation immediately and is included in general and administrative expenses.

Stock based compensation for the three month and six month periods ending September June 30, 2012 totaled $53,616 and $135,108, respectively and is included in general and administration expenses.

Information related to options granted under both our option plans at September 30, 2012 and September 30, 2011 and activity for the periods then ended is as follows:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value

Outstanding at April 1, 2012	1,025,000	$1.31	—	$—
Granted	30,000.87		—	—
Exercised	—	—	—	—
Forfeited	—	—	—	—
Expired	—	—	—	—
Outstanding at September 30, 2012	1,055,000	$1.29	3.42	$—
Exercisable at September 30, 2012	880,000	$1.37	3.26	$—

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value

Outstanding at April 1, 2011	800,000	$1.58	—	$—
Granted	450,000	1.01	—	—
Exercised	—	—	—	—
Forfeited	—	—	—	—
Expired	—	—	—	—
Outstanding at September 30, 2011	1,250,000	$1.38	4.18	$—
Exercisable at September 30, 2011	637,500	$1.55	3.67	$—

The weighted average grant date fair value of unvested options at September 30, 2012, was approximately $145,000 and will be expensed over a weighted average period of 4.21 years.

As of September 30, 2012, there were 350,000 options and 295,000 options available for further issuance through the 2010 Executive Equity Incentive Plan and the 2010 Non Executive Equity Incentive Plan, respectively.

No tax benefits are attributable to our share based compensation expense recorded in the accompanying financial statements because we are in a net operating loss position and a full valuation allowance is maintained for all net deferred tax assets. For stock options, the amount of the tax deductions is generally the excess of the fair market value of our shares of common stock over the exercise price of the stock options at the date of exercise.

AS SEEN ON TV, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

In the event of any stock split of our outstanding common stock, the Board of Directors in its discretion may elect to maintain the stated amount of shares reserved under the Plans without giving effect to such stock split. Subject to the limitation on the aggregate number of shares issuable under the Plans, there is no maximum or minimum number of shares as to which a stock grant or plan option may be granted to any person. Plan options may either be (i) ISOs, (ii) NSOs (iii) awards of our common stock or (iv) rights to make direct purchases of our common stock which may be subject to certain restrictions. Any option granted under the Plans must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of grant, but the exercise price of any ISO granted to an eligible employee owning more than 10% of our outstanding common stock must not be less than 110% of fair market value on the date of the grant. The Plans further provide that with respect to ISOs the aggregate fair market value of the common stock underlying the options which are exercisable by any option holder during any calendar year cannot exceed $100,000. The term of each plan option and the manner in which it may be exercised is determined by the Board of Directors or the compensation committee, provided that no option may be exercisable more than 10 years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of the common stock, no more than five years after the date of the grant.

Note 15. Litigation

In February 2012, SCI Direct, LLC (“SCI”), filed suit against TV Goods, Inc. in the United States District Court, Northern District of Ohio, Eastern Division. The complaint alleges trademark infringement by TV Goods arising from our Living Pure™ space heater as it relates to SCI’s EDENPURE™ space heater. The plaintiff was seeking monetary and injunctive relief claiming TV Goods committed trademark infringement, unfair competition and violation of the Ohio Deceptive Trade Practices Act. The amount of damages the plaintiff was seeking was unspecified. We believed that the legal basis of the allegations was completely without merit. The potential monetary relief, if any, was not probable and could not be estimated at that time. On June 21, 2012, TV Goods, Inc. executed a settlement agreement with SCI Direct, LLC. Under the terms of the agreement, SCI agreed to dismiss the complaint and TV Goods, Inc. agreed to cease marketing any products under the Living Pure Trademark. The settlement agreement was contingent upon SCI’s review of TV Goods, Inc. financial statements relating to Living Pure sales, which was completed with the dismissal of the complaint on July 5, 2012.

On August 9, 2012 the Company entered into a letter of intent with eDiets.com, Inc. for the acquisition of that company in a stock for stock transaction. On October 31, 2012, we entered into a definitive Agreement and Plan of Merger with eDiets.com, Inc. The terms of the Agreement Plan of Merger provide that we will issue 19,077,252 shares of our common stock to the stockholders of eDiets.com, Inc. in exchange for 100% of the outstanding shares of that company. The closing of the transaction is subject to a number of conditions precedent. In connection with the proposed merger, on September 10, 2012, the Company received notice of a complaint filed by a shareholder of eDiets in Broward County, Florida against eDiets, members of the board of directors of eDiets and the Company, alleging that eDiets breached its fiduciary duty to its shareholders by entering into the merger agreement for inadequate consideration. The Company intends to vigorously defend the action and believes the claim to be without merit.

Note 16. Subsequent Events.

eDiets Merger Agreement

On October 31, 2012, we entered into a definitive Agreement and Plan of Merger with eDiets.com, Inc. The terms of the Agreement Plan of Merger provide that we will issue 19,077,252 shares of our common stock to the stockholders of eDiets.com, Inc. in exchange for 100% of the outstanding shares of that company. The closing of the transaction is subject to a number of conditions precedent, including, but not limited to:

• the satisfaction completion of due diligence on each company by the other company,

• the effectiveness of a registration statement on Form S-4 which we will file the Securities and Exchange Commission to register the shares of our common stock to be issued to the eDiets.com, Inc. stockholders, and

• requisite approval of the transaction by the stockholders of eDiets.com, Inc.

We are conducting our due diligence process and our target closing date for the transaction, assuming the satisfaction of the conditions precedent to closing, is on or before March 31, 2013. However, as a result of the number of conditions precedent to close, there are no assurances that this transaction will ultimately be consummated.

AS SEEN ON TV, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (continued)

In connection with this transaction, on September 7, 2012 the Company loaned eDiets.com $500,000 under the terms of a Senior Promissory Note. The Note bears interest at 12% per annum and matures ten business days following the earlier of the closing of the pending merger or December 31, 2012.

Private Placement of Units

Effective November 14, 2012 (the “November 2012 Offering”) the Company sold 61 Units consisting of 71,500 shares of our common stock and warrants to purchase 35,750 shares of Common Stock at an initial exercise price of $0.80 per share. Each Unit was sold at a price of $50,050 per Unit. The Company sold and aggregate of 4,361,550 shares of common stock and 2,180,775 warrants and received gross proceeds of $3,053,085. Such Amount excludes fees and expenses incurred in connection with the November 2012 Offering, including but not limited to fees payable to a registered broker dealer acting as placement agent.

The sale of the Units was a Qualified Financing and triggered the automatic conversion 12% Senior Secured Convertible Notes, which converted into an aggregate of 2,190,140 shares of common stock and warrants to purchase an aggregate of 1,095,070 shares of common stock, exercisable at $0.80 per share. The warrants are exercisable for period of three years. The terms of the Units also triggered a weighted average-ratchet anti-dilution adjustment on the outstanding 2012 Bridge Warrants.

The sale of the Units also triggered purchase price protection provisions (the “2011 SPA Purchase Price Protection”) provided under the terms of the Company’s securities purchase agreement, dated October 28, 2011 (the “October 2011 SPA”) and warrants issued in connection with the October 2011 SPA will be subject to full ratchet anti-dilution protection adjustment. As a result of the securities issued in the November 2012 Offering, the October 2011 SPA purchasers and warrant holders received an additional aggregate of 5,735,176 shares of Common Stock and warrants to purchase an additional 13,343,138 shares of Common Stock exercisable at $0.595 per share. These warrants include warrants issued to the Placement Agent in connection with its participation in the October 2011 SPA and related transactions.

Finally, the sale of Units triggered certain anti-dilution provisions under the Company’s asset acquisition agreement with Seen On TV LLC and the Company issued an aggregate of 190,068 shares of common stock to the members of Seen On TV LLC and their assignees.

The Company has agreed to advance up to $1,500,000 to eDiets from the net proceeds of the Units sold. Such advances shall be made under terms substantially the same as the eDiets Note.

ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

This Quarterly Report on Form 10-Q contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on our management’s beliefs, assumptions and expectations and on information currently available to our management. Generally, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions intended to identify forward-looking statements, which generally are not historical in nature. All statements that address operating or financial performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements, including without limitation our expectations with respect to product sales, future financings, or the commercial success of our products or services. We may not actually achieve the plans, projections or expectations disclosed in forward-looking statements, and actual results, developments or events could differ materially from those disclosed in the forward-looking statements. Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on forward-looking statements because they speak only as of the date when made. We do not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by federal securities laws and the rules of the Securities and Exchange Commission (the “SEC”). We may not actually achieve the plans, projections or expectations disclosed in our forward-looking statements, and actual results, developments or events could differ materially from those disclosed in the forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, including without limitation those described from time to time in our future reports filed with the SEC.

The following discussion and analysis of our financial condition and results of operations should be read together with our unaudited interim consolidated condensed financial statements and related notes appearing elsewhere in this Quarterly Report on Form 10-Q.

Company Overview

We are a direct response marketing company. We identify, advise in development and market consumer products. We employ three primary channels: direct response television (Infomercials), television shopping networks and retail outlets which may include brick and mortar, internet, catalog and print media.

We hold a wholly owned interest in TV Goods, Inc., a Florida corporation (“TVG”) and Tru Hair, Inc., a Florida corporation. Primarily all of our operations are conducted through TVG which was formed in October 2009. Due to the similar nature of the underlying business and the overlap of our operations, we view and manage these operations as one business, accordingly we do not report as segments.

On May 27, 2011, the Company entered into a binding letter agreement with Seen on TV, LLC, a Nevada limited liability company, with no affiliation with the Company, and Ms. Mary Beth Gearhart (formerly Fasano), its president. The letter agreement provided that we would obtain ownership of certain Seen on TV intangible assets, primarily consisting of the domain names “asseenontv.com” and “seenontv.com”. Upon entering into the binding letter agreement, we issued 250,000 shares of restricted common stock, with a fair value of $500,000 on the contract date, and an initial cash payment of $25,000 to Ms. Gearhart. In addition, we granted 50,000 warrants to issue common shares, initially exercisable at $7.00 per share for a period of three years with a grant date fair value of approximately $162,000. Further, we made five additional monthly payments of $5,000 to the seller and a $10,000 contribution to a designated charitable contribution. All payments made under the initial letter agreement, including the fair value of securities and an additional $7,000 paid for use of the URL “asseenontv.co.uk” totaled $729,450 at March 31, 2012. The term or phrase “As Seen On TV” is not subject to trademark protection and has been, and will continue to be, used by others, including online and retail outlet applications with no connection with, or benefit to, the Company.

On June 28, 2012, the Company finalized the asset purchase agreement with Seen on TV, LLC agreeing to (i) pay an additional $1,560,000 in cash, (ii) issue an additional 250,000 shares of restricted stock, (iii) issue 250,000 common stock purchase warrants, exercisable at $0.64 per share exercisable for three years from issuance, (iv) modifying the exercise price of the 50,000 common stock purchase warrants issued in May 2011 from $7.00 per share to $1.00 per share and extending their term, and (v) making five annual payments of $10,000 per year to a charitable organization designated by Seen on TV. This obligation was recorded with the current component of $10,000 being reported with accrued expenses and $40,000, the non-current portion, being reported as other liabilities – long-term. The Company agreed that so long as the seller owns at least 250,000 common shares received under the purchase agreement, if we were to issue additional shares of common stock, the seller will be entitled to receive additional shares sufficient to maintain their proportional ownership in the Company.

This transaction did not meet the criteria of a business combination within the guidelines of ASC 805—Business Combinations, and therefore was accounted for as an asset purchase. The transaction contained no contingent consideration and no liabilities were assumed contingent or otherwise. Accordingly, the assets acquired, all identifiable intangible assets, were recognized based on our costs of the assets acquired.

Due to the focus of our business on consumer items marketed through television infomercial spots and shopping channels, the Company believes there are strong synergies in owning and operating a web-based outlet for its own as well as other products. As with potential retail sales, customers who may not have initially purchased from a television spot could, when recognizing the product, reconsider and purchase the item. This provides the Company with a potentially higher return on our marketing expenditures. We believe this is particularly true on a well established web-site named “AsSeenOnTV.com.”

A summary of the total costs of the assets both under the initial May 27, 2011, binding letter agreement and the June 28, 2012, Asset Purchase Agreement were as follows:

Cash at closing	$1,620,000
May 2011 common shares issued	500,000
June 2012 common shares issued	257,500
Fair value of modified May 2011 warrants(*)	168,320
Fair value of June 2012 warrants	235,756
Additional cash payments and commitments	57,640
$2,839,216

———————

(*) includes approximately $6,000 related to warrant modification.

On August 9, 2012, we entered into a letter of intent with eDiets.com, Inc. for the acquisition of that company in a stock for stock transaction. On October 31, 2012, we entered into a definitive Agreement and Plan of Merger with eDiets.com, Inc. The terms of the Agreement Plan of Merger provide that we will issue 19,077,252 shares of our common stock to the stockholders of eDiets.com, Inc. in exchange for 100% of the outstanding shares of that company. The closing of the transaction is subject to a number of conditions precedent, including, but not limited to:

• the satisfactory completion of due diligence on each company by the other company,

• the effectiveness of a registration statement on Form S-4 which we will file with the Securities and Exchange Commission to register the shares of our common stock to be issued to the eDiets.com, Inc. stockholders, and

• requisite approval of the transaction by the stockholders of eDiets.com, Inc.

We are conducting our due diligence process and our target closing date for the transaction, assuming the satisfaction of the conditions precedent to closing, is within the next 90 to 120 days. However, as a result of the number of conditions precedent to close, investors should not place undue reliance on the execution of the letter of intent and there are no assurances that this transaction will ultimately be consummated.

In connection with this transaction, on September 7, 2012, the Company loaned eDiets.com $500,000 under the terms of a Senior Promissory Note. The Note bears interest at 12% per annum and matures ten business days following the earlier of the closing of the pending merger or December 31, 2012.

Revenue Generation

We generate revenues primarily from three channels: direct response sales of consumer products, sale of consumer products through a “live-shop” TV venue and ownership and operation of the URL AsSeenOnTV.com which operates as a web based outlet for the Company and other direct response businesses. In addition, the Company generates limited revenue through the production of infomercials for third parties and direct response related speaking engagements.

Inventors and entrepreneurs submit products or business concepts for our review. Once we identify a suitable product/concept we negotiate to obtain global marketing and distribution rights. These marketing and distribution agreements stipulate profit sharing, typically a royalty to the inventor or product owner. As of the date of this report, we have marketed several products with limited success.

Results of Operations for the Three Month and Six Month Periods Ended September 30, 2012 as Compared to the Three Months and Six Month Periods Ended September 30, 2011

A comparative summary of the source of our revenues generated for the periods presented is as follows:

	Three Months Ended September 30,				Six Months Ended September 30,
	2012		2011		2012		2011

Product sales	$538,331	84%	$195,476	76%	$881,955	85%	$508,080	68%
Speaking engagement fees	9,643	2%	33,520	13%	23,750	2%	45,681	6%
Infomercial production income	2,250	—	15,000	6%	44,750	4%	130,104	18%
Royalty fees	87,500	14%	14,499	5%	87,500	9%	60,518	8%
	$637,724	100%	$258,495	100%	$1,037,955	100%	$744,383	100%

As detailed above, for the three months and six months ended September 30, 2012, approximately 84% and 85% of our revenue, respectfully, was attributable to product sales of products for which we contracted marketing and distribution rights. While there can be no assurance, management believes that continuing to develop a marketing strategy based upon distributing developed products for which the Company has ownership or licensing rights, will ultimately prove a successful strategy. Due primarily to this increase in focus on product sales rather than infomercial productions for third parties, revenue increased 147% and 39% for the three month and six month periods ending September 30, 2012, over the comparable periods of the preceding year. The Company intends to continue to focus its efforts on the direct response marketing of identified products and shift its focus away from infomercial production.

The increase in royalty fees reflects minimum fees due the Company resulting from its acquisition of the AsSeenOnTV.com URL, completed in June 2012. While there can be no assurance, it is hoped that these royalty fees will increase in the future as web-related revenues for those utilizing our website increase.

Cost of Revenue

Cost of revenues for the three months ended September 30, 2012 totaled $549,480 or 86% of related revenues compared to 90% of revenues for the three months ended September 30, 2011. This reduction, while not significant, was due to a change in product mix between the periods to products which generally carry a higher margin.

Cost of revenues for the six months ended September 30, 2012, totaled $1,033,307 or 99% of related revenues compared to 92% for the comparable period of the preceding year. This decline in gross profit was also attributable to the product mix between periods. Often the test marketing of new products will indicate that a particular product is not well received through a direct response program and the project will be dropped. This industry wide practice can, and often does, result in the recognition of costs for a particular product in excess of related revenues.

Costs associated with product sales include the direct costs of purchasing the products marketed as well as fulfillment costs associated with the taking and shipment of orders, merchant discount fees and shipping and freight costs.

The Company does not manufacture any products in-house and relies on third-party suppliers, located primarily outside of the United States, for its inventory. Accordingly, our cost of products acquired for sale could vary significantly if fuel and transportation costs were to increase in the future.

Operating Expenses

Operating expenses, consisting of selling and marketing expenses and general and administrative expenses, increased for both the three month and six month periods ended September 30, 2012, over the comparable periods of the preceding year.

The increase in selling and marketing expense is directly attributable to the increase in product sales between the periods. General and administrative expenses increased during our second quarter of the current year to $974,164 over the second quarter of the previous year which totaled $886,086. The principal component of this increase was salaries and salary related expenses as the Company has increased its in-house marketing staff to promote and accommodate a 147% increase in revenues between the periods.

General and administrative expenses increased during the first six months of our fiscal year to $2,265,934 from $1,800,530 for the same period of the prior year, a 25% increase between the periods. As with the quarter-over-quarter increase, the largest single component was salaries and related expenses which increased approximately $200,000 between the periods, representing 43% of the total overall increase. Stock based compensation related to employee stock options remained relatively constant increasing to $135,108 from $123,426 for the prior year. Also included in the increase was insurance related expenses which totaled $89,082 during the current year compared to $28,900 for the six month period ending September 30, 2011. This increase totaling approximately $60,000 was due primarily to the Company’s implementation of an employee health insurance program and the increase in the general level of sales activity and requisite increase in the level of inventory related coverage.

General and administrative expenses declined as a percentage of revenue for both the three month and six month periods ending September 30, 2012, compared to the prior year periods as a result of the increase in sales not requiring a corresponding increase in related support and administrative expenditures. While there can be no assurance, we expect this trend to continue as the Company’s revenues increase in the future.

Other Income and Expenses

Other income for the quarter and six month periods ending September 30, 2012, totaled $13,226,142 and $3,899,843, respectively, compared to expense recognized of $11,237,772 and $10,702,382 for the comparable periods of the preceding year. The largest single component contributing to all these amounts was the income or expense recognized on the periodic revaluation of the fair value of financing related warrants outstanding at the end of each period that, based on their provisions, are carried as liabilities on the Company’s records. For the three month and six month periods ending September 30, 2012, we recognized income on periodic warrant revaluations of $14,012,087 and $4,683,436, respectively. These income amounts compare to expense recognized for comparable periods of the preceding year of $6,089,324 and $5,565,771, respectively. These periodic revaluations can, and most likely will, continue to result in significant, non cash, income or expense being recognized at the end of any given period depending on fluctuations in the market value of our stock on each reameasurement date.

Other income and expense for the three months and six months ended September 30, 2011, included a loss of extinguishment of debt of $2,950,513 and income of $61,677 and $209,351, respectively, which did not occur in the comparable periods of the current year.

Interest expense for all periods presented represents the accretion to interest expense of debt discounts and debt issuance costs associated with debt financings of the Company. Interest expense recognized for the three months and six months ended September 30, 2012, is primarily attributable to our $1,275,000 12% senior secured convertible note transaction which closed in September 2012. Interest expense recognized in the comparable periods in the prior year represented accretion attributable to a $750,000 convertible debenture issued in April 2011 and a $1,800,000 12% convertible debenture issued in August 2011. We anticipate recognizing the balance of unaccredited debt discount and debt issuance costs associated with our September 2012 financing, totaling approximately $778,000, in our upcoming third fiscal quarter.

Liquidity and Capital Resources

As of September 30, 2012, we had approximately $992,000 in cash and cash equivalents. The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate continuation as a going concern. We have sustained substantial operational losses since our inception, and such operational losses have continued through September 30, 2012 and have financed our operations primarily through the issuance of shares of our common stock and the issuance of convertible notes. At September 30, 2012, we had an accumulated deficit of approximately $15,830,000. The Company cannot predict how long it will continue to incur further losses or whether it will ever become profitable which is dependent upon the frequency and success of new and existing products. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty. Management believes the Company has sufficient cash resources to sustain operations through at least November 2013.

We have commenced implementing, and will continue to implement, various measures to address our financial condition, including:

•

Continuing to seek debt and equity financing and possible funding through strategic partnerships. However, there can be no assurances that the Company will be able to raise additional capital on favorable terms, or at all.

•

Curtailing operations where feasible to conserve cash through deferring certain of our marketing activities until our cash flow improves and we can recommence these activities with appropriate funding.

•

Investigating and pursuing transactions including mergers, and other business combinations and relationships deemed by the board of directors to present attractive opportunities to enhance stockholder value.

Net cash used in operating activities for the six months ending September 30, 2012 totaled $2,781,278. This use of cash was due in large part to increases in inventories and inventory related advances totaling $1,882,026. In addition, the Company increased prepaid expenses by $341,277. These uses of cash are directly related to increased sales levels and anticipated seasonal sales orders, particularly advance inventory orders for the Company’s heater program, anticipated to launch in our third fiscal quarter.

Cash used in investing activities during the six months ending September 30, 2012 totaled $2,069,450 and included a $500,000 loan in the form of a note receivable from eDiets.com, Inc. made in connection with a pending merger transaction and $1,565,525 paid in connection with our intangible asset purchase of AsSeenOnTV.com in June 2012. Both expenditures are related to transactions the Company views as strategic; the AsSeenOnTV URL providing a royalty stream and the pending eDiet transaction offering a potential significant increase in revenues as well as diversification within the direct response markets.

On November 14, 2012 the Company sold 61 Units consisting of 71,500 shares of our common stock and warrants to purchase 35,750 shares of Common Stock at an initial exercise price of $0.80 per share. Each Unit was sold at a price of $50,050 per Unit. The Company sold and aggregate of 4,361,550 shares of common stock and 2,180,775 warrants and received gross proceeds of $3,053,085. Gross proceeds from the offering include fees to a registered broker dealer acting as placement agent.

The sale of the Units was a Qualified Financing and triggered the automatic conversion of the 12% Senior Secured Convertible Notes, which converted into an aggregate of 2,190,140 shares of common stock and warrants to purchase an aggregate of 1,095,070 shares of common stock, exercisable at $0.80 per share. The warrants are exercisable for period of three years. The terms of the Units also triggered a weighted average-ratchet anti-dilution adjustment on the outstanding 2012 Bridge Warrants.

The Company has agreed to advance up to $1,500,000 to eDiets from the net proceeds of the Units sold. Such advances shall be made under terms substantially the same as the eDiets note.

During September 2012 we completed a private placement of 12% Senior Secured Convertible Notes (the “Notes”) in the aggregate principal amount of $1,275,000. The Notes were issued to 11 accredited investors and bear interest at a rate of 12% per annum and are payable on the “Maturity Date” defined below. Principal and accrued interest on the Notes will automatically convert into equity securities identical to those sold to investors in the Company’s next offering (the “Next Round Equity Securities”) of at least $3 million of gross proceeds of equity or equity linked securities (excluding the principal amount under the Notes) that is consummated during the term of the Notes (a “Qualified Financing”) at a conversion price equal to 85% of the Next Round Equity Securities (the “Conversion Price”). The Notes are due and payable on March 20, 2013 (the “Maturity Date”). In the event a Qualified Financing is not consummated on or before the Maturity Date, the entire principal amount of the Notes, along with all accrued interest thereon, shall, at the option of the holder, be convertible into the Company’s Common Stock at a conversion price equal to the average daily volume weighted average price (“VWAP”) of the Common Stock for the 10 trading days immediately preceding the Maturity Date on the trading market on which the Common Stock is then listed or quoted at a 20% discount.

The indebtedness evidenced by the Notes is senior to, and have priority in right of payment over, all indebtedness of Company now outstanding. Each Investor also received a Warrant exercisable for a period of three years to purchase a number of shares of the Company’s Common Stock equal to the quotient obtained by dividing 50% of the principal amount of the Note held by the holder by the conversion price of the Note. Notwithstanding the foregoing, if a Qualified Financing does not occur on or before the Maturity Date of the Note, then the number of Warrant Shares shall be equal to the quotient obtained by dividing 50% of the principal amount of the Note held by the holder by the average VWAP of the Common Stock measured for the 10 day period immediately preceding the Maturity Date of the Notes. The initial exercise price of the Warrants is $0.80 per share, subject to adjustment. Furthermore, the Warrants contain certain cashless exercise rights if after the 6 month anniversary of the initial exercise date of each Warrant there is no effective registration statement registering for the resale of the shares underlying the Warrants. The Warrants also provide for weighted average ratchet anti-dilution protection.

In connection with the issuance of the Notes, Company engaged a registered broker dealer, to act as the Company’s exclusive agent for the offering and paid a cash placement fee equal to 10% of the aggregate gross proceeds from the sale of Notes sold to investors. As additional compensation, the Company issued to the placement agent, for nominal consideration, common stock purchase warrants equal to 10% of the number of shares of Common Stock issuable upon conversion of the Notes at an exercise price equal to $0.80 per share. The warrants provide the holder thereof with immediate cashless exercise rights and “weighted average” price protection right consistent with the terms of the Warrants and are exercisable for three years.

We received net proceeds of approximately $1,117,825 after payment of an aggregate of $127,500 of commissions and expense allowance to National, and approximately $29,675 of other offering and related costs in connection with the private placement.

In connection with this transaction, the Company recognized a total debt discount of $1,249,793, comprised of a recognized beneficial conversion feature of $533,032 and the fair value of detachable warrants totaling $458,825. As the notes will automatically convert into a planned Qualified Financing, the discount is being accreted to interest expense over a two month period. Accordingly, we recognized $625,000 in related interest as of September 30, 2012.

In addition, in connection with our $1,275,000 funding, we recognized $305,412 in related debt issuance costs. As the notes will automatically convert into a planned Qualified financing, the costs are being accreted to interest expense over a two month period. We recognized $152,000 in related interest expense as of September 30, 2012.

In August 2011, the Company raised gross proceed of $1,800,000 through the private placement issuance of a series of 12% convertible debentures. The debentures were convertible into common stock and warrants. In October 2011 the Company, entered into and consummated a securities purchase agreement with certain accredited investors for the private sale of 243.1 units at $50,000 per unit. Each unit consisted of (i) 62,500 shares of common stock, and (ii) warrants to purchase 62,500 shares of common stock at an initial exercise price of $1.00 per share. The Company received gross proceeds of $12,155,000 and issued an aggregate of 15,194,695 shares of common stock and 15,193,750 warrants to the investors pursuant to the securities purchase agreement. In November 2011, the Company sold an additional 6.9 Units under the securities purchase agreement, receiving an additional $345,000 in gross proceeds, issuing an additional aggregate of 431,250 shares of common stock and 431,250 warrants to investors. The October 28, 2011, and November 18, 2011, closings brought the total raised under the securities purchase agreement to $12,500,000.

On May 27, 2011 and June 15, 2011, the Company and approximately twenty accredited investors entered into a securities purchase agreement and completed a closing of a private offering of 292,500 shares of the Company’s common stock and three series of warrants to purchase up to 585,000 shares of common stock, in the aggregate, for aggregate gross proceeds of $1,170,000. The Company sold the shares at an initial purchase price of $4.00 per share, which may be adjusted downward, but not to less than $2.00 per share, under certain circumstances. In addition to the shares, the Company issued: (i) Series A common stock purchase warrants to purchase up to 292,500 shares of common stock at an exercise price of $3.00 per share; (ii) Series B common stock purchase warrants to purchase up to 146,250 shares of common stock at an exercise price of $5.00 per share and (iii) Series C common stock purchase warrants to purchase up to 146,250 shares of common stock at an exercise price of $10.00 per share.

In April 2011, we consummated the issuance and sale of $750,000 in aggregate principal amount of convertible debentures. The Company paid $90,000, plus warrants with a fair value of approximately $284,000, in issuance costs related to these debentures. The convertible debentures have no stated interest rate. The debentures were convertible at $4.00 per share, subject to adjustment, and matured on December 1, 2011, unless earlier exchanged or converted. On October 28, 2011 the note holders converted their investment into our October 2011 $12,500,000 financing, receiving 1,171,875 shares of common stock and warrants to purchase 1,171,875 shares of common stock exercisable at $1.00 per share.

Commitments

On January 20, 2010, the Company entered into a 38-month lease agreement for our 10,500 square foot headquarters facility in Clearwater, Florida. Terms of the lease provide for base rent payments of $6,000 per month for the first six months; a base rent of $7,500 per month for the next 18 months and $16,182 per month from January 2012 through February 2013. The increase in minimum rental payments over the lease term is not dependent upon future events or contingent occurrences. In accordance with the provisions of ASC 840 - Leases, the Company recognized lease expenses on a straight-line basis, which total $10,462 per month over the lease term.

On February 1, 2012, the Company entered into a new 36-month lease agreement on our existing headquarters facility. Terms of the lease provide for a base rent payments of $7,875 per month for the first twelve months, increasing 3% per year thereafter. The lease contains no provisions for a change in the base rent based on future events or contingent occurrences. In accordance with the provisions ASC 840-Leases, the Company is recognizing lease expenses on a straight-line basis, which total $8,114 per month over the lease term. In connection with the entering into the new leases, the Company recognized income of approximately $71,000 attributable to the recovery of the deferred rent obligation under the previous lease and wrote-off to lease expense $12,420 in security deposits attributable to the prior lease.

The following is a schedule by year of future minimum rental payments required under our lease agreement on September 30, 2012:

Operating Leases
Year 1	$96,626
Year 2	99,525
Year 3	25,064
Year 4	—
Year 5	—
$221,215

Base rent expense recognized by the Company, all attributable to its headquarters facility, totaled $24,342 and $48,684 for the three month and six month periods ending September 30, 2012, respectively and $31,386 and $62,722 for the three month and six month periods ending September 30, 2011, respectively.

Critical Accounting Policies and Estimates

We prepare our financial statements in accordance with accounting principles generally accepted in the United States. We are required to make estimates and judgments in preparing our financial statements that affect the reported amounts of our assets, liabilities, revenue and expenses. We base our estimates on our historical experience to the extent practicable and on various other assumptions that we believe are reasonable under the circumstances and at the time they are made. If our assumptions prove to be inaccurate or if our future results are not consistent with our historical experience, we may be required to make adjustments in our policies that affect our reported results. Our most critical accounting policies and estimates include our allowance for doubtful accounts, share based compensation and estimated sales returns. We also have other key accounting policies that are less subjective and therefore, their application would not have a material impact on our reported results of operations. The following is a discussion of our most critical policies, as well as the estimates and judgments involved.

Revenue Recognition

We recognize revenue from product sales in accordance with FASB ASC 605 — Revenue Recognition. Following agreements or orders from customers, we ship product to our customers often through a third party facilitator. Revenue from product sales is only recognized when substantially all the risks and rewards of ownership have transferred to our customers, the selling price is fixed and collection is reasonably assured. Typically, these criteria are met when our customers order is received by them and we receive acknowledgment of receipt by a third party shipper.

The Company has a return policy whereby the customer can return any product within 60-days of receipt for a full refund, excluding shipping and handling. However, historically the Company has accepted returns past 60-days of receipt. The Company provides an allowance for returns based upon specific product warranty agreements and past experience and industry knowledge. All significant returns for the periods presented have been offset against gross sales. The Company also provides a reserve for warranty, which is not significant and is included in accrued expense.

Share-Based Payments and Warrants

We recognize share-based compensation expense on stock option awards. Compensation expense is recognized on that portion of option awards that are expected to ultimately vest over the vesting period from the date of grant. Options granted vest over their requisite service periods as follows: 6 months (50% vesting); 12 months (25% vesting) and 18 months (25% vesting). We granted no stock options or other equity awards which vest based on performance or market criteria. We had applied an estimated forfeiture rate of 10% to all share-based awards, which represents that portion we expected would be forfeited over the vesting period. We reevaluate this analysis periodically and adjust our estimated forfeiture rate as necessary.

We utilized the Black-Scholes option pricing model to estimate the fair value of our stock options and warrants. Calculating share-based compensation expense requires the input of highly subjective judgment and assumptions, including estimates of expected life of the award, stock price volatility, forfeiture rates and risk-free interest rates. The assumptions used in calculating the fair value of share-based awards represent our best estimates, but these estimates involve inherent uncertainties and the application of management judgment. As a result, if factors change and we use different assumptions, our share-based compensation expense could be materially different in the future.

Subsequent Events

See footnote 15 to the notes to the Unaudited Condensed Consolidated Financial Statements included in this report.

Off Balance Sheet Arrangements

None.

Quantitative and Qualitative Disclosures about Market Risk

Not applicable to smaller reporting companies.

Recent Accounting Pronouncements

For a discussion of new accounting pronouncements affecting the Company, refer to Note 4 to the Condensed Consolidated Financial Statements.

ITEM 3.   QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable to smaller reporting companies.

ITEM 4.   CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

Our management initially carried out an evaluation with the participation of our Chief Executive Officer and Chief Financial Officer who serve as our principal executive officer and principal financial and accounting officer, required by Rule 13a-15 of the Securities Exchange Act of 1934 (the “Exchange Act”) of the effectiveness of our disclosure controls and procedures as defined in Rule 13a-15(e) under the Exchange Act.

Based on this initial evaluation, our Chief Executive Officer and Chief Financial Officer concluded that as of September 30, 2012, our disclosure controls and procedures were effective such that the information relating to our company required to be disclosed in our SEC reports (i) is recorded processed, summarized and reported within the time periods specified in SEC rules and forms a (ii) is accumulated and communicated to our management to allow timely decisions regarding required disclosures.

Subsequent to the date of this initial evaluation, and as described in Note 2 to this report, our management determined an error existed in our unaudited financial statements at September 30, 2012 and for the three and six months then ended which caused us to restate our financial statements for those periods. This error resulted from a failure to identify and account for the expiration of the down round anti-dilution provision used in determining the amount of a warrant liability. As a result of this error, our management, including our Chief Executive Officer and Chief Financial Officer, have subsequently concluded that our disclosure controls and procedures were not effective at September 30, 2012 so as to ensure that the information relating to our company required to be disclosed in our SEC reports (i) is recorded processed, summarized and reported within the time periods specified in SEC rules and forms a (ii) is accumulated and communicated to our management to allow timely decisions regarding required disclosures. Following the discovery of this accounting error we have added additional procedures which we believe will remediate this weakness in our disclosure controls and procedures in future periods.

Changes in Internal Controls over Financial Reporting

There were no changes in our internal control over financial reporting as defined in Rule 13a-15(f) under the Exchange Act that occurred during the period covered by this report that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

PART II.–OTHER FINANCIAL INFORMATION

ITEM 1.   LEGAL PROCEEDINGS.

On August 9, 2012 the Company entered into a letter of intent with eDiets.com, Inc. for the acquisition of that company in a stock for stock transaction. On October 31, 2012, we entered into a definitive Agreement and Plan of Merger with eDiets.com, Inc. The terms of the Agreement Plan of Merger provide that we will issue 19,077,252 shares of our common stock to the stockholders of eDiets.com, Inc. in exchange for 100% of the outstanding shares of that company. The closing of the transaction is subject to a number of conditions precedent. In connection with the proposed merger, on September 10, 2012, the Company received notice of a complaint filed by a shareholder of eDiets in Broward County, Florida against eDiets, members of the board of directors of eDiets and the Company, alleging that eDiets breached its fiduciary duty to its shareholders by entering into the merger agreement for inadequate consideration. The Company intends to vigorously defend the action and believes the claim to be without merit.

From time to time, we are periodically a party to or otherwise involved in legal proceedings arising in the normal and ordinary course of business. As of the date of this report, we are not aware of any other proceeding, threatened or pending, against us which, if determined adversely, would have a material effect on our business, results of operations, cash flows or financial position.

ITEM 1A. RISK FACTORS

Not applicable to smaller reporting companies.

ITEM 2.   UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

Except to those unregistered securities previously disclosed in reports filed with the Securities and Exchange Commission, during the period covered by this report, we have sold no other securities without registration under the Securities Act of 1933, as amended.

ITEM 3.   DEFAULTS UPON SENIOR SECURITIES

None.

ITEM 4.   MINE SAFETY DISCLOSURE

None.

ITEM 5.   OTHER INFORMATION

None.

ITEM 6.   EXHIBITS

Exhibit Number	Description
2.1	Agreement and Plan of Merger effective May 28, 2010 (1)
2.2	Agreement and Plan of Merger dated 31, 2012 (17)
3.1	Articles of Incorporation (2)
3.2	Amendment to Articles of Incorporation dated April 18, 2008 (2)
3.3	Amendment to Articles of Incorporation dated August 5, 2010 (increase in authorized common stock) (16)
3.4	Amendment to Articles of Incorporation effective October 28, 2011 (name change and reverse split) (11)
3.5	Bylaws (2)
4.1	Form of Series A, B and C Warrant 2010 (1)
4.2	Form of Placement Agent Warrant 2010 (1)
4.3	Convertible Promissory Note issued to Steven Rogai (1)
4.4	Form of Series A-1, B-1 and C-1 Warrant (14)
4.5	Convertible Debenture dated April 8, 2011(5)
4.5.1	Amendment to Convertible Debenture dated April 8, 2011 (10)
4.6	Form of Convertible Debenture issued August 29, 2011 (10)
4.7	Form of Warrant issued August 29, 2011 (10)
4.8	Form of Warrant issued under Securities Purchase Agreement dated October 28, 2011 (11)
4.9	Form of Placement Agent Warrant issued under Securities Purchase Agreement dated October 28, 2011 (11)

4.10		Form of Common Stock Warrant issued under Securities Purchase Agreement dated October 28, 2011 (11)
4.11		Form of 12% Senior Secured Convertible Note (16)
4.12		Form of Warrant (16)
4.13		Form of Placement Agent Warrant (16)
10.1.1		Services Agreement with Kevin Harrington (8)
10.1.2		Employment Agreement with Steve Rogai (8)
10.1.3		Employment Agreement with Dennis Healey (8)
10.1.4		Form of Independent Director Agreement (8)
10.1.5		Form of Lock Up Agreement (8)
10.2		Executive Equity Incentive Plan (3)
10.3		Non Executive Equity Incentive Plan (3)
10.5		Form of 2010 Private Placement Subscription Agreement (14)
10.6		Form of October 2010 Private Placement Subscription Agreement (14)
10.6		Infomercial Production and Brand License Agreement (7)
10.8		Securities Purchase Agreement dated April 11, 2011 (5)
10.9		Securities Purchase Agreement dated May 27, 2011 (6)
10.10		Severance, Consulting and Release Agreement dated March 23, 2011 (14)
10.11		Securities Purchase Agreement effective August 29, 2011 (10)
10.12		Notice, Consent, Amendment and Waiver Agreement between the Company and a majority of the Purchasers under the Securities Purchase Agreement dated May 27, 2011, effective August 29, 2011 (10)
10.13		Securities Purchase Agreement dated October 28, 2011 (11)
10.14		Binding Letter Agreement dated May 27, 2011 (12)
10.15		Stratcon Partners, LLC Agreement dated December 6, 2011 (13)
10.16		Purchasing and Marketing Agreement with Presser Direct(14)
10.17		Securities Purchase Agreement dated September 7, 2012 (16)
10.18		Security Agreement dated September 7, 2012 (16)
10.19		Convertible Note dated September 6, 2012, payable to As Seen On TV, Inc. (15)
21.1		List of subsidiaries of the Company (14)
31.1		Certification Pursuant to Rule 13a-14(a) (Provided herewith)
31.2		Certification Pursuant to Rule 13a-14(a)/15d-14(a) (Provided herewith)
32.1		Certification Pursuant to Section 1350 (Provided herewith)
32.2		Certification Pursuant to Section 1350 (Provided herewith)
101.INS	*	XBRL Instance Document
101.SCH	*	XBRL Taxonomy Extension Schema Document
101.CAL	*	XBRL Taxonomy Calculation Linkbase Document
101.DEF	*	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	*	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	*	XBRL Taxonomy Extension Presentation Linkbase Document

———————

* These exhibits are not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that section. Such exhibits will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that we incorporate them by reference.

(1)	Incorporated by reference to Form 8-K dated May 28, 2010 filed on June 4, 2010.
(2)	Incorporated by reference to Registration Statement on Form S-1 Registration Statement filed April 24, 2008 (333-150419).
(3)	Incorporated by reference to Schedule 14C Definitive Information Statement filed on July 8, 2010.
(4)	Incorporated by reference to Form 10-Q Quarterly Report for the period ended December 31, 2010.
(5)	Incorporated by reference to Form 8-K dated April 11, 2011 filed on April 15, 2011.
(6)	Incorporated by reference to Form 8-K dated May 27, 2011 filed on June 8, 2011.
(7)	Incorporated by reference to Form 10-K Annual Report for the year ended March 31, 2011.
(8)	Incorporated by reference to Form 8-K dated October 28, 2011 filed on November 3, 2011.
(9)	Incorporated by reference to the Company’s Definitive Information Statement filed on September 19, 2011.
(10)	Incorporated by reference to Form 8-K dated August 29, 2011 filed on August 31, 2011.
(11)	Incorporated by reference to Form 8-K dated November 18, 2011 as filed on November 21, 2011.
(12)	Incorporated by reference to Form 8-K dated May 27, 2011 filed on June 3, 2011.
(13)	Incorporated by reference to Form 8-K dated December 6, 2011 filed on December 12, 2011.
(14)	Incorporated by reference to Form S-1 Registration Statement (333-170778).
(15)	Previously filed on Form 8-K Current Report filed on September 13, 2012.
(16)	Previously filed on Form 8-K filed on September 25, 2012
(17)	Previously filed on Form 8-K filed on November 1, 2012.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 19, 2013

As Seen On TV, Inc.

/s/ STEVEN ROGAI
Steven Rogai,
Chief Executive Officer

/s/ DENNIS W. HEALEY
Dennis W. Healey
Chief Financial Officer
(Principal Financial Officer)